Exhibit 10.1

SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

AIMCO PROPERTIES, L.P.

a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”),

OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,

TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP

AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM

AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT

THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE

EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER

APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

v

SIXTH AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.

THIS SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., as amended and restated as of [DATE OF SPIN-OFF] (the “Amendment Date”), is entered into by and among Apartment Income REIT Corp., a Maryland corporation (the “Previous General Partner”), REIT Sub 1, REIT Sub 2 (REIT Sub 1, together with REIT Sub 2 and the Previous General Partner (solely in respect of its status as a Limited Partner), the “Special Limited Partners”), AIMCO-GP, Inc., a Delaware corporation, and the other Limited Partners (as defined below).

WHEREAS, AIMCO-GP, Inc., in its capacity as the general partner, has obtained, to the extent required under the Fifth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., Consent of the Limited Partners, and approved an amendment and restatement of the Agreement of Limited Partnership of AIMCO Properties, L.P. on the terms set forth herein; and

WHEREAS, the Preferred Return (as defined in the Fifth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.) was an amount equal to zero as of immediately prior to the effectiveness of the restatement of this Agreement on the Amendment Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3A hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account Deficit” means, with respect to any Holder, the deficit balance, if any, in such Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)    decrease such deficit by any amounts that such Holder is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Holder’s Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)    increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i)    the Previous General Partner (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)    the Previous General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii)    the Previous General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the Previous General Partner, the General Partner and/or the Special Limited Partners pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Notwithstanding the foregoing, in the event of any transaction described above with respect to REIT Shares that would otherwise require an adjustment to the Adjustment Factor, no such adjustment shall be made if the Partnership concurrently effects a similar and proportional transaction with respect to the Partnership Common Units. If the Previous General Partner makes an Elective Dividend, no adjustment to the Adjustment Factor shall be made if the Partnership concurrently makes a distribution to Holders of Partnership Common Units in an amount per Unit consisting of either (x) (i) a number of Partnership Common Units (or fraction thereof) equal to the aggregate number of REIT Shares paid as a dividend with respect to all REIT Shares, divided by the total number of REIT Shares outstanding as of the record date for such dividend, and (ii) cash in an amount equal to the aggregate amount of cash paid as a dividend with respect to all REIT Shares, divided by the total number of REIT Shares outstanding as of the record date for such dividend, or (y) cash in an amount equal to the aggregate value, as determined in good faith by the General Partner, of both the REIT Shares and the cash paid as a dividend with respect to all REIT Shares, divided by the total number of REIT Shares outstanding as of the record date for such dividend (the portion of such cash amount in clause (y) that is attributable to the value of the REIT Shares paid as a dividend is referred to herein as the “Elective Dividend Cash Payment”). For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit B attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Sixth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., as it may be amended, supplemented or restated from time to time.

“AIR Partners” means the Previous General Partner and its Subsidiaries, excluding the Partnership and its Subsidiaries.

“AIR Partners Sharing Percentage” means a percentage equal to 100% minus the Non-AIR Holders Sharing Percentage.

“Amendment Date” has the meaning set forth in the preamble hereto.

“Applicable Percentage” has the meaning set forth in Section 8.6B hereof.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom one or more Partnership Common Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i)    the sum, without duplication, of:

(1)    the Partnership’s Net Income or Net Loss (as the case may be) for such period,

(2)    Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

(3)    the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

(4)    the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

(5)    all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii)    less the sum, without duplication, of:

(1)    all principal debt payments made during such period by the Partnership,

(2)    capital expenditures made by the Partnership during such period,

(3)    investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,

(4)    all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

(5)    any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

(6)    the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion,

(7)    any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units including, without limitation, any Cash Amount paid, and

(8)    any Elective Dividend Cash Payment.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Denver, Colorado, Los Angeles, California or New York, New York are authorized or required by law to close.

“Capital Account” means, with respect to any Holder, the Capital Account maintained by the General Partner for such Holder on the Partnership’s books and records in accordance with the following provisions:

(a)    To each Holder’s Capital Account, there shall be added such Holder’s Capital Contributions, such Holder’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Partnership liabilities assumed by such Holder or that are secured by any property distributed to such Holder.

(b)    From each Holder’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Holder pursuant to any provision of this Agreement, such Holder’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Holder assumed by the Partnership or that are secured by any property contributed by such Holder to the Partnership.

(c)    In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d)    In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)    The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General

Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Holder without such Holder’s Consent. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Holders and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership pursuant to Section 4.1, 4.2 or 4.3 hereof or is deemed to contribute pursuant to Section 4.4 hereof.

“Cash Amount” means the lesser of (a) an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date or (b) in the case of a Declination followed by a Public Offering Funding, the Public Offering Funding Amount.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Charter” means the Articles of Amendment and Restatement of the Previous General Partner filed with the Maryland State Department of Assessments and Taxation on [DATE OF SPIN-OFF], as amended, supplemented or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific Section or Sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Previous General Partner or any corporation that is then a Subsidiary of the Previous General Partner.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Limited Partners, in their reasonable discretion.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Code Section 708).

“Controlled Entity” means, as to any Limited Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Limited Partner or such Limited Partner’s Family Members, (b) any trust, whether or not revocable, of which such Limited Partner or such Limited Partner’s Family Members are the sole beneficiaries, (c) any partnership of which such Limited Partner is the managing partner and in which such Limited Partner or such Limited Partner’s Family Members hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Limited Partner is the manager and in which such Limited Partner or such Limited Partner’s Family Members hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Controlling Person” means any Person, whatever his or her title, who performs executive or senior management functions for the General Partner or its Affiliates similar to those of directors, executive management and senior management, or any Person who either holds a two percent (2%) or more equity interest in the General Partner or its Affiliates, or has the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract or otherwise, or, in the absence of a specific role or title, any Person having the power to direct or cause the direction of the management-level employees and policies of the General Partner or its Affiliates. It is not intended that every Person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of “Controlling Person.”

“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Declination” has the meaning set forth in Section 8.6D hereof.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Designated Individual” has the meaning set forth in Section 10.4A hereof.

“Designated Parties” means the Persons designated on Exhibit C attached hereto. The General Partner may, in its sole and absolute discretion, amend Exhibit C to add Persons to be designated as Designated Parties.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Effective Date” means July 29, 1994.

“Elective Dividend” means a dividend paid by the Previous General Partner in which stockholders may elect to receive cash or REIT Shares.

“Elective Dividend Cash Payment” has the meaning set forth in the definition of “Adjustment Factor.”

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers, sisters and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

“Fiscal Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Funding Debt” means any Debt incurred by or on behalf of the Previous General Partner, the General Partner or the Special Limited Partners for the purpose of providing funds to the Partnership.

“General Partner” means AIMCO-GP, Inc., a Delaware corporation, and its successors and assigns, as the general partner of the Partnership in their capacities as general partner of the Partnership.

“General Partner Interest” means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.

“General Partner Loan” has the meaning set forth in Section 4.3D hereof.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)    The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner and agreed to by the contributing Partner. In any case in which the General Partner and the contributing Partner are unable to agree as to the gross fair market value of any contributed asset or assets, such gross fair market value shall be determined by Appraisal.

(b)    The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), clause (iv) or clause (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i)    the acquisition of an interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution or in exchange for services provided to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a Partner, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii)    the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii)    the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv)    upon the admission of a successor General Partner pursuant to Section 12.1 hereof; and

(v)    at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)    The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d)    The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)    If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for federal income tax purposes.

“Imputed Underpayment Amount” has the meaning set forth in Section 10.4D hereof.

“Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the Previous General Partner or the General Partner or (B) a director of the Previous General Partner or the General Partner or an officer or employee of the Partnership or the Previous General Partner or the General Partner and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Independent Director” means a member of the Board of Directors of the Previous General Partner who is not a Company Employee or a Partnership Employee.

“Interest” means interest, original issue discount and other similar payments or amounts paid by the Partnership for the use or forbearance of money.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Limited Partner” means the Special Limited Partners and any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidator” has the meaning set forth in Section 13.2A hereof.

“Majority in Interest of the Limited Partners” means Limited Partners (other than (i) the Special Limited Partners and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the (a) General Partner or (b) any REIT as to which the General Partner is a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2))) holding more than fifty percent (50%) of the outstanding Voting Units held by all Limited Partners (other than (i) the Special Limited Partners and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the General Partner or (b) any REIT as to which the General Partner is a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2))).

“Net Income” or “Net Loss” means, for each Fiscal Year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)    Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)    Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)    In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)    Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)    In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(f)    To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)    Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New LP Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of New LP of Previous Public Parent or any entity that is then a Subsidiary of New LP of Previous Public Parent.

“New LP of Previous Public Parent” means Aimco OP L.P.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding Preferred Shares and grants under the Previous General Partner’s Stock Option Plans, or (ii) any Debt issued by the Previous General Partner that provides any of the rights described in clause (i).

“Non-AIR Holder” means any Holder other than any of the AIR Partners.

“Non-AIR Holders Sharing Percentage” means a percentage equal to 1%, multiplied by a fraction, (i) the numerator of which shall be the number of issued and outstanding Partnership Common Units held by Non-AIR Holders on the applicable record date or date of determination, and (ii) the denominator of which shall be the number of issued and outstanding Partnership Common Units held by Non-AIR Holders on the Amendment Date.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit D attached to this Agreement.

“Optionee” means a Company Employee, Previous Public Parent Employee, Partnership Employee, New LP Employee, Independent Director or Previous Public Parent Director to whom a stock option is granted under the Previous General Partner’s Stock Option Plans.

“Original Limited Partners” means the Persons listed as the Limited Partners on Exhibit A originally attached to this Agreement, without regard to any amendment thereto, and does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person.

“Ownership Limit” means the applicable restriction on ownership of shares of the Previous General Partner imposed under the Charter.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Audit Rules” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and any successor statutes thereto or the Treasury Regulations or other authoritative guidance promulgated thereunder.

“Partnership Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement. The ownership of Partnership Common Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by the form of certificate for Partnership Common Units attached hereto as Exhibit E.

“Partnership Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership, or any entity that is then a Subsidiary of the Partnership.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Preferred Unit” means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Representative” has the meaning set forth in Section 10.4A hereof.

“Partnership Subsidiary” means any partnership or limited liability company in any unbroken chain of partnerships or limited liability companies beginning with the Partnership if each of the partnerships or limited liability companies beginning with the Partnership if each of the partnerships or limited liability companies other than the last partnership or limited liability company in the unbroken chain then owns more than fifty percent (50%) of the capital or profits interests in one of the other partnerships or limited liability companies. “Partnership Subsidiary” shall also mean any corporation in which the Partnership and/or any Partnership Subsidiary owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

“Partnership Unit” shall mean a Partnership Common Unit, a Partnership Preferred Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 hereof.

“Partnership Unit Designation” shall have the meaning set forth in Section 4.2 hereof.

“Percentage Interest” means, as to each Partner, its interest in the Partnership Units as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding.

“Permitted Transfer” has the meaning set forth in Section 11.3A hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” has the meaning set forth in Section 11.3A hereof.

“Preferred Return” means, with respect to each Partnership Common Unit on a specified Partnership Record Date, an amount equal to zero on the Amendment Date (or, if later, the date such Partnership Common Unit is issued), and increased cumulatively on each Partnership Record Date on which such Unit is outstanding by an amount equal to the cash dividends per REIT Share, if any, paid by the Previous General Partner to holders of REIT Shares for which the record date is on such Partnership Record Date or any other date subsequent to the immediately preceding Partnership Record Date, in each case, multiplied by the Adjustment Factor in effect on such date; provided, however, that for each Partnership Common Unit issued after the Amendment Date, the increase that shall occur in accordance with the foregoing on the first Partnership Record Date that occurs on or after the date on which such Partnership Common Unit was first issued shall be the foregoing amount, multiplied by a fraction, the numerator of which is the number of days that such Partnership Common Unit was outstanding up to and including such first Partnership Record Date, and the denominator of which is the total number of days in the period from but excluding the immediately preceding Partnership Record Date to and including such first Partnership Record Date. In the case of an Elective Dividend, the amount of the cash dividend per REIT Share shall be calculated by dividing the aggregate amount of cash paid to all stockholders by the total number of REIT Shares outstanding as of the record date for the Elective Dividend.

“Preferred Return Shortfall” means, for any Partnership Common Unit, and as of any specified date, the amount (if any) by which (i) the Preferred Return with respect to such Partnership Common Unit as of such specified date, exceeds (ii) the aggregate amount distributed with respect to such Partnership Common Unit after the Amendment Date and prior to such specified date pursuant to Section 5.1A, but excluding any Elective Dividend Cash Payment.

“Preferred Share” means a share of capital stock of the Previous General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

“Previous General Partner” has the meaning set forth in the Preamble hereof.

“Previous General Partner’s Stock Option Plans” means any stock option or equity incentive or award plan adopted by the Previous General Partner.

“Previous Public Parent” means Apartment Investment and Management Company, a Maryland corporation.

“Previous Public Parent Director” means any member of the Board of Directors of the Previous Public Parent who is not a Previous Public Parent Employee or New LP Employee.

“Previous Public Parent Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Previous Public Parent or any Subsidiary of the Previous Public Parent.

“Primary Offering Notice” has the meaning set forth in Section 8.6F(4) hereof.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

“Public Offering Funding” has the meaning set forth in Section 8.6D(2) hereof.

“Public Offering Funding Amount” means the dollar amount equal to (i) the product of (x) the number of Registrable Shares sold in a Public Offering Funding and (y) the public offering price per share of such Registrable Shares in such Public Offering Funding, less (ii) the aggregate underwriting discounts and commissions in such Public Offering Funding.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) an Original Limited Partner, (b) an Additional Limited Partner, (c) a Designated Party that is either a Substituted Limited Partner or an Assignee, (d) a Family Member, or a lending institution as the pledgee of a Pledge, who is the transferee in a Permitted Transfer or (e) with respect to any Notice of Redemption delivered to the General Partner within the time period set forth in Section 11.3A(4) hereof, a Substituted Limited Partner succeeding to all or part of the Limited Partner Interest of (i) an Original Limited Partner, (ii) an Additional Limited Partner, (iii) a Designated Party that is either a Substituted Limited Partner or an Assignee or (iv) a Family Member, or a lending institution who is the pledgee of a Pledge, who is the transferee in a Permitted Transfer.

“Redeemable Units” means those Partnership Common Units issued to the Original Limited Partners as of the Effective Date together with such additional Partnership Common Units that, after the Effective Date, may be issued to Additional Limited Partners pursuant to Section 4.2 hereof.

“Redemption” has the meaning set forth in Section 8.6A hereof.

“Registrable Shares” has the meaning set forth in Section 8.6D(2) hereof.

“Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3B(7) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Partner” means (a) a Partner that is, or has made an election to qualify as, a REIT, including each of the Special Limited Partners; (b) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of any Partner that is, or has made an election to qualify as, a REIT and (c) any Partner, including, without limitation, the General Partner, that is a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of a REIT.

“REIT Payment” has the meaning set forth in Section 15.11 hereof.

“REIT Requirements” has the meaning set forth in Section 5.1 hereof.

“REIT Share” means a share of the Previous General Partner’s Class A Common Stock, par value $.01 per share. Where relevant in this Agreement, “REIT Shares” includes shares of the Previous General Partner’s Class A Common Stock, par value $.01 per share, issued upon conversion of Preferred Shares.

“REIT Shares Amount” means, with respect to any Tendered Units and as of any Valuation Date, a number of REIT Shares equal to the sum of (x) the product of (a) the number of Tendered Units, and (b) the Adjustment Factor, and (y) the quotient obtained by dividing (i) the aggregate Preferred Return Shortfall applicable to such Tendered Units by (ii) the Value of a REIT Share (all calculated as of such Valuation Date); provided, however, that, in the event that the Previous General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Previous General Partner’s shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the Previous General Partner in good faith.

“REIT Sub 1” means AIR REIT Sub 1, LLC, a Delaware limited liability company that has elected to be treated as a corporation and will elect to be treated as a REIT for U.S. federal income tax purposes.

“REIT Sub 2” means AIR REIT Sub 2, LLC, a Delaware limited liability company that has elected to be treated as a corporation and will elect to be treated as a REIT for U.S. federal income tax purposes.

“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the Previous General Partner’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Single Funding Notice” has the meaning set forth in Section 8.6D(3) hereof.

“Special Limited Partners” has the meaning set forth in the Preamble hereof.

“Specified Redemption Date” means the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the Business Day next following the date of the closing of the Public Offering Funding; provided, however, that no Specified Redemption Date shall occur during the first Twelve-Month Period; provided, further, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 8.6B hereof, on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member unless the General Partner has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize any Special Limited Partner’s status as a REIT or the status of the General Partner or any other wholly owned subsidiary of a Special Limited Partner as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include the corporation or other entity which is the subject of such opinion or ruling.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

“Tax Items” has the meaning set forth in Section 6.4A hereof.

“Tax Matters Partner” has the meaning set forth in Section 10.3A hereof.

“TEFRA Rules” means Subchapter C of Chapter 63 of the Code (Section 6221 et seq.) as in effect for any period to which the Partnership Audit Rules do not apply, and any Treasury Regulations or other guidance issued thereunder, and any similar state or local legislation, regulations or guidance.

“Tendered Units” has the meaning set forth in Section 8.6A hereof.

“Tendering Party” has the meaning set forth in Section 8.6A hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Transfer,” when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, “Transfer” does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the Previous General Partner, pursuant to Section 8.6 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Twelve-Month Period” means (a) as to an Original Limited Partner or any successor-in-interest that is a Qualifying Party, a twelve-month period ending on the day before the first (1st) anniversary of the Effective Date or on the day before a subsequent anniversary thereof and (b) as to any other Qualifying Party, a twelve-month period ending on the day before the first (1st) anniversary of such Qualifying Party’s becoming a Holder of Partnership Common Units or on the day before a subsequent anniversary thereof; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten the first Twelve-Month Period to a period of less than twelve (12) months with respect to a Qualifying Party other than an Original Limited Partner or successor-in-interest.

“Unitholder” means the General Partner or any Holder of Partnership Units.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a REIT Share, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that, as provided in Section 4.4C hereof, the market price for the trading day immediately preceding the date of exercise of a stock option under the Previous General Partner’s Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The market price for any such trading day shall be:

(i)    if the REIT Shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

(ii)    if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

(iii)    if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that the REIT Shares Amount includes Rights (as defined in the definition of “REIT Shares Amount”) that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Voting Units” means Partnership Common Units, Class I High Performance Partnership Units and any other class of Partnership Units having the same voting or approval rights as Partnership Common Units.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1    Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2    Name. The name of the Partnership is “AIMCO Properties, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.3    Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is located at 4582 South Ulster Street, Suite 1700, Denver, CO 80237, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4    Power of Attorney.

A.    Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)    execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, Article 12 or Article 13 hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(2)    execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B.    The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5    Term. The term of the Partnership commenced on May 16, 1994, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until the Partnership is dissolved pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

ARTICLE 3

PURPOSE

Section 3.1    Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, but not limited to, (i) to conduct the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iii) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit the Previous General Partner, in the sole and absolute discretion of the General Partner, at all times to be classified as a REIT.

Section 3.2    Powers.

A.    The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

B.    Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Previous General Partner to continue to qualify as a REIT, (ii) could subject the Previous General Partner to any additional taxes under Code Section 857 or Code Section 4981 or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Previous General Partner, the General Partner, their securities or the Partnership, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the Previous General Partner and the General Partner in writing.

Section 3.3    Partnership Only for Purposes Specified. The Partnership shall be a limited partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4    Representations and Warranties by the Parties.

A.    Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner(s) that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iii) such Partner does not own, directly or indirectly, (a) five percent (5%) or more of the total combined voting power of all classes of stock entitled to vote, or five percent (5%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of any of (I) the General Partner, the Special Limited Partners or any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) with respect to a Special Limited Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, the Special Limited Partners, any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) with respect to a Special Limited Partner or the Partnership is a member or (b) an interest of five percent (5%) or more in the assets or net profits of any tenant of any of (I) the General Partner, the Special Limited Partners or any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) with respect to a Special Limited Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, the Special Limited Partners, any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) with respect to a Special Limited Partner or the Partnership is a member and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

B.    Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner(s) that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iv) such Partner does not own, directly or indirectly, (a) five percent (5%) or more of the total combined voting power of all classes of stock entitled to vote, or five percent (5%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of any of (I) the General Partner, the Special Limited Partners or any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) with respect to a Special Limited Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, the Special Limited Partners, any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) with respect to a Special Limited Partner or the Partnership is a member or (b) an interest of five percent (5%) or more in the assets or net profits of any tenant of any of (I) the General Partner, the Special Limited Partners or any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) with respect to a Special Limited Partner, (II) the Partnership or (III) any partnership, venture or limited liability company for which the General Partner, the Special Limited Partners, any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) with respect to a Special Limited Partner or the Partnership is a member and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

C.    Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

D.    The representations and warranties contained in Sections 3.4A, 3.4B and 3.4C hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

E.    Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1    Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership. Each Partner owns Partnership Units in the amount set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner’s ownership of Partnership Units. Except as provided by law or in Section 4.2, 4.3 or 10.5 hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.

Section 4.2    Issuances of Additional Partnership Interests.

A.    General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner and the Special Limited Partners) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, and (iii) in connection with any merger of any other Person into the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership. Subject to Delaware law, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any

Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A as appropriate to reflect such issuance.

B.    Issuances to the General Partner or Special Limited Partners. No additional Partnership Units shall be issued to the General Partner or the Special Limited Partners unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests, (ii) (a) the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the Previous General Partner (other than REIT Shares), which Preferred Shares, New Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the General Partner or the Special Limited Partners, and (b) the General Partner or the Special Limited Partners, as the case may be, contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the Previous General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, or (iv) the additional Partnership Units are issued pursuant to Section 4.4.

C.    No Preemptive Rights. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.3    Additional Funds.

A.    General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partners.

B.    Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons and issuing additional Partnership Units in consideration therefor.

C.    Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the Previous General Partner, the General Partner or the Special Limited Partners) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if (i) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer of any Partnership Interest, or (ii) such Debt is recourse to any Partner (unless the Partner otherwise agrees).

D.    General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the Previous General Partner, the General Partner or the Special Limited Partners (each, a “General Partner Loan”) if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the Previous General Partner, the General Partner or the Special Limited Partners, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer of any Partnership Interest, or (b) such Debt is recourse to any Partner (unless the Partner otherwise agrees).

E.    Issuance of Securities by the Previous General Partner. The Previous General Partner shall not issue any additional REIT Shares, Preferred Shares or New Securities unless (i) the Previous General Partner contributes or is deemed to contribute the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Preferred Shares or New Securities, as the case may be, and from the exercise of the rights contained in any such additional New Securities, to any or all of the General Partner and the Special Limited Partners, and (ii) it or they, as the case may be, contribute or is deemed to contribute such cash proceeds or other consideration to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Preferred Shares or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares or New Securities; provided, however, that notwithstanding the foregoing, the Previous General Partner may issue REIT Shares, Preferred Shares or New Securities (a) pursuant to Section 4.4 or Section 8.6B hereof, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Preferred Shares or New Securities to all of the holders of REIT Shares, Preferred Shares or New Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion, redemption, exchange or exercise of New Securities, or (e) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the Previous General Partner if the General Partner determines that such acquisition is in the best interests of the Partnership. In the event of any issuance of additional REIT Shares, Preferred Shares or New Securities by the Previous General Partner, and the contribution or deemed contribution to the Partnership, by the General Partner or the Special Limited Partners, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the Previous General Partner’s expenses associated with such issuance, including any underwriting discounts or commissions.

Section 4.4    Stock Option Plans.

A.    Options Granted to Company Employees, Previous Public Parent Employees, Independent Directors and Previous Public Parent Directors. If at any time or from time to time, in connection with the Previous General Partner’s Stock Option Plans, a stock option or other award granted to or held by a Company Employee, Previous Public Parent Employee, Independent Director or Previous Public Parent Director is duly exercised or with respect to awards other than stock options, vested:

(1)    The Special Limited Partners shall with respect to an exercised stock option, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Previous General Partner by such exercising party in connection with the exercise of such stock option.

(2)    With respect to awards other than stock options, the Special Limited Partners shall issue such number of REIT Shares as are to be issued to the Company Employee, Previous Public Parent Employee, Independent Director or Previous Public Parent Director, as applicable, in accordance with the Stock Option Plan and, with respect to stock options and other awards, notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4A(1) hereof, if applicable, the Special Limited Partners shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Common Units), an amount equal to the Value of a REIT Share as of the date of exercise or vesting (as applicable) multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option or vesting with respect to other awards.

(3)    An equitable Percentage Interest adjustment shall be made in which the Special Limited Partners shall be treated as having made a cash contribution equal to the amount described in Section 4.4A(2) hereof.

B.    Options Granted to Partnership Employees or New LP Employees. If at any time or from time to time, in connection with the Previous General Partner’s Stock Option Plans, a stock option or other award granted to or held by a Partnership Employee or a New LP Employee is duly exercised or with respect to awards other than stock options, vested:

(1)    With respect to awards other than stock options, the Previous General Partner shall issue such number of REIT Shares as are to be issued to the Partnership Employee or New LP Employee, as applicable, in accordance with the Stock Option Plan and, with respect to stock options and other awards, the General Partner shall cause the Previous General Partner to sell (or shall be deemed to have sold such shares) to the Partnership, and the Partnership shall purchase from the Previous General Partner, the number of REIT Shares as to which such stock option is being exercised or other award is vesting. The purchase price per REIT Share for such sale of REIT Shares to the Partnership shall be the Value of a REIT Share as of the date of exercise of such stock option or date of vesting with respect to other awards.

(2)    The Partnership shall sell to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall sell to such Partnership Subsidiary, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a REIT Share at the time of the exercise, the number of REIT Shares equal to (a) the exercise price paid to the Previous General Partner by the exercising party in connection with the exercise of such stock option divided by (b) the Value of a REIT Share at the time of such exercise.

(3)    The Partnership shall transfer or be deemed to transfer to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall transfer to such Partnership Subsidiary, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of REIT Shares equal to the number of REIT Shares described in Section 4.4B(1) hereof less, with respect to stock options, the number of REIT Shares described in Section 4.4B(2) hereof.

(4)    The Special Limited Partners shall, as soon as practicable after such exercise or vesting, make or be deemed to make, a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Previous General Partner, the General Partner or the Special Limited Partners in connection with the exercise of such stock option or the vesting of such other award. An equitable Percentage Interest adjustment shall be made in which the Special Limited Partners shall be treated as having made a cash contribution equal to the amount described in Section 4.4B(1) hereof.

C.    Special Valuation Rule. For purposes of this Section 4.4, in determining the Value of a REIT Share, only the trading date immediately preceding the exercise of the relevant stock option or the vesting with respect to awards other than stock options under the Previous General Partner’s Stock Option Plans shall be considered.

D.    Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Previous General Partner, the General Partner or the Special Limited Partners from adopting, modifying or terminating stock incentive plans, in addition to the Previous General Partner’s Stock Option Plans, for the benefit of employees, directors or other business associates of the Previous General Partner, the General Partner, the Special Limited Partners, the Partnership or any of their Affiliates. The Limited Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Previous General Partner, the General Partner or the Special Limited Partners amendments to this Section 4.4 may become necessary or advisable and that any approval or consent to any such amendments requested by the Previous General Partner, the General Partner or the Special Limited Partners shall not be unreasonably withheld or delayed.

Section 4.5    No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

ARTICLE 5

DISTRIBUTIONS

Section 5.1    Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation, the General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its sole and absolute discretion determine (provided such amount may not be less than the aggregate Preferred Return Shortfall of all Partnership Common Units held by all Non-AIR Holders), of Available Cash generated by the Partnership during such quarter to the Holders of Partnership Common Units as follows:

A.    First, to the Non-AIR Holders of Partnership Common Units as of the Partnership Record Date for such distribution, in accordance with the Preferred Return Shortfalls of their Partnership Common Units, until the aggregate Preferred Return Shortfall applicable to all Partnership Common Units held by the Non-AIR Holders is zero;

B.    Second, to the AIR Partners in accordance with the Preferred Return Shortfalls of their Partnership Common Units, until the aggregate Preferred Return Shortfall applicable to all Partnership Common Units held by the AIR Partners is zero; and

C.    Third, (i) the Non-AIR Holders Sharing Percentage to the Non-AIR Holders, and (ii) the AIR Partners Sharing Percentage to the AIR Partners, in each case, allocated among them based on their ownership of Partnership Common Units.

The General Partner in its sole and absolute discretion may distribute to the Unitholders Available Cash on a more frequent basis and provide for an appropriate record date. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Previous General Partner’s qualification as a REIT, to cause the Partnership to distribute amounts sufficient to enable the AIR Partners to transfer funds to the Previous General Partner that, together with amounts received by the Previous General Partner from sources other than the Partnership, will allow the Previous General Partner to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (b) avoid any federal income or excise tax liability of the Previous General Partner.

Section 5.2    Distributions in Kind. No right is given to any Non-AIR Holder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets (a) to all Unitholders, in which case such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof, or (b) only to AIR Partners and not to any Non-AIR Holders if, after giving effect to such distribution to AIR Partners, the net asset value of the Partnership, as reasonably determined by the General Partner in good faith, would exceed 200% of the sum of (i) the product of (x) the number of Partnership Common Units then held by Non-AIR Holders, (y) the Value of a REIT Share, and (z) the Adjustment Factor, and (ii) the aggregate liquidation preference of all outstanding Partnership Preferred Units (all calculated as of the date of such distribution).

Section 5.3    Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to any Unitholder shall be treated as amounts paid or distributed to such Unitholder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.4    Distributions Upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Unitholders in accordance with Section 13.2 hereof.

Section 5.5    Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Unitholder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17-607 of the Act or other applicable law.

ARTICLE 6

ALLOCATIONS

Section 6.1    Timing and Amount of Allocations of Net Income and Net Loss. Subject to Section 11.6C hereof, Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article 6, and subject to Section 11.6C hereof, an allocation to a Unitholder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2    General Allocations. Subject to the terms of any Partnership Unit Designation, and except as otherwise provided in this Article 6 and subject to Section 11.6C hereof, all Net Income and Net Loss of the Partnership for any relevant Fiscal Year (or other taxable year or taxable period) will be allocated as follows:

A.    Net Income. Net Income shall be allocated in the following manner and order of priority:

(1)    First, to each Holder, in an amount that will cause such allocation, together with the amount of all previous allocations of Net Income pursuant to this Section 6.2A(1) after the Amendment Date, to be equal to the cumulative distributions received by such Holder with respect to its Partnership Common Units pursuant to (i) Section 5.1, and (ii) in connection with an Elective Dividend by the Previous General Partner (provided that any distribution described in this clause (ii) shall be limited to the Elective Dividend Cash Payment received by such Holder), for all taxable periods beginning on and after the Amendment Date;

(2)    Second, any remaining Net Income to each Holder in proportion to, and to the extent that, the amount of cumulative Net Loss previously allocated to such Holder exceeds the cumulative amount of Net Income previously allocated to such Holder pursuant to this Section 6.2A(2), in each case after the Amendment Date; and

(3)    Third, with respect to all other Net Income, the Non-AIR Holders Sharing Percentage to the Non-AIR Holders, and the AIR Partners Sharing Percentage to the AIR Partners, on a pari passu basis.

B.    Net Loss. Net Loss shall be allocated, subject, however, to the limitation set forth in Section 6.2C, to the Non-AIR Holders in proportion to the Non-AIR Holders Sharing Percentage, and to the AIR Partners in proportion to the AIR Partners Sharing Percentage, on a pari passu basis.

C.    Net Loss Limitation. Any Net Loss allocated pursuant to Section 6.2B will not exceed the maximum amount of Net Loss that can be so allocated without causing any Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event that any but not all of the Holders would have an Adjusted Capital Account Deficit as a consequence of an allocation of Net Loss pursuant to Section 6.2B, the limitation set forth in the immediately preceding sentence will be applied on a Holder-by-Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

D.    Liquidating Event. If a Liquidating Event occurs in a Partnership taxable year, Net Income and Net Loss (or, if necessary, separate items of income, gain, loss and deduction constituting such Net Income and Net Loss) for such taxable year and any prior taxable years (to the extent permitted by Section 761(c) of the Code) shall be allocated among the Holders in such amounts as will cause, to the greatest extent possible, the Capital Account of each Non-AIR Holder to equal the amount such Non-AIR Holder would be entitled to receive were such Holder to require the Partnership to redeem all of such Holder’s Partnership Common Units pursuant to Section 8.6. If the Gross Asset Values of the Partnership’s assets are adjusted in accordance with subparagraph (b) of the definition of “Gross Asset Value,” after items are allocated pursuant to Sections 6.2A(1) and (2) and Section 6.2B, such adjustments shall be allocated in accordance with this Section 6.2D.

Notwithstanding anything to the contrary in this Agreement, the Partnership Representative in its discretion is expressly authorized to take any action necessary or appropriate to comply with the Partnership Audit Procedures, and to appropriately allocate the burden of any assessments thereunder among the Partners (as determined in the sole good faith judgment of the General Partner).

Section 6.3    Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

A.    Intentionally Omitted.

B.    Regulatory Allocations.

(1)    Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Holder of Partnership Common Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3B(1) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(2)    Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3B(1) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Holder of Partnership Common Units who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.7042(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3B(2) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(3)    Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders of Partnership Common Units in accordance with their Partnership Common Units. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(4)    Qualified Income Offset. If any Holder of Partnership Common Units unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3B(4) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3B(4) were not in the Agreement. It is intended that this Section 6.3B(4) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(5)    Gross Income Allocation. In the event that any Holder of Partnership Common Units has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3B(5) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3B(5) and Section 6.3B(4) hereof were not in the Agreement.

(6)    Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2) (iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Common Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(7)    Curative Allocations. The allocations set forth in Sections 6.3B(1), (2), (3), (4), (5) and (6) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

C.    Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s interest in Partnership profits shall be such Holder’s share of Partnership Common Units.

Section 6.4    Tax Allocations.

A.    In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders of Partnership Common Units in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

B.    Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4A hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders of Partnership Common Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner, including, without limitation, the “traditional method” as described in Regulations Section 1.704-3(b). In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1    Management.

A.    Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1)    the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit each Special Limited Partner (so long as such Special Limited Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders sufficient to permit such Special Limited Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

(2)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3)    the acquisition, sale, transfer, exchange or other disposition of any assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(4)    the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(5)    the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary;

(6)    the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(7)    the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(8)    the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

(9)    the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(10)    the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided, however, that, as long as any Special Limited Partner has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause such Special Limited Partner to fail to qualify as a REIT or the General Partner or another wholly owned subsidiary of a Special Limited Partner to fail to qualify as a “qualified REIT subsidiary” within the meaning of Code Section 856(i)(2);

(11)    the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(12)    the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(13)    the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

(14)    the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(15)    the exercise, directly or indirectly, through any attorney- in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(16)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(17)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(18)    the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(19)    the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof; and

(20)    an election to dissolve the Partnership pursuant to Section 13.1C hereof.

B.    Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3 hereof), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.    At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

D.    At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E.    In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.

Section 7.2    Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3    Restrictions on General Partner’s Authority.

A.    The General Partner may not take any action in contravention of this Agreement, including, without limitation:

(1)    take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2)    possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose, except as otherwise provided in this Agreement;

(3)    admit a Person as a Partner, except as otherwise provided in this Agreement;

(4)    perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability, except as provided herein or under the Act; or

(5)    enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the General Partner, the Previous General Partner or the Partnership from satisfying its obligations under Section 8.6 hereof in full or (b) a Limited Partner from exercising its rights under Section 8.6 hereof to effect a Redemption in full, except, in either case, with the written consent of such Limited Partner affected by the prohibition or restriction.

B.    The General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction that would have the effect of such transactions:

(1)    except as provided in Section 7.3C hereof, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Partners pursuant to Article 11 or Article 12 hereof;

(2)    make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

(3)    institute any proceeding for bankruptcy on behalf of the Partnership; or

(4)    subject to the rights of Transfer provided in Sections 11.1C and 11.2 hereof, approve or acquiesce to the Transfer of the Partnership Interest of the General Partner, or admit into the Partnership any additional or successor General Partners.

C.    Notwithstanding Section 7.3B hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)    to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)    to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend Exhibits A and C in connection with such admission, substitution or withdrawal;

(3)    to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4)    to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(5)     (a) to reflect such changes as are reasonably necessary (i) for the General Partner or any other wholly owned subsidiary of a Special Limited Partner, as the case may be, to maintain its status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or (ii) for any Special Limited Partner to maintain its status as a REIT or to satisfy the REIT Requirements; (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner, the Special Limited Partners or any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) with respect to any Special Limited Partner;

(6)    to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations); and

(7)    the issuance of additional Partnership Interests in accordance with Section 4.2.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3C is taken.

D.    Notwithstanding Sections 7.3B and 7.3C hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Article 5 or Section 13.2A(4) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2 and 7.3C hereof), (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Sections 8.6 and 11.2 hereof, or amend or modify any related definitions, or (v) amend this Section 7.3D; provided, however, that the Consent of each Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units on a uniform or pro rata basis. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

Section 7.4    Reimbursement of the General Partner.

A.    The General Partner shall not be compensated for its services as general partner of the Partnership except as provided in elsewhere in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

B.    Subject to Sections 7.4C and 15.11 hereof, the Partnership shall be liable for, and shall reimburse the General Partner on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans of the General Partner that may provide for stock units, or other phantom stock, pursuant to which employees of the General Partner will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses; (iv) all costs and expenses of the General Partner being a public company, including costs of filings with the SEC, reports and other distributions to its shareholders and (v) income taxes or other similar types of costs, including but not limited to franchise taxes or related fees (in lieu of reimbursement, the Partnership may instead (in whole or in part) specially allocate income as necessary to reimburse the General Partner in full); provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

C.    To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.11 hereof, reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c).

Section 7.5    Outside Activities of the Previous General Partner and the General Partner. Neither the General Partner nor the Previous General Partner shall directly or indirectly enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests as General Partner, (b) the management of the business of the Partnership, (c) the operation of the Previous General Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) each Special Limited Partner’s operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type, (g) the qualification of the General Partner or any other wholly owned subsidiary of a Special Limited Partner as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), (h) the acquisition, ownership, financing, operation, management and disposition of assets held directly by a Special Limited Partner, any of the AIR Partners or any of their Subsidiaries, excluding the Partnership, and (i) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner or the Previous General Partner from executing guarantees of Partnership debt for which it would otherwise be liable in its capacity as General Partner. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

Section 7.6    Contracts with Affiliates.

A.    The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

B.    Except as provided in Section 7.5 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.

C.    Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

D.    The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership’s Subsidiaries.

E.    The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7    Indemnification.

A.    To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for willful misconduct or a knowing violation of the law or (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

B.    To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7B has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D.    The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.    Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee’s intentional misconduct or knowing violation of the law, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

F.    In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.    The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.    It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c).

Section 7.8    Liability of the General Partner.

A.    Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director or officer acted in good faith.

B.    The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s shareholders collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s shareholders (including, without limitation, the tax consequences to Limited Partners, Assignees or the General Partner’s shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions.

C.    Subject to its obligations and duties as General Partner set forth in Section 7.1A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D.    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s, and its officers’ and directors’, liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E.    Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other

Partner(s) shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

F.    To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

Section 7.9    Other Matters Concerning the General Partner.

A.    The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

D.    Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of each Special Limited Partner to continue to qualify as a REIT, (ii) for each Special Limited Partner otherwise to satisfy the REIT Requirements, (iii) to avoid the Special Limited Partners incurring any taxes under Code Section 857 or Code Section 4981 or (iv) for the General Partner or any wholly owned subsidiary of a Special Limited Partner, as the case may be, to continue to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1    Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.5 hereof) or under the Act.

Section 8.2    Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3    Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4    Return of Capital. Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 6 hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5    Rights of Limited Partners Relating to the Partnership.

A.    In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense:

(1)    to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Previous General Partner or the General Partner pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Previous General Partner;

(2)    to obtain a copy of the Partnership’s federal, state and local income tax returns for each Fiscal Year;

(3)    to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(4)    to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5)    to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B.    The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

C.    Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.6    Redemption Rights of Qualifying Parties.

A.    After the first Twelve-Month Period, a Qualifying Party, but no other Limited Partner or Assignee, shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Redeemable Units held by such Tendering Party (such Redeemable Units being hereafter “Tendered Units”) in exchange (a “Redemption”) for REIT Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the Partnership Record Date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem Tendered Units for cash, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds.

B.    If the Partnership elects to redeem Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.6B, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for REIT Shares. The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the Partnership elects to cause the Previous General Partner to issue REIT Shares (rather than cash) is referred to as the “Applicable Percentage.” In making such election to cause the Previous General Partner to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Qualifying Parties over another nor discriminates against a group or class of Qualifying Parties. If the Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner’s view, to effect compliance with the Securities Act. The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and accessible REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this Section 8.6B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.6B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date.

REIT Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 8.6B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

C.    Notwithstanding the provisions of Section 8.6A and 8.6B hereof, the Tendering Parties (i) where the Redemption would consist of less than all the Partnership Common Units held by Partners other than the General Partner and the Special Limited Partners, shall not be entitled to elect or effect a Redemption to the extent that the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partners) would be reduced, as a result of the Redemption, to less than one percent (1%) and (ii) shall have no rights under this Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 8.6C, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the Previous General Partner under Section 8.6B hereof.

D.    In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for REIT Shares pursuant to Section 8.6B hereof following receipt of a Notice of Redemption (a “Declination”):

(1)    The Previous General Partner or the General Partner shall give notice of such Declination to the Tendering Partner on or before the close of business on the Cut-Off Date.

(2)    The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the General Partner contribute such funds from the proceeds of a registered public offering (a “Public Offering Funding”) by the Previous General Partner of a number of REIT Shares (“Registrable Shares”) equal to the REIT Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

(3)    Promptly upon the General Partner’s receipt of the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership’s Declination, the General Partner shall give notice (a “Single Funding Notice”) to all Qualifying Parties then holding a Partnership Interest (or an interest therein) and having Redemption rights pursuant to this Section 8.6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Partnership Common Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Partnership Common Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 8.6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the current Twelve-Month Period; provided, however, that the Previous General Partner shall not be required to acquire Partnership Common Units pursuant to this Section 8.6D more than twice within a Twelve-Month Period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partners shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partners, as the case may be, to an equitable Percentage Interest adjustment.

E.    Notwithstanding the provisions of Section 8.6B hereof, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the REIT Shares Amount if such exchange would be prohibited under the Charter.

F.    Notwithstanding anything herein to the contrary (but subject to Section 8.6C hereof), with respect to any Redemption pursuant to this Section 8.6:

(1)    All Partnership Common Units acquired by the Previous General Partner pursuant to Section 8.6B hereof shall be contributed by the Previous General Partner to any or all of the General Partner and the Special Limited Partners in such proportions as the Previous General Partner, the General Partner and the Special Limited Partners shall determine. Any Partnership Common Units so contributed to the General Partner shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of the same number of Partnership Common Units. Any Partnership Common Units so contributed to the Special Limited Partners shall remain outstanding.

(2)    Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Redeemable Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Redeemable Units, all of the Redeemable Units held by such Tendering Party.

(3)    Each Tendering Party (a) may effect a Redemption only once in each fiscal quarter of a Twelve-Month Period and (b) may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

(4)    Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to Section 8.6B hereof, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a “Primary Offering Notice”) that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in Section 8.6E hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

(5)    Without the Consent of the Previous General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

(6)    The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(7)    The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 hereof) all Redeemable Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Redeemable Units for all purposes of this Agreement, until such Redeemable Units are either paid for by the Partnership pursuant to Section 8.6A hereof or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partners) and paid for, by the issuance of the REIT Shares, pursuant to Section 8.6B hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to Section 8.6B hereof, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this Section 8.6F, all Partnership Common Units beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

G.    In connection with an exercise of Redemption rights pursuant to this Section 8.6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)    A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit;

(2)    A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.6G(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit.

Section 8.7    Partnership Right to Call Limited Partner Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partners) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partners’ Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 8.6 hereof for the amount of Partnership Common Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.7. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.7 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.7, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 8.6C(i), 8.6F(2), 8.6F(3) and 8.6F(5) hereof shall not apply, but the remainder of Section 8.6 hereof shall apply, mutatis mutandis.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1    Records and Accounting.

A.    The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5A or Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B.    The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership, the General Partner and the Previous General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2    Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year.

Section 9.3    Reports.

A.    As soon as practicable, but in no event later than one hundred five (105) days after the close of each Fiscal Year, the General Partner shall cause to be made available to each Limited Partner, of record as of the close of the Fiscal Year, an annual report containing financial statements of the Partnership, or of the Previous General Partner if such statements are prepared solely on a consolidated basis with the Previous General Partner, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner. Such report shall be deemed to be made available to all Limited Partners if it has been filed with the SEC.

B.    As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be made available to each Limited Partner, of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Previous General Partner if such statements are prepared solely on a consolidated basis with the Previous General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate. At the request of any Limited Partner, the General Partner shall provide access to the books, records and workpapers upon which the reports required by this Section 9.3 are based, to the extent required by the Act. Such report shall be deemed to be made available to all Limited Partners if it has been filed with the SEC.

ARTICLE 10

TAX MATTERS

Section 10.1    Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2    Tax Elections.

A.    Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the “recurring item” method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership’s Properties; provided, however, that, if the “recurring item” method of accounting is elected with respect to such property taxes, the Partnership shall pay the applicable property taxes prior to the date provided in Code Section 461(h) for purposes of determining economic performance. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

B.    The General Partner is expressly authorized to make any elections, including applicable safe harbor elections, in connection with the issuance of Partnership Interests for services that it deems to be in the best interest of the Partnership. Furthermore, the General Partner is authorized to amend this Agreement as it deems necessary to provide that (1) the Partnership is authorized and directed to elect applicable safe harbor elections, and (2) the Partnership and each of its Partners (including any person to whom a Partnership Interest is transferred in connection with the performance of services) agrees to comply with all requirements of the safe harbor with respect to all Partnership Interests transferred in connection with the performance of services while the election remains effective. Finally, the amendments relating to the safe harbor elections in connection with the issuance of Partnership Interests for services are legally binding on all Partners of the Partnership, and to the extent that it is determined that such amendments are not legally binding on all Partners, then each Partner in the Partnership that transfers a Partnership Interest in connection with the performance of services agrees to execute a document containing provisions that are legally binding on that Partner stating that (X) the Partnership is authorized and directed to elect the safe harbor, and (Y) the Partner agrees to comply with all requirements of the safe harbor with respect to all Partnership Interests transferred in connection with the performance of services while the election remains effective.

Section 10.3    Tax Matters Partner.

A.    The General Partner is hereby designated as the “tax matters partner” of the Partnership, as such term is defined in Section 6231 of the TEFRA Rules with respect to all taxable years to which the TEFRA Rules apply (the “Tax Matters Partner”). The Tax Matters Partner shall receive no compensation for its services. All third-party costs and expenses incurred by the Tax Matters Partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the Tax Matters Partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the filing of such returns shall be in the sole and absolute discretion of the General Partner.

B.    The Tax Matters Partner is authorized, but not required:

(1)    to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(2)    in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)    to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)    to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)    to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)    to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the Tax Matters Partner in its capacity as such. The provisions of this Section 10.3 are not applicable to any taxable years subject to the Partnership Audit Rules.

Section 10.4    Partnership Representative.

A.    The General Partner is hereby designated to serve as the “partnership representative” with respect to the Partnership, as provided in Section 6223(a) of the Partnership Audit Rules (the “Partnership Representative”). For each taxable year in which the Partnership Representative is an entity, the Partnership shall appoint the “designated individual” identified by the Partnership Representative to act on behalf of the Partnership Representative in accordance with the applicable Treasury Regulations (the “Designated Individual”). Each Partner expressly consents to such designations and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

B.    The Partnership Representative shall have the sole authority to act on behalf of the Partnership in connection with and make all relevant decisions regarding application of the Partnership Audit Rules, including, but not limited to, any elections under the Partnership Audit Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the IRS.

C.    The Partners agree to cooperate in good faith to timely provide information requested by the Partnership Representative as needed to comply with the Partnership Audit Rules, including, without limitation, to make any elections available to the Partnership under the Partnership Audit Rules. Each Partner agrees that, upon request of the Partnership, such Partner shall take such actions as may be necessary or desirable (as determined by the Partnership Representative) to (i) allow the Partnership to comply with the provisions of Section 6226 of the Partnership Audit Rules so that any “partnership adjustments” (as defined in Section 6241(2) of the Partnership Audit Rules) are taken into account by the Partners and former Partners rather than the Partnership; (ii) use the provisions of Section 6225(c) of the Partnership Audit Rules including, but not limited to, filing amended tax returns with respect to any “reviewed year” (within the meaning of Section 6225(d)(1) of the Partnership Audit Rules) or using the alternative procedure to filing amended returns to reduce the amount of any partnership adjustment otherwise required to be taken into account by the Partnership or (iii) otherwise allow the Partnership and its Partners to address and respond to any matters arising under the Partnership Audit Rules.

D.    Notwithstanding other provisions of this Agreement to the contrary, if any partnership adjustment is determined with respect to the Partnership, the Partnership Representative may cause the Partnership to elect pursuant to Section 6226 of the Partnership Audit Rules to have such adjustment passed through to the Partners for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of Section 6225(d)(1) of the Partnership Audit Rules). In the event that the Partnership Representative has not caused the Partnership to so elect pursuant to Section 6226 of the Partnership Audit Rules, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Partnership Audit Rules) or partnership adjustment that does not give rise to an “imputed underpayment” shall be apportioned among the Partners of the Partnership for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Partners based upon their interests in the Partnership for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of Section 6225 of the Partnership Audit Rules paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Partnership bears the economic burden of such amounts, whether by law or contract.

E.    Each Partner agrees to indemnify and hold harmless the Partnership from and against any liability with respect to such Partner’s share of any tax deficiency paid or payable by the Partnership that is allocable to the Partner as determined in accordance with the second to last sentence of paragraph D above with respect to an audited or reviewed taxable year for which such Partner was a partner in the Partnership. The obligations set forth in this paragraph E shall survive the termination of any Partner’s interest in the Partnership, the termination of this Agreement and/or the termination, dissolution, liquidation or winding up of the Partnership, and shall remain binding on each Partner for the period of time necessary to resolve with the IRS (or any other applicable taxing authority) all income tax matters relating to the Partnership and for Partners to satisfy their indemnification obligations, if any, pursuant to this Section 10.4. Any obligation of a Partner pursuant to this paragraph E shall be implemented through adjustments to distributions otherwise payable to such Partner as determined in accordance with Article 5; provided, however, that, at the written request of the Partnership Representative, each Partner or former Partner may be required to contribute to the Partnership such Partner’s Imputed Underpayment Amount imposed on and paid by the Partnership; provided further, that if a Partner or former Partner individually directly pays, pursuant to the Partnership Audit Rules, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Partner or former Partner. Any amount withheld from distributions pursuant to this paragraph E shall be treated as an amount distributed to such Partner or former Partner for all purposes under this Agreement.

F.    All expenses incurred by the Partnership Representative or Designated Individual in connection with its duties as partnership representative or designated individual, as applicable, shall be expenses of the Partnership (including, for the avoidance of doubt, any costs and expenses incurred in connection with any claims asserted against the Partnership Representative or Designated Individual, as applicable, except, in the case of the Partnership Representative, to the extent the Partnership Representative is determined to have performed its duties in the manner described in the final sentence of this paragraph F, and the Partnership shall reimburse the Partnership Representative or Designated Individual, as applicable, for all such costs and expenses). Nothing herein shall be construed to restrict the Partnership Representative or Designated Individual from engaging lawyers, accountants, tax advisers, or other professional advisers or experts to assist the Partnership Representative or Designated Individual in discharging its duties hereunder. Neither the Partnership Representative nor the Designated Individual shall be liable to the Partnership, any Partner or any Affiliate thereof for any costs or losses to any persons, any diminution in value or any liability whatsoever arising as a result of the performance of its duties pursuant to this Section 10.4; provided, however, that the Partnership Representative may be so liable if it or the Designated Individual has engaged in (i) willful breach of any provision of this Section 10.4 or (ii) fraud, willful misconduct or gross negligence, in each case, with respect to its performance of its duties pursuant to this Section 10.4.

Section 10.5    Withholding for Taxes, Etc.

A.    Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines, in its sole discretion, that the Partnership is, or may in the future be, required to withhold or pay with respect to any amount distributable, allocable or payable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Amounts withheld by the General Partner may be estimated by the General Partner, in its sole discretion, based on its expectations of future transactions involving the Partnership that may give rise to taxes of such Limited Partner. The General Partner may withhold amounts for taxes (including estimated or projected taxes) from cash or other distributions otherwise payable to a Limited Partner, or from any REIT Shares or Cash Amount otherwise payable to a Limited Partner in connection with a Redemption.

B.    Certain Tax Payments. Each Limited Partner hereby authorizes the Partnership to pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines, in its sole discretion, that the Partnership is required to pay with respect to any amount distributable, allocable or payable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Funds of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5B. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5B within fifteen (15) days after the notice from the General Partner specified above, then the General Partner may, in its sole and absolute discretion, either (x) elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions), or (y) cause the Partnership to redeem from such Limited Partner a number of Partnership Common Units (or fraction thereof) equal to the quotient obtained by dividing (i) the aggregate amount owed by such Limited Partner to the Partnership pursuant to this Section 10.5B, by (ii) the product of (1) the Adjustment Factor in effect as of date of redemption specified by the General Partner, and (2) the Value of a REIT Share (assuming for such purpose that the Valuation Date is the date of redemption specified by the General Partner). If the General Partner elects to cause the Partnership to redeem any Limited Partner’s Partnership Common Units pursuant to clause (y) above, it shall promptly so notify such Limited Partner in writing of the date of such redemption and the number of Partnership Common Units so redeemed. Any amounts payable by a Limited Partner under this Section 10.5B shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder, or to assist the Partnership in effecting any redemption of such Limited Partner’s Partnership Common Units as specified in clause (y) above.

ARTICLE 11

TRANSFERS AND WITHDRAWALS

Section 11.1    Transfer.

A.    No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B.    No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

C.    Notwithstanding the other provisions of this Article 11 (other than Section 11.6D hereof), the Partnership Interests of the General Partner and the Special Limited Partners may be Transferred, in whole or in part, at any time or from time to time, to or among the General Partner, the Special Limited Partners, and any other Person that is, at the time of such Transfer, a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) with respect to any Special Limited Partner. Any transferee of the entire General Partner Interest pursuant to this Section 11.1C shall automatically become, without further action or Consent of any Limited Partners, the sole general partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a general partner. Any transferee of a Limited Partner Interest pursuant to this Section 11.1C shall automatically become, without further action or Consent of any Limited Partners, a Substituted Limited Partner. Upon any Transfer permitted by this Section 11.1C, the transferor Partner shall be relieved of all its obligations under this Agreement. The provisions of Section 11.2B (other than the last sentence thereof), 11.3, 11.4A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.1C.

Section 11.2    Transfer of General Partner’s Partnership Interest.

A.    The General Partner may not Transfer any of its General Partner Interest or withdraw from the Partnership except as provided in Sections 11.2B and 11.2C hereof.

B.    The General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners. Upon any Transfer of such a Partnership Interest pursuant to the Consent of the Limited Partners and otherwise in accordance with the provisions of this Section 11.2B, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, a Majority in Interest of the Limited Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.

C.    The General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than the General Partner Interest held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units.

Section 11.3    Limited Partners’ Rights to Transfer.

A.    General. Prior to the end of the first Twelve-Month Period, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner, which Consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the General Partner, (i) Transfer all or part of its Partnership Interest to any Designated Party, any Family Member, any Controlled Entity or any Affiliate, provided that the transferee is, in any such case, a Qualified Transferee, or (ii) pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution, that is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). After such first Twelve-Month Period, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person, subject to the provisions of Section 11.6 hereof and to satisfaction of each of the following conditions:

(1)    General Partner Right of First Refusal. The transferring Partner shall give written notice of the proposed Transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the Transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, the General Partner may at its election deliver in lieu of all or any portion of such cash a note payable to the Transferring Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of the General Partner, divided by the Value as of the closing of such purchase; provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and any other applicable requirements of law. If it does not so elect, the Transferring Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(2)    Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3A(3) hereof may be to a separate Qualified Transferee.

(3)    Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) the greater of five hundred (500) Partnership Units or one-third (1/3) of the number of Partnership Units owned by such Partner as of the Effective Date or (ii) all of the remaining Partnership Units owned by such Transferring Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(4)    Transferee Agreement to Effect a Redemption. Any proposed transferee shall deliver to the General Partner a written agreement reasonably satisfactory to the General Partner to the effect that the transferee will, within six (6) months after consummation of a Partnership Common Units Transfer, tender its Partnership Common Units for Redemption in accordance with the terms of the Redemption rights provided in Section 8.6 hereof.

(5)    No Further Transfers. The transferee (other than a Designated Party) shall not be permitted to effect any further Transfer of the Partnership Units, other than to the General Partner.

(6)    Exception for Permitted Transfers. The conditions of Sections 11.3A(1) through 11.3A(5) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the first Twelve-Month Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any

Transferred Partnership Interest shall be subject to any and all ownership limitations (including, without limitation, the Ownership Limit) contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

B.    Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.    Opinion of Counsel. In connection with any Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

D.    Adverse Tax Consequences. No Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704. Upon any Transfer by a Limited Partner of its Partnership Interests, such Limited Partner shall (a) provide the Partnership and the transferee receiving such an interest an affidavit satisfying the requirements of Section 1446(f)(2) of the Code stating, under penalty of perjury, (i) the transferor Limited Partner’s United States taxpayer identification number and (ii) that such Limited Partner is not a “foreign person” within the meaning of Code Section 1446, and (b) provide the Partnership with such other information and assistance as the Partnership may request to ensure that the Company is not subject to withholding under Section 1446 of the Code.

Section 11.4    Substituted Limited Partners.

A.    No Limited Partner shall have the right to substitute a transferee (including any Designated Party or other transferees pursuant to Transfers permitted by

Section 11.3 hereof) as a Limited Partner in its place. A transferee (including, but not limited to, any Designated Party) of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the Consent of the General Partner, which Consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

B.    A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

C.    Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

Section 11.5    Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article 11, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other than as expressly provided in Section 8.6 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6    General Provisions.

A.    No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the Previous General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof and/or pursuant to any Partnership Unit Designation.

B.    Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the Previous General Partner or the General Partner, whether or not pursuant to Section 8.6B hereof, shall cease to be a Limited Partner.

C.    If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the Previous General Partner pursuant to Section 8.6 hereof, on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner (including, without limitation, the General Partner and the Special Limited Partners as transferees of the Previous General Partner in the case of an acquisition of Partnership Common Units pursuant to Section 8.6 hereof), by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

D.    In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the Previous General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause either (a) any Special Limited Partner to cease to comply with the REIT Requirements or (b) the General Partner or any other wholly owned subsidiary of a Special Limited Partner to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the Previous General Partner) of all Partnership Common Units held by all Limited Partners other than the Special Limited Partners); (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the Previous General Partner) of all Partnership Common Units held by all Limited Partners other than the Special Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) if such Transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Code Section 469(k)(2) or Code 7704(b); or (xi) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1    Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2    Admission of Additional Limited Partners.

A.    After the admission to the Partnership of an Original Limited Partner on the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B.    Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

C.    If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and

Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.3    Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4    Admission of Initial Limited Partners. The Persons listed on Exhibit A as limited partners of the Partnership shall be admitted to the Partnership as Limited Partners upon their execution and delivery of this Agreement.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1    Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A.    the expiration of its term as provided in Section 2.5 hereof;

B.    an event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a “majority in interest” (as such phrase is used in Section 17-801(3) of the Act) of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner:

C.    an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Limited Partners;

D.    entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

E.    the occurrence of a Terminating Capital Transaction;

F.    the Redemption (or acquisition by a Special Limited Partner and/or the General Partner) of all Partnership Common Units other than Partnership Common Units held by the General Partner or a Special Limited Partner that holds all of the interests in the General Partner; or

G.    the Redemption (or acquisition by the General Partner) of all Partnership Common Units other than Partnership Common Units held by the General Partner.

Section 13.2    Winding Up.

A.    Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the Previous General Partner) shall be applied and distributed in the following order:

(1)    First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(2)    Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(3)    Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

(4)    Subject to the terms of any Partnership Unit Designation, the balance, if any, to the General Partner, the Limited Partners and any Assignees in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

B.    Notwithstanding the provisions of Section 13.2A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C.    In the event that the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2A hereof as soon as practicable.

Section 13.3    Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have distributed the Property in kind to the Partners and the Assignees, who shall be deemed to have assumed and taken such Property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Partners and the Assignees shall be deemed to have recontributed the Partnership Property in kind to the Partnership, which shall be deemed to have assumed and taken such Property subject to all such liabilities; provided, however, that nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 hereof.

Section 13.4    Rights of Limited Partners. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

Section 13.5    Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

Section 13.6    Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7    Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

ARTICLE 14

PROCEDURES FOR ACTIONS AND CONSENTS

OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.1    Procedures for Actions and Consents of Partners. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2    Amendments. Amendments to this Agreement may be proposed by the General Partner or by a Majority in Interest of the Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

Section 14.3    Meetings of the Partners.

A.    Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3B hereof.

B.    Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C.    Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy.

D.    Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s shareholders and may be held at the same time as, and as part of, the meetings of the General Partner’s shareholders.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1    Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

Section 15.2    Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.3    Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6    Waiver.

A.    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B.    The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.7    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.8    Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

Section 15.9    Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

Section 15.10    Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11    Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner (or, if the REIT Partner is a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of a REIT, to such REIT) for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(1)    an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s (or, if the REIT Partner is a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of a REIT, such REIT’s) total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner (or, if the REIT Partner is a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of a REIT, by such REIT) from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

(2)    an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s (or, if the REIT Partner is a “qualified REIT subsidiary”

(within the meaning of Code Section 856(i)(2)) of a REIT, such REIT’s) total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner (or, if the REIT Partner is a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of a REIT, by such REIT) from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Partner’s (or, if the REIT Partner is a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of a REIT, such REIT’s) ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. The purpose of the limitations contained in this Section 15.11 is to prevent any REIT Partner (or, if the REIT Partner is a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of a REIT, such REIT) from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

Section 15.12    No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.13    No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

[the next page is the signature page]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

PREVIOUS GENERAL PARTNER:

APARTMENT INCOME REIT CORP.

By:
Name:
Title:

GENERAL PARTNER:

AIMCO-GP, INC.

By:
Name:
Title:

SPECIAL LIMITED PARTNERS:

AIR REIT SUB 1, LLC

By:
Name:
Title:

AIR REIT SUB 1, LLC

By:
Name:
Title:

APARTMENT INCOME REIT CORP.

By:
Name:
Title:

LIMITED PARTNERS:

By: AIMCO-GP, INC.
as attorney-in-fact

By:
Name:
Title:

EXHIBIT A

PARTNERS AND PARTNERSHIP UNITS

Exhibit A, the list of Partners and Partnership Units, is maintained by the General Partner and omitted from this copy of the Agreement.

A-1

EXHIBIT B

EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on June 30, 1995 is 1.0 and (b) on July 1, 1995 (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 REIT Shares issued and outstanding.

Example 1

On the Partnership Record Date, the Previous General Partner declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200 OVER 100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Partnership Record Date, the Previous General Partner distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * {(100 + 100)} OVER {(100 + {100 * $4.00} OVER {$5.00})} = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Partnership Record Date, the Previous General Partner distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner) of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by the Previous General Partner or the General Partner pursuant to a pro rata distribution by the Partnership. The Value of a REIT Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

1.0 * {$5.00} OVER {$5.00 - $1.00} = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

B-1

EXHIBIT C

LIST OF DESIGNATED PARTIES

Terry Considine

Peter K. Kompaniez

Robert P. Lacy

Michael & Verona Sollinger

Patrick Stucker

Stonegate Funding Company

Steven F. Goldstone

Donaldson C. Pillsbury

Christopher Crowley

Richard D. Spizzini

Henry L. King

Alfonso G. Canales

Thomas J. Flynn

Carl E. Yasharian

Margot A. Mathoni

David B. Pall

Thomas E. Woodruff

Glen H. & Joyce E. Rosmann

Warren H. Leland

Amerett L. Donahoe

Daniel E. Landon

Conrad F. Fingerson

Dwight E. Lowell, II

Alfred V. & Lois E. Gangnes

Edward S. Stone

Sycamore Realty Trust, V

E. Oran Brigham

Donald Ravitch

Brian Conboy

Alan B. Grebene

Charles A. Cahill, III

Harold F. & Lucille J. Goodman

Timothy J. Tucker

C-1

EXHIBIT D

NOTICE OF REDEMPTION

To:	AIMCO-GP, Inc.
c/o Apartment Income REIT Corp.
4582 South Ulster Street
Suite 1700
Denver, Colorado 80237

The undersigned Limited Partner or Assignee hereby tenders for Redemption _______ Partnership Common Units in AIMCO Properties, L.P. in accordance with the terms of the Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of [DATE OF SPIN-OFF], as amended (the “Agreement”), and the Redemption rights referred to therein. All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement. The undersigned Limited Partner or Assignee:

(a)    if the Partnership elects to redeem such Partnership Common Units for REIT Shares rather than cash, hereby irrevocably transfers, assigns, contributes and sets over to the Previous General Partner all of the undersigned Limited Partner’s or Assignee’s right, title and interest in and to such Partnership Common Units;

(b)    undertakes (i) to surrender such Partnership Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the Previous General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.6G of the Agreement;

(c)    directs that the certificate representing the REIT Shares, or the certified check representing the Cash Amount, in either case, deliverable upon the closing of such Redemption be delivered to the address specified below;

(d)    represents, warrants, certifies and agrees that:

(i)    the undersigned Limited Partner or Assignee is a Qualifying Party;

(ii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Partnership Common Units, free and clear of the rights or interests of any other person or entity;

(iii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Common Units as provided herein;

(iv)    the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(e)    acknowledges that he will continue to own such Partnership Common Units until and unless such Redemption transaction closes.

D-1

Dated:

Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Issue check payable to or Certificates in the name of:

Please insert social security or identifying number:

D-2

EXHIBIT E

FORM OF UNIT CERTIFICATE

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF [DATE OF SPIN-OFF], 2020, A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC., THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

Certificate Number

AIMCO PROPERTIES, L.P.

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that

is the owner of

FULLY PAID PARTNERSHIP COMMON UNITS

OF

AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Partnership Common Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership, as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:

By

E-1

For Value Received,                                                   hereby sells, assigns and transfers unto

Partnership Common Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Partnership Common Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.

Dated:

By:

Name:

E-2

EXHIBIT F

AMENDED AND RESTATED PARTNERSHIP UNIT DESIGNATION OF

THE CLASS I HIGH PERFORMANCE PARTNERSHIP UNITS OF

AIMCO PROPERTIES, L.P.

WHEREAS, AIMCO-GP, Inc., in its capacity as the general partner, has approved an amendment and restatement of the Partnership Unit Designation of the Class I High Performance Partnership Units (the “Original HP Unit Designation”) of AIMCO Properties, L.P. on the terms set forth herein.

1.    Number of Units and Designation.

A class of Partnership Units is hereby designated as “Class I High Performance Partnership Units,” and the number of Partnership Units constituting such class, as of the date hereof, is                 , which reflects the effect of the previously completed adjustment as of the Class I High Performance Valuation Date (as defined in the Original HP Partnership Unit Designation and in accordance with Section 3 thereof) (the “Completed Class I High Performance Valuation Date”).

2.    Definitions.

For purposes of this Partnership Unit Designation, the following terms shall have the meanings indicated in this Section 2. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.

“Class I High Performance Cash Amount” shall mean, as of any date, the lesser of (i) an amount of cash equal to the product of the amount that a Holder would receive in respect of each Class I High Performance Partnership Unit if the Partnership sold all of its properties at their fair market value (which may be determined by reference to the Value of a REIT Share), paid all of its debts and distributed the remaining proceeds to the Partners as provided in Section 13.2 of the Agreement, determined as of the applicable Valuation Date, or (ii) in the case of a Declination followed by a Public Offering Funding, the Public Offering Funding Amount.

“Class I High Performance Partnership Unit” shall mean a Partnership Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Exhibit.

“Determination Date” shall mean (i) when used with respect to any dividend or other distribution, the date fixed for the determination of the holders of the securities entitled to receive such dividend or distribution, or, if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution, and (ii) when used with respect to any split, subdivision, reverse stock split, combination or reclassification of securities, the date upon which such split, subdivision, reverse stock split, combination or reclassification becomes effective.

“Ex-Date” shall mean (i) when used with respect to any dividend or distribution, the first date on which the securities on which the dividend or distribution is payable trade regular way on the relevant exchange or in the relevant market without the right to receive such dividend or distribution, and (ii) when used with respect to any split, subdivision, reverse stock split, combination or reclassification of securities, the first date on which the securities trade regular way on such exchange or in such market to reflect such split, subdivision, reverse stock split, combination or reclassification becoming effective.

“Extraordinary Distribution” shall mean the distribution by the Previous General Partner, by dividend or otherwise, to all holders of its REIT Shares of evidences of its indebtedness or assets (including securities) other than cash or REIT Shares.

“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.

“Value” shall have the meaning set forth in the Agreement, except that Value shall be determined by reference to the average of the daily market prices for twenty (20) consecutive trading days rather than ten (10) consecutive trading days.

3.    [Reserved]

4.    Distributions.

The Holders of Class I High Performance Partnership Units are entitled to receive distributions (other than distributions upon liquidation) if, as, when and in the same amounts and of the same type as may be paid to Holders of Partnership Common Units as if each Holder of Class I High Performance Partnership Units held an equal number of Partnership Common Units originally issued on the Completed Class I High Performance Valuation Date.

5.    Allocations.

(a)    Net Income and Net Loss shall be allocated to each of the Holders of Class I High Performance Partnership Units as if each such Holder was the Holder of an equal number of Partnership Common Units originally issued on the Completed Class I High Performance Valuation Date.

(b)    In the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XIII of the Agreement, then, notwithstanding Section 6.3.C of the Agreement, each Holder of Class I High Performance Partnership Units shall be specifically allocated items of Partnership income and gain in an amount sufficient to cause the Capital Account of such Holder to be equal to that of a Holder of an equal number of Partnership Common Units.

6.    Redemption.

Subject to the applicable requirements of Federal securities laws and any securities exchange or quotation system rules or regulations, each Holder of Class I High Performance Partnership Units shall have the redemption rights of Qualifying Parties set forth in Section 8.6 of the Agreement, except that (i) all references therein to “Redeemable Units” or “Partnership

Common Units” shall be deemed to be references to Class I High Performance Partnership Units, (ii) the first Twelve-Month Period applicable to all Class I High Performance Partnership Units shall be deemed to have passed, (iii) all references therein to “Cash Amount” shall be deemed to be references to the Class I High Performance Cash Amount, and (iv) in the event that the Previous General Partner elects to acquire Class I High Performance Partnership Units that have been tendered for Redemption, the Previous General Partner shall acquire each such Class I High Performance Partnership Unit in exchange for a number of REIT Shares equal to the quotient obtained by dividing the Class I High Performance Cash Amount by the Value of a REIT Share, determined as of the applicable Valuation Date. Notwithstanding anything to the contrary herein, a Holder of Class I High Performance Partnership Units shall not have the right to redeem Class High Performance Partnership Units if the issuance of REIT Shares in exchange for such Class I High Performance Partnership Units would require shareholder approval (which has not been obtained) under the applicable rules of a securities exchange on which the REIT Shares are then listed.

7.    Status of Reacquired Units.

All Class I High Performance Partnership Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

8.    Restrictions on Ownership and Transfer.

The restrictions on Transfer set forth in Sections 11.1B and 11.3A of the Agreement shall not apply to Transfers of Class I High Performance Partnership Units which may be Transferred (i) by SMP I, L.L.C., a Delaware limited liability company (“SMP”) to (a) any Person who is a member (a “Member”) of SMP immediately prior to such transfer, (b) a Family Member of a Member, (c) a Controlled Entity of a Member, (c) any Person with respect to whom the Member constitutes a Controlled Entity, (d) upon the death of a Member, by will or by the laws of descent and distribution to any Qualified Transferee, and (ii) by any other Person to (a) a Family Member of a such Person, (b) a Controlled Entity of such Person, (c) any other Person with respect to whom such Person constitutes a Controlled Entity, (d) upon the death of such Person, by will or by the laws of descent and distribution to any Qualified Transferee.

9.    Adjustments.

(a)     [intentionally omitted]

(b)    In the event that, on or after January 1, 1998, the Previous General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares, (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, or (iv) otherwise reclassifies its outstanding REIT Shares, then, for purposes of determining the AIMCO Total Return, each price of a REIT Share determined as of a date on or after the Ex-Date for such transaction shall be adjusted by multiplying such price by a fraction (x) the numerator of which shall be the number of REIT Shares issued and outstanding on the Determination Date for such dividend, distribution, split, subdivision, reverse stock split, combination or reclassification (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (y) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the Determination Date for such dividend, distribution, split, subdivision, reverse stock split, combination or reclassification. The General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after the commencement of the relevant valuation period that would unfairly distort the Value of a REIT Share, including, without limitation, a stock dividend, split subdivision, reverse stock split, or share combination.

(c)    The General Partner shall have authority to appropriately adjust the Value of a REIT Share if any other transaction or circumstance occurs or arises that would have an inequitable result.

10.    General.

The ownership of Class I High Performance Partnership Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent conversion, redemption, or any other event having an effect on the ownership of, Class I High Performance Partnership Units.

EXHIBIT G

PARTNERSHIP UNIT DESIGNATION OF

THE CLASS ONE PARTNERSHIP PREFERRED UNITS OF

AIMCO PROPERTIES, L.P.

1.    Number of Units and Designation.

A class of Partnership Preferred Units is hereby designated as “Class One Partnership Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be Ninety Thousand (90,000).

2.    Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.

“Assignee” shall mean a Person to whom one or more Preferred Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of the Agreement.

“Cash Amount” shall mean, with respect to any Tendered Units, cash in an amount equal to the product of the number of Tendered Units, multiplied by 91.43 (which is the quotient obtained by dividing $8 by 8.75%).

“Class One Partnership Preferred Unit” or “Preferred Unit” shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

“Cut-Off Date” shall mean the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Declination” shall have the meaning set forth in Section 6(f) of this Partnership Unit Designation.

“Distribution Payment Date” shall have the meaning set forth of Section 3(a) of this Partnership Unit Designation.

“Junior Partnership Units” shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

“Liquidation Preference” shall have the meaning set forth in Section 5(a) of this Partnership Unit Designation.

“Market Value” shall mean, as of any calculation date and with respect to any share of stock, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the calculation date. The market price for any such trading day shall be:

(i)    if the shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

(ii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

(iii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after the commencement of such ten day period that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.

“Notice of Redemption” shall mean a Notice of Redemption in the form of Annex I to this Partnership Unit Designation.

“Parity Partnership Units” shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.

“Primary Offering Notice” shall have the meaning set forth in Section 6(h)(3) of this Partnership Unit Designation.

“Public Offering Funding” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“Redemption” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Registrable Shares” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“REIT Shares Amount” shall mean, with respect to any Tendered Units, a number of REIT Shares equal to the quotient obtained by dividing (i) the Cash Amount for such Tendered Units, by (ii) the Market Value of a REIT Share as of the fifth (5th) Business Day prior to the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units.

“Senior Partnership Units” shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

“Single Funding Notice” shall have the meaning set forth in Section 6(f)(3) of this Partnership Unit Designation.

“Specified Redemption Date” shall mean, with respect to any Redemption, the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the Business Day next following the date of the closing of the Public Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 6 hereof, on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

“Tendering Party” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Tendered Units” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

3.    Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

(a)    prior or senior to the Class One Partnership Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class One Partnership Preferred Units (the Partnership Units referred to in this paragraph being hereinafter referred to, collectively, as “Senior Partnership Units”);

(b)    on a parity with the Class One Partnership Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class One Partnership Preferred Units if (i) such class or series of Partnership Units shall be Class G Partnership Preferred Units or (ii) the holders of such class or series of Partnership Units and the Class One Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and

(c)    junior to the Class One Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Partnership Common Units or Class I High Performance Partnership Units or (ii) the holders of Class One Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Partnership Units”).

4.    Quarterly Cash Distributions.

(a)    Holders of Preferred Units will be entitled to receive, when and as declared by the General Partner, quarterly cash distributions at the rate of $2.00 per Preferred Unit. Any such distributions will be cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a Business Day, the next succeeding Business Day) (each a “Distribution Payment Date”), commencing on the first such date occurring after the date of original issue. If the Preferred Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred Units will be prorated for the portion of the quarterly period that such Preferred Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Units that may be in arrears. Holders of any Preferred Units that are issued after the date of original issuance will be entitled to receive the same distributions as holders of any Preferred Units issued on the date of original issuance.

(b)    When distributions are not paid in full upon the Preferred Units or any Parity Partnership Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred Units and any Parity Partnership Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Preferred Units and accumulated and unpaid on such Parity Partnership Units. Except as set forth in the preceding sentence, unless distributions on the Preferred Units equal to the full amount of accumulated and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the Partnership with respect to any Parity Partnership Units.

(c)    Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Junior Partnership Units or options, warrants or rights to subscribe for or purchase Junior Partnership Units) may be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Partnership with respect to any Junior Partnership Units, nor shall any Junior Partnership Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Partnership Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any affiliate thereof, including, without limitation, Previous General Partner and its affiliates) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Partnership Units), directly or indirectly, by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Partnership Units.

(d)    Notwithstanding the foregoing provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Partnership Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Previous General Partner’s qualification as a REIT.

5.    Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any allocation of income or gain by the Partnership shall be made to or set apart for the holders of any Junior Partnership Units, to the extent possible, the holders of Preferred Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the “Liquidation Preference”) per Preferred Unit equal to the sum of (i) 91.93 (which is the quotient obtained by dividing $8 by 8.75%), plus (ii) any accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders will not be entitled to any further payment or allocation. Until all holders of the Preferred Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership.

(b)    If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Preferred Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any Parity Partnership Units, then following certain allocations made by the Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Preferred Units and any such Parity Partnership Units if all amounts payable thereon were paid in full.

(c)    A voluntary or involuntary liquidation, dissolution or winding up of the Partnership will not include a consolidation or merger of the Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the Partnership’s assets.

(d)    Upon any liquidation, dissolution or winding up of the Partnership, after all allocations shall have been made in full to the holders of Preferred Units and any Parity Partnership Units to enable them to receive their respective liquidation preferences, any Junior Partnership Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

6.    Redemption.

(a)    Except as set forth in Section 6(l) hereof, the Preferred Units may not be redeemed at the option of the Partnership, and will not be required to be redeemed or repurchased by the Partnership or the Previous General Partner except if a holder of a Preferred Unit effects a Redemption, as provided for in Section 6(b) hereof. The Partnership or the Previous General Partner may purchase Preferred Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise.

(b)    On or after the first (1st) anniversary of becoming a holder of Preferred Units, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Preferred Units held by such Qualifying Party (such Preferred Units being hereafter “Tendered Units”) in exchange (a “Redemption”) for REIT Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”).

(c)    If the Partnership elects to redeem Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 6, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for REIT Shares. In making such election to cause the Previous General Partner to acquire Tendered

Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Tendering Parties over another nor discriminates against a group or class of Tendering Parties. If the Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for a number of REIT Shares equal to the REIT Shares Amount for such number of the Tendered Units. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner’s view, to effect compliance with the Securities Act. The REIT Shares shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and accessible REIT Shares, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this Section 6, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 6, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(d)    The Partnership shall have no obligation to effect any redemption unless and until a Tendering Party has given the Partnership a Notice of Redemption. Each Notice of Redemption shall be sent by hand delivery or by first class mail, postage prepaid, to AIMCO Properties, L.P., c/o AIMCO-GP, Inc., 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, Attention: Investor Relations, or to such other address as the Partnership shall specify in writing by delivery to the holders of the Preferred Units in the same manner as that set forth above for delivery of the Notice of Redemption. At any time prior to the Specified Redemption Date for any Redemption, any holder may revoke its Notice of Redemption.

(e)    A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the record date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem any number of Tendered Units for cash, the Cash Amount for such number of Tendered Units shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds.

(f)    In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for REIT Shares pursuant to this Section 6 following receipt of a Notice of Redemption (a “Declination”):

(1)    The Previous General Partner or the General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.

(2)    The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the Previous General Partner contribute such funds from the proceeds of a registered public offering (a “Public Offering Funding”) by the Previous General Partner of a number of REIT Shares (“Registrable Shares”) equal to the REIT Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

(3)    Promptly upon the General Partner’s receipt of the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership’s Declination, the General Partner shall give notice (a “Single Funding Notice”) to all Qualifying Parties then holding Preferred Units and having Redemption rights pursuant to this Section 6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Preferred Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Preferred Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the next twelve months; provided, however, that the Previous General Partner shall not be required to acquire Preferred Units pursuant to this Section 6(f) more than twice within any twelve-month period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partners shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partners, as the case may be, to an equitable Percentage Interest adjustment.

(g)    Notwithstanding the provisions of this Section 6, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the REIT Shares if such exchange would be prohibited under the Charter.

(h)    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 6:

(1)    All Preferred Units acquired by the Previous General Partner pursuant to this Section 6 hereof shall be contributed by the Previous General Partner to any or all of the General Partner and the Special Limited Partners in such proportions as the Previous General Partner, the General Partner and the Special Limited Partners shall determine. Any Preferred Units so contributed to the General Partner shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of an equal number of Partnership Common Units. Any Preferred Units so contributed to the Special Limited Partners shall be converted into Partnership Common Units.

(2)    Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Preferred Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Preferred Units, all of the Preferred Units held by such Tendering Party.

(3)    Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to this Section 6, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a “Primary Offering Notice”) that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in Section 6(f) hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

(4)    Without the Consent of the Previous General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

(5)    The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(6)    The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 of the Agreement) all Preferred Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Preferred Units for all purposes of the Agreement, until such Preferred Units are either paid for by the Partnership pursuant to this Section 6 or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partners) and paid for, by the issuance of the REIT Shares, pursuant to this Section 6 on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this Section 6(h), all Partnership Common Units and Partnership Preferred Units, including Preferred Units, beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

(i)    In connection with an exercise of Redemption rights pursuant to this Section 6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)    A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares and any other classes or shares of the Previous General Partner by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit;

(2)    A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares or any other class of shares of the Previous General Partner prior to the closing of the Redemption on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares or any other class of shares of the Previous General Partner by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 6(i)(a) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares or other shares of the Previous General Partner in violation of the Ownership Limit.

(j)    On or after the Specific Redemption Date, each holder of Preferred Units shall surrender to the Partnership the certificate evidencing such holder’s Preferred Units, at the address to which a Notice of Redemption is required to be sent. Upon such surrender of a certificate, the Partnership shall thereupon pay the former holder thereof the applicable Cash Amount and/or deliver REIT Shares for the Preferred Units evidenced thereby. From and after the Specific Redemption Date (i) distributions with respect to the Preferred Units shall cease to accumulate, (ii) the Preferred Units shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be Partners to the extent of their interest in such Preferred Units, and (iv) all rights whatsoever with respect to the Preferred Units shall terminate, except the right of the holders of the Preferred Units to receive Cash Amount and/or REIT Shares therefor, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor.

(k)    Notwithstanding the provisions of this Section 6, the Tendering Parties (i) shall not be entitled to elect or effect a Redemption where the Redemption would consist of less than all the Preferred Units held by Partners and, to the extent that the aggregate Percentage Interests of the Limited Partners would be reduced, as a result of the Redemption, to less than one percent (1%) and (ii) shall have no rights under the Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 6(k), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the Previous General Partner hereunder.

(l)    Notwithstanding any other provision of the Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partners) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partners’ Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to this Section 6 for the amount of Preferred Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 6(l). Such notice given by the General Partner to a Limited Partner pursuant to this Section 6(l) shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 6(l), (a) any Limited Partner (whether or not eligible to be a Tendering Party) may, in the General Partner’s sole and absolute discretion, be treated as a Tendering Party and (b) the provisions of Sections 6(f)(f)(1), 6(h)(2), 6(h)(3) and 6(h)(5) hereof shall not apply, but the remainder of this Section shall apply, mutatis mutandis.

7.    Status of Reacquired Units.

All Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

8.    General.

The ownership of the Preferred Units shall be evidenced by one or more certificates in the form of Annex II hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Class One Partnership Preferred Units.

9.    Allocations of Income and Loss.

For each taxable year, (i) each holder of Preferred Units will be allocated net income of the Partnership in an amount equal to the distributions made on such holder’s Preferred Units during such taxable year, and (ii) each holder of Preferred Units will be allocated its pro rata share, based on the portion of outstanding Preferred Units held by it, of any net loss of the Partnership that is not allocated to holders of Partnership Common Units or other interests in the Partnership. Upon liquidation, dissolution or winding up of the Partnership, the holders of Preferred Units will be allocated income and gain sufficient to enable them to realize the Liquidation Preference in full.

10.    Voting Rights.

Except as otherwise required by applicable law or in the Agreement, the holders of the Preferred Units will have the same voting rights as holders of the Partnership Common Units. So long as any Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred Units that materially and adversely affects the rights or preferences of the holders of the Preferred Units. The creation or issuance of any class or series of Partnership units, including, without limitation, any Partnership units that may have rights junior to, on a parity with, or senior or superior to the Preferred Units will not be deemed to have a material adverse effect on the rights or preferences of the holders of Preferred Units. The Partnership shall give the holders of the Preferred Units at least twenty-one (21) days’ advance notice of the proposed issuance of any Senior Partnership Units. With respect to the exercise of the above described voting rights, each Preferred Unit will have one (1) vote per Preferred Unit.

11.    Restrictions on Transfer.

Preferred Units are subject to the same restrictions on transfer applicable to Common Units, as set forth in the Agreement.

ANNEX I

TO EXHIBIT G

NOTICE OF REDEMPTION

To:	AIMCO Properties, L.P.
c/o AIMCO-GP, Inc.
4582 South Ulster Street
Suite 1700
Denver, Colorado 80237
Attention: Investor Relations

The undersigned Limited Partner or Assignee hereby tenders for redemption Class One Partnership Preferred Units in AIMCO Properties, L.P. in accordance with the terms of the Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of [DATE OF SPIN-OFF], as it may be amended and supplemented from time to time (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the Class One Partnership Preferred Units. The undersigned Limited Partner or Assignee:

(a)    if the Partnership elects to redeem such Class One Partnership Preferred Units for REIT Shares rather than cash, hereby irrevocably transfers, assigns, contributes and sets over to the Previous General Partner all of the undersigned Limited Partner’s or Assignee’s right, title and interest in and to such Class One Partnership Preferred Units;

(b)    undertakes (i) to surrender such Class One Partnership Preferred Units and any certificate therefor at the closing of the Redemption contemplated hereby and (ii) to furnish to the Previous General Partner, prior to the Specified Redemption Date:

(1)    A written affidavit, dated the same date as this Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) the undersigned Limited Partner or Assignee and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the undersigned Limited Partner or Assignee nor any Related Party will own REIT Shares in excess of the Ownership Limit;

(2)    A written representation that neither the undersigned Limited Partner or Assignee nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption contemplated hereby on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption contemplated hereby on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the undersigned Limited Partner or Assignee and any Related Party remain unchanged from that disclosed in the affidavit required by paragraph (1) above, or (b) after giving effect to the Redemption contemplated hereby, neither the undersigned Limited Partner or Assignee nor any Related Party shall own REIT Shares in violation of the Ownership Limit.

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(c)    directs that the certificate representing the REIT Shares, or the certified check representing the Cash Amount, in either case, deliverable upon the closing of the Redemption contemplated hereby be delivered to the address specified below;

(d)    represents, warrants, certifies and agrees that:

(i)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Preferred Units, free and clear of the rights or interests of any other person or entity;

(ii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Preferred Units as provided herein; and

(iii)    the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender.

Dated:

Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Issue check payable to or Certificates in the name of:

Please insert social security or identifying number:

Signature Guaranteed by:

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NOTICE: THE SIGNATURE OF THIS NOTICE OF REDEMPTION MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE FOR THE CLASS ONE PREFERRED UNITS WHICH ARE BEING REDEEMED IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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ANNEX II

TO EXHIBIT G

FORM OF UNIT CERTIFICATE

OF

CLASS ONE PARTNERSHIP PREFERRED UNITS

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF [DATE OF SPIN-OFF], A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC., THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

Certificate Number

AIMCO PROPERTIES, L.P.

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that                                                                                                                                                                                              is the owner of

CLASS ONE PARTNERSHIP PREFERRED UNITS

OF

AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Class One Partnership Preferred Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:

By

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ASSIGNMENT

For Value Received,                                                           hereby sells, assigns and transfers unto                                                                                                                                                                                   Class One Partnership Preferred Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class One Partnership Preferred Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.

Dated:

By:
Name:

Signature Guaranteed by:

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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EXHIBIT H

PARTNERSHIP UNIT DESIGNATION OF

THE CLASS TWO PARTNERSHIP PREFERRED UNITS OF

AIMCO PROPERTIES, L.P.

1.    Number of Units and Designation.

A class of Partnership Preferred Units is hereby designated as “Class Two Partnership Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be Ten Million (10,000,000).

2.    Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.

“Assignee” shall mean a Person to whom one or more Preferred Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of the Agreement.

“Cash Amount” shall mean, with respect to any Tendered Units, cash in an amount equal to the product of (i) the number of Tendered Units, multiplied by (ii) the Liquidation Preference for a Preferred Unit.

“Class Two Partnership Preferred Unit” or “Preferred Unit” shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

“Common Shares” shall mean the shares of Class A Common Stock of the Previous General Partner.

“Common Shares Amount” shall mean, with respect to any Tendered Units, a number of Common Shares equal to the quotient obtained by dividing (i) the Cash Amount for such Tendered Units, by (ii) the Market Value of a Common Share calculated as of the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units.

“Cut-Off Date” shall mean the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Declination” shall have the meaning set forth in Section 6(f) of this Partnership Unit Designation.

“Distribution Payment Date” shall have the meaning set forth in Section 4(a) of this Partnership Unit Designation.

“Junior Partnership Units” shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

“Liquidation Preference” shall have the meaning set forth in Section 5(a) of this Partnership Unit Designation.

“Market Value” shall mean, as of any calculation date and with respect to any share of stock, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the calculation date. The market price for any such trading day shall be:

(i)    if the shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

(ii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

(iii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after the commencement of such ten day period that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.

“Notice of Redemption” shall mean a Notice of Redemption in the form of Annex I to this Partnership Unit Designation.

“Parity Partnership Units” shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.

“Preferred Shares” shall mean shares of the Class I Cumulative Preferred Stock of the Previous General Partner.

“Primary Offering Notice” shall have the meaning set forth in Section 6(h)(4) of this Partnership Unit Designation.

“Public Offering Funding” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“Redemption” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Registrable Shares” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“Senior Partnership Units” shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

“Single Funding Notice” shall have the meaning set forth in Section 6(f)(3) of this Partnership Unit Designation.

“Specified Redemption Date” shall mean, with respect to any Redemption, the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the Business Day next following the date of the closing of the Public Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 5 hereof, on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

“Tendering Party” shall have the meaning set forth in Section 6(b) hereof.

“Tendered Units” shall have the meaning set forth in Section 6(b) hereof.

3.    Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

(a)    prior or senior to the Class Two Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class Two Partnership Preferred Units (the Partnership Units referred to in this paragraph being hereinafter referred to, collectively, as “Senior Partnership Units”);

(b)    on a parity with the Class Two Partnership Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class Two Partnership Preferred Units if (i) such class or series of Partnership Units shall be Class G Partnership Preferred Units or Class One Partnership Preferred Units or (ii) the holders of such class or series of Partnership Units and the Class Two Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and

(c)    junior to the Class Two Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Partnership Common Units or Class I High Performance Partnership Units or (ii) the holders of Class Two Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Partnership Units”).

4.    Quarterly Cash Distributions.

(a)    Holders of Preferred Units will be entitled to receive, when and as declared by the General Partner, quarterly cash distributions at the rate of $0.50 per Preferred Unit; provided, however, that at any time and from time to time on or after March 1, 2005, the Partnership may adjust the quarterly cash distribution rate on the Preferred Units to equal 25% of the lower of (i) two percent (2%) plus the annual interest rate then applicable to U.S. Treasury notes with a maturity of five years and (ii) the annual dividend rate on the class or series of preferred stock most recently issued by the Previous General Partner that (x) is not convertible into another security of the Previous General Partner at the option of the holder and (y) ranks on a parity with its Class H Cumulative Preferred Stock. Such adjustment shall become effective upon the date the Partnership issues a notice to such effect to the holders of the Preferred Units. Any such distributions will be cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a Business Day, the next succeeding Business Day) (each a “Distribution Payment Date”), commencing on the first such date occurring after the date of original issue. If the Preferred Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred Units will be prorated for the portion of the quarterly period that such

Preferred Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Units that may be in arrears. Holders of any Preferred Units that are issued after the date of original issuance will be entitled to receive the same distributions as holders of any Preferred Units issued on the date of original issuance.

(b)    When distributions are not paid in full upon the Preferred Units or any Parity Partnership Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred Units and any Parity Partnership Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Preferred Units and accumulated and unpaid on such Parity Partnership Units. Except as set forth in the preceding sentence, unless distributions on the Preferred Units equal to the full amount of accumulated and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the Partnership with respect to any Parity Partnership Units.

(c)    Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Junior Partnership Units or options, warrants or rights to subscribe for or purchase Junior Partnership Units) may be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Partnership with respect to any Junior Partnership Units, nor shall any Junior Partnership Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Partnership Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any affiliate thereof, including, without limitation, the Previous General Partner and its affiliates) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Partnership Units), directly or indirectly, by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Partnership Units.

(d)    Notwithstanding the foregoing provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Partnership Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Previous General Partner’s qualification as a REIT.

5.    Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any allocation of income or gain by the Partnership shall be made to or set apart for the holders of any Junior Partnership Units, to the extent possible, the holders of Preferred Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the “Liquidation Preference”) of (i) $25 per Preferred Unit, plus (ii) accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further payment or allocation. Until all holders of the Preferred Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the Partnership.

(b)    If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Preferred Partnership Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any Parity Partnership Units, then following certain allocations made by the Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Preferred Units and any such Parity Partnership Units if all amounts payable thereon were paid in full.

(c)    A voluntary or involuntary liquidation, dissolution or winding up of the Partnership will not include a consolidation or merger of the Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the Partnership’s assets.

(d)    Upon any liquidation, dissolution or winding up of the Partnership, after all allocations shall have been made in full to the holders of Preferred Units and any Parity Partnership Units to enable them to receive their respective liquidation preferences, any Junior Partnership Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

6.    Redemption.

(a)    Except as set forth in Section 6(l) hereof, the Preferred Units may not be redeemed at the option of the Partnership, and will not be required to be redeemed or repurchased by the Partnership or the Previous General Partner except if a holder of a Preferred Unit effects a Redemption, as provided for in Section 6(b) hereof. The Partnership or the Previous General Partner may purchase Preferred Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise.

(b)    On or after the first (1st) anniversary of becoming a holder of Preferred Units, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Preferred Units held by such Qualifying Party (any Preferred Units tendered for Redemption being hereafter “Tendered

Units”) in exchange (a “Redemption”) for Common Shares or Preferred Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”).

(c)    If the Partnership elects to redeem Tendered Units for Common Shares or Preferred Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such Common Shares or Preferred Shares to the Tendering Party pursuant to the terms set forth in this Section 6, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for Common Shares or Preferred Shares. In making such election to cause the Previous General Partner to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Tendering Parties over another nor discriminates against a group or class of Tendering Parties. If the Partnership elects to redeem any number of Tendered Units for Common Shares or Preferred Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for (i) a number of Common Shares equal to the Common Shares Amount for such number of Tendered Units, (ii) if (x) the Notice of Redemption for such Tendered Units is received by the General Partner after the second (2nd) anniversary of the Tendering Party becoming a holder of such Preferred Units and (y) the Preferred Shares are then listed on the New York Stock Exchange or another national securities exchange, a number of Preferred Shares equal to such number of Tendered Units, or (iii) any combination of (i) and (ii). The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner’s view, to effect compliance with the Securities Act. The Common Shares or Preferred Shares shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this Section 6, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such Common Shares or Preferred Shares are issued pursuant to this Section 6, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Common Shares or Preferred Shares for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Common Shares or Preferred Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(d)    The Partnership shall have no obligation to effect any redemption unless and until a Tendering Party has given the Partnership a Notice of Redemption. Each Notice of Redemption shall be sent by hand delivery or by first class mail, postage prepaid, to AIMCO Properties, L.P., c/o AIMCO-GP, Inc., 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, Attention: Investor Relations, or to such other address as the Partnership shall specify in writing by delivery to the holders of the Preferred Units in the same manner as that set forth above for delivery of the Notice of Redemption. At any time prior to the Specified Redemption Date for any Redemption, any holder may revoke its Notice of Redemption.

(e)    A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the record date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem any number of Tendered Units for cash, the Cash Amount for such number of Tendered Units shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds.

(f)    In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for Common Shares or Preferred Shares pursuant to this Section 6 following receipt of a Notice of Redemption (a “Declination”):

(1)    The Previous General Partner or the General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.

(2)    The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the Previous General Partner contribute such funds from the proceeds of a registered public offering (a “Public Offering Funding”) by the Previous General Partner of a number of Common Shares or Preferred Shares (“Registrable Shares”) equal to the Common Shares or Preferred Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

(3)    Promptly upon the General Partner’s receipt of the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership’s Declination, the General Partner shall give notice (a “Single Funding Notice”) to all Qualifying Parties then holding Preferred Units and having Redemption rights pursuant to this Section 6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Preferred Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Preferred Units to be made subject thereon in writing to the General Partner within ten

(10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the next twelve months; provided, however, that the Previous General Partner shall not be required to acquire Preferred Units pursuant to this Section 6(f) more than twice within any twelve-month period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partners shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partners, as the case may be, to an equitable Percentage Interest adjustment.

(g)    Notwithstanding the provisions of this Section 6, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the Common Shares or Preferred Shares if such exchange would be prohibited under the Charter.

(h)    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 6:

(1)    All Preferred Units acquired by the Previous General Partner pursuant to this Section 6 hereof shall be contributed by the Previous General Partner to any or all of the General Partner and the Special Limited Partners in such proportions as the Previous General Partner, the General Partner and the Special Limited Partners shall determine.

(2)    Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Preferred Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Preferred Units, all of the Preferred Units held by such Tendering Party.

(3)    Each Tendering Party (a) may effect a Redemption only once in each fiscal quarter of a Twelve-Month Period and (b) may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

(4)    Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to this Section 6, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a “Primary Offering Notice”) that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in this Section 6(f) hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

(5)    Without the Consent of the Previous General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

(6)    The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(7)    The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 of the Agreement) all Preferred Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Preferred Units for all purposes of the Agreement, until such Preferred Units are either paid for by the Partnership pursuant to this Section 6 or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partners) and paid for, by the issuance of the REIT Shares, pursuant to this Section 6 on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this Section 6(h), all Partnership Common Units and Partnership Preferred Units, including Preferred Units, beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

(i)    In connection with an exercise of Redemption rights pursuant to this Section 6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)    A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Common Shares or Preferred Shares and any other classes or shares of the Previous General Partner by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own Common Shares or Preferred Shares in excess of the Ownership Limit;

(2)    A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional Common Shares, Preferred Shares or any other class of shares of the Previous General Partner prior to the closing of the Redemption on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common Shares or Preferred Shares or any other class of shares of the

Previous General Partner by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 6(i)(a) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own Common Shares or Preferred Shares or other shares of the Previous General Partner in violation of the Ownership Limit.

(j)    On or after the Specific Redemption Date, each holder of Preferred Units shall surrender to the Partnership the certificate evidencing such holder’s Preferred Units, at the address to which a Notice of Redemption is required to be sent. Upon such surrender of a certificate, the Partnership shall thereupon pay the former holder thereof the applicable Cash Amount and/or deliver Common Shares or Preferred Shares for the Preferred Units evidenced thereby. From and after the Specific Redemption Date (i) distributions with respect to the Preferred Units shall cease to accumulate, (ii) the Preferred Units shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be Partners to the extent of their interest in such Preferred Units, and (iv) all rights whatsoever with respect to the Preferred Units shall terminate, except the right of the holders of the Preferred Units to receive Cash Amount and/or Common Shares or Preferred Shares therefor, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor.

(k)    Notwithstanding the provisions of this Section 6, the Tendering Parties (i) shall not be entitled to elect or effect a Redemption where the Redemption would consist of less than all the Preferred Units held by Partners and, to the extent that the aggregate Percentage Interests of the Limited Partners would be reduced, as a result of the Redemption, to less than one percent (1%) and (ii) shall have no rights under the Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 6(k), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in Common Shares or Preferred Shares otherwise issuable by the Previous General Partner hereunder.

(l)    Notwithstanding any other provision of the Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partners) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partners’ Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to this Section 6 for the amount of Preferred Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 6(l). Such notice given by the General Partner to a Limited Partner pursuant to this Section 6(l) shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 6(l), (a) any Limited Partner (whether or not eligible to be a Tendering Party) may, in the General Partner’s sole and absolute discretion, be treated as a Tendering Party and (b) the provisions of Sections 6(f)(1), 6(h)(2), 6(h)(3) and 6(h)(5) hereof shall not apply, but the remainder of this Section shall apply, mutatis mutandis.

7.    Status of Reacquired Units.

All Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

8.    General.

The ownership of the Preferred Units shall be evidenced by one or more certificates in the form of Annex II hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Preferred Units.

9.    Allocations of Income and Loss.

For each taxable year, (i) each holder of Preferred Units will be allocated net income of the Partnership in an amount equal to the distributions made on such holder’s Preferred Units during such taxable year, and (ii) each holder of Preferred Units will be allocated its pro rata share, based on the portion of outstanding Preferred Units held by it, of any net loss of the Partnership that is not allocated to holders of Partnership Common Units or other interests in the Partnership. Upon liquidation, dissolution or winding up of the Partnership, the holders of Preferred Units will be allocated income and gain sufficient to enable them to realize the Liquidation Preference in full.

10.    Voting Rights.

Except as otherwise required by applicable law or in the Agreement, the holders of the Preferred Units will have the same voting rights as holders of the Partnership Common Units. As long as any Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred Units that materially and adversely affects the rights or preferences of the holders of the Preferred Units. The creation or issuance of any class or series of Partnership Units, including, without limitation, any Partnership Units that may have rights junior to, on a parity with, or senior or superior to the Preferred Units, will not be deemed to have a material adverse effect on the rights or preferences of the holders of Preferred Units. With respect to the exercise of the above-described voting rights, each Preferred Unit will have one (1) vote per Preferred Unit.

11.    Restrictions on Transfer.

Preferred Units are subject to the same restrictions on transfer applicable to Common Units, as set forth in the Agreement.

ANNEX I

TO EXHIBIT H

NOTICE OF REDEMPTION

To:	AIMCO Properties, L.P.

c/o AIMCO-GP, Inc.

4582 South Ulster Street

Suite 1700

Denver, Colorado 80237

Attention: Investor Relations

The undersigned Limited Partner or Assignee hereby tenders for redemption Class Two Partnership Preferred Units in AIMCO Properties, L.P. in accordance with the terms of the Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of [DATE OF SPIN-OFF], as it may be amended and supplemented from time to time (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the Class Two Partnership Preferred Units. The undersigned Limited Partner or Assignee:

(a)    if the Partnership elects to redeem such Class Two Partnership Preferred Units for Common Shares or Preferred Shares rather than cash, hereby irrevocably transfers, assigns, contributes and sets over to the Previous General Partner all of the undersigned Limited Partner’s or Assignee’s right, title and interest in and to such Class Two Partnership Preferred Units;

(b)    undertakes (i) to surrender such Class Two Partnership Preferred Units and any certificate therefor at the closing of the Redemption contemplated hereby and (ii) to furnish to the Previous General Partner, prior to the Specified Redemption Date:

(1)    A written affidavit, dated the same date as this Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Common Shares or Preferred Shares by (i) the undersigned Limited Partner or Assignee and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the undersigned Limited Partner or Assignee nor any Related Party will own Common Shares or Preferred Shares in excess of the Ownership Limit;

(2)    A written representation that neither the undersigned Limited Partner or Assignee nor any Related Party has any intention to acquire any additional Common Shares or Preferred Shares prior to the closing of the Redemption contemplated hereby on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption contemplated hereby on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common Shares or Preferred Shares by the undersigned Limited Partner or Assignee and any Related Party remain unchanged from that disclosed in the affidavit required by paragraph (1) above, or (b) after giving effect to the

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Redemption contemplated hereby, neither the undersigned Limited Partner or Assignee nor any Related Party shall own Common Shares or Preferred Shares in violation of the Ownership Limit.

(c)    directs that the certificate representing the Common Shares or Preferred Shares, or the certified check representing the Cash Amount, in either case, deliverable upon the closing of the Redemption contemplated hereby be delivered to the address specified below;

(d)    represents, warrants, certifies and agrees that:

(i)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Preferred Units, free and clear of the rights or interests of any other person or entity;

(ii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Preferred Units as provided herein; and

(iii)    the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender.

Dated:

Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Issue check payable to or Certificates in the name

of:

Please insert social security or identifying

number:

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Signature Guaranteed by:

NOTICE: THE SIGNATURE OF THIS NOTICE OF REDEMPTION MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE FOR THE CLASS TWO PREFERRED UNITS WHICH ARE BEING REDEEMED IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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ANNEX II

TO EXHIBIT H

FORM OF UNIT CERTIFICATE

OF

CLASS TWO PARTNERSHIP PREFERRED UNITS

[THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION,] THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF [DATE OF SPIN-OFF], AS IT MAY BE AMENDED AND/OR SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC., THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

Certificate Number

AIMCO PROPERTIES, L.P.

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that

is the owner of

CLASS TWO PARTNERSHIP PREFERRED UNITS

OF

AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Class Two Partnership Preferred Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:

By

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ASSIGNMENT

For Value Received,                                                                       hereby sells, assigns and transfers unto                                                                       Class Two Partnership Preferred Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class Two Partnership Preferred Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.

Dated:

By:
Name:

Signature Guaranteed by:

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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EXHIBIT I

PARTNERSHIP UNIT DESIGNATION OF

THE CLASS THREE PARTNERSHIP PREFERRED UNITS OF

AIMCO PROPERTIES, L.P.

1.    Number of Units and Designation.

A class of Partnership Preferred Units is hereby designated as “Class Three Partnership Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be three million (3,000,000).

2.    Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.

“Assignee” shall mean a Person to whom one or more Preferred Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of the Agreement.

“Cash Amount” shall mean, with respect to any Tendered Unit, cash in an amount equal to the Liquidation Preference of such Tendered Unit.

“Class Three Partnership Preferred Unit” or “Preferred Unit” shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

“Cut-Off Date” shall mean the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Declination” shall have the meaning set forth in Section 6(f) of this Partnership Unit Designation.

“Distribution Payment Date” shall have the meaning set forth of Section 4(b) of this Partnership Unit Designation.

“Distribution Rate” shall mean 9.5%, subject to adjustment as provided in Section 4(a) of this Partnership Unit Designation.

“Dividend Yield” shall mean, as of any calculation date and with respect to any class or series of capital stock, the quotient obtained by dividing (i) the aggregate dollar amount of dividends payable on one share of such class or series of capital stock, in accordance with its terms, for the 12 month period ending on the dividend payment date immediately preceding such calculation date, by (ii) the Market Value of one share of such stock as of such calculation date.

“Junior Partnership Units” shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

“Liquidation Preference” shall have the meaning set forth in Section 5(a) of this Partnership Unit Designation.

“Market Value” shall mean, as of any calculation date and with respect to any share of stock, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the calculation date. The market price for any such trading day shall be:

(i)    if the shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

(ii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

(iii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after the commencement of such ten day period that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.

“Notice of Redemption” shall mean a Notice of Redemption in the form of Annex I to this Partnership Unit Designation.

“Parity Partnership Units” shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.

“Previous General Partner” shall mean Apartment Income REIT Corp., a Maryland corporation.

“Primary Offering Notice” shall have the meaning set forth in Section 6(h)(4) of this Partnership Unit Designation.

“Public Offering Funding” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“Qualifying Preferred Stock” shall mean any class or series of non-convertible perpetual preferred stock that (i) has been issued by a corporation that has elected to be taxed as a REIT, (ii) has a fixed rate of distributions or dividends, (iii) has a fixed liquidation preference (and which entitles the holder thereof to no payments other than the payment of distributions at a fixed rate and the payment of a fixed liquidation preference), (iv) is listed on the New York Stock Exchange, (v) cannot be redeemed at the option of the issuer for the first five years after issuance of such class or series of preferred stock and that, at the Reset Date (or, if applicable, as of the date the calculation of the Weighted Average of Preferred Stock Dividend Yields is being made for purposes hereof in respect of such Reset Date) cannot be so redeemed and (vi) is issued by an issuer the unsecured debt of which has an average rating from Moody’s Investors Services, Inc., Standard & Poor’s Rating Services or Duff & Phelps Credit Rating Co. in a category that is one rating category below the average rating, as of such date, of the Previous General Partner’s unsecured debt.

“Redemption” shall have the meaning set forth in Section 6(b)(i) of this Partnership Unit Designation.

“Registrable Shares” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“REIT Shares Amount” shall mean, with respect to any Tendered Units, a number of REIT Shares equal to the quotient obtained by dividing (i) the Cash Amount for such Tendered Units, by (ii) the Market Value of a REIT Share as of the fifth (5th) Business Day prior to the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units.

“Reset Date” shall mean December 21, 2004 and every fifth anniversary of such date that occurs thereafter.

“Senior Partnership Units” shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

“Single Funding Notice” shall have the meaning set forth in Section 6(f)(3) of this Partnership Unit Designation.

“Specified Redemption Date” shall mean, with respect to any Redemption, the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the

Business Day next following the date of the closing of the Public Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 6 hereof, on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

“Tendering Party” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Tendered Units” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Weighted Average of Preferred Stock Dividend Yields” shall mean, as of any date of calculation, the average of the Dividend Yields, as of such date, of each Qualifying Preferred Stock (other than a Qualifying Preferred Stock issued by the Previous General Partner) that has been outstanding during the entire year immediately preceding the date of calculation. Each such class of Qualifying Preferred Stock (except Qualifying Preferred Stock of the Previous General Partner) shall be weighted for its total market value.

3.    Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

(a)    prior or senior to the Class Three Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class Three Partnership Preferred Units (the Partnership Units referred to in this paragraph being hereinafter referred to, collectively, as “Senior Partnership Units”);

(b)    on a parity with the Class Three Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class Three Partnership Preferred Units if (i) such class or series of Partnership Units shall be Class G Partnership Preferred Units, Class One Partnership Preferred Units or Class Two Partnership Preferred Units or (ii) the holders of such class or series of Partnership Units and the Class Three Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and

(c)    junior to the Class Three Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Partnership Common Units or Class I High Performance Partnership Units or (ii) the holders of Class Three Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Partnership Units”).

4.    Quarterly Cash Distributions.

(a)    The “Quarterly Distribution Amount,” as of any date, shall be equal to (i) the Distribution Rate then in effect, multiplied by (ii) $25, and divided by (iii) four. Holders of Preferred Units will be entitled to receive, when and as declared by the General Partner, quarterly cash distributions in an amount per Preferred Unit equal to the Quarterly Distribution Amount in effect as of the date such distribution is declared by the General Partner, and no more. On each Reset Date, the Distribution Rate thereafter in effect shall be adjusted by the General Partner to equal the lesser of (i) the Distribution Rate in effect immediately prior to such Reset Date or (ii) the Dividend Yield of the class of Qualifying Preferred Stock most recently issued by the Previous General Partner or, if there is no class of Qualifying Preferred Stock of the Previous General Partner outstanding as of any Reset Date, the Weighted Average of Preferred Stock Dividend Yields, calculated as of the end of the calendar quarter immediately preceding such Reset Date; provided, further, that if for any reason there are no classes of Qualifying Preferred Stock of the type described in the definition of “Weighted Average of Preferred Stock Dividend Yields” outstanding on any Reset Date and the reference to the Weighted Average of Preferred Stock Dividend Yields would otherwise be determinative of the calculation of the adjusted Distribution Rate on such Reset Date, the adjusted Distribution Rate for the succeeding five (5) year period shall be the Distribution Rate in effect immediately prior to such Reset Date. Upon any such adjustment of the Distribution Rate, the General Partner shall send a notice describing such adjustment to the holders of the Preferred Units at their respective addresses, as set forth on Exhibit A to the Agreement.

(b)    Any such distributions will be cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a Business Day, the next succeeding Business Day) (each a “Distribution Payment Date”), commencing on the first such date occurring after the date of original issue. If the Preferred Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred Units will be prorated for the portion of the quarterly period that such Preferred Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. If the

Preferred Units are issued other than on a record date for the payment of distributions to the holders of Preferred Units, the Quarterly Distribution Amount shall, for any quarter in which the Distribution Rate changes on any Reset Date, be appropriately prorated based on the portions of such quarter during which the different Distribution Rates were in effect, on the basis of twelve 30-day months and a 360-day year. Holders of Preferred Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Units that may be in arrears. Holders of any Preferred Units that are issued after the date of original issuance will be entitled to receive the same distributions as holders of any Preferred Units issued on the date of original issuance.

(c)    When distributions are not paid in full upon the Preferred Units or any Parity Partnership Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred Units and any Parity Partnership Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Preferred Units and accumulated and unpaid on such Parity Partnership Units. Except as set forth in the preceding sentence, unless distributions on the Preferred Units equal to the full amount of accumulated and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the Partnership with respect to any Parity Partnership Units.

(d)    Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Junior Partnership Units or options, warrants or rights to subscribe for or purchase Junior Partnership Units) may be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Partnership with respect to any Junior Partnership Units, nor shall any Junior Partnership Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Partnership Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any affiliate thereof, including, without limitation, Previous General Partner and its affiliates) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Partnership Units), directly or indirectly, by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Partnership Units.

(e)    Notwithstanding the foregoing provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Partnership Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Previous General Partner’s qualification as a REIT.

5.    Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any allocation of income or gain by the Partnership shall be made to or set apart for the holders of any Junior Partnership Units, to the extent possible, the holders of Preferred Units shall be entitled to be allocated income and gain to the extent necessary to enable them to receive a liquidation preference (the “Liquidation Preference”) per Preferred Unit equal to the sum of (i) $25 plus (ii) any accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders will not be entitled to any further payment or allocation. Until all holders of the Preferred Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership.

(b)    If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Preferred Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any Parity Partnership Units, then following appropriate allocations of Partnership income, gain, deduction and loss, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Preferred Units and any such Parity Partnership Units if all amounts payable thereon were paid in full.

(c)    A voluntary or involuntary liquidation, dissolution or winding up of the Partnership will not include a consolidation or merger of the Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the Partnership’s assets.

(d)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, after all allocations shall have been made in full to the holders of Preferred Units and any Parity Partnership Units to the extent necessary to enable them to receive their respective liquidation preferences, any Junior Partnership Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

6.    Redemption.

(a)    Except as set forth in Section 6(l) hereof, the Preferred Units may not be redeemed at the option of the Partnership, and will not be required to be redeemed or repurchased by the Partnership or the Previous General Partner except if a holder of a Preferred Unit effects a Redemption, as provided for in Section 6(b) hereof. The Partnership or the Previous General Partner may purchase Preferred Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise.

(b)    On or after the first (1st) anniversary of becoming a holder of Preferred Units, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Preferred Units held by such

Qualifying Party (such Preferred Units being hereafter “Tendered Units”) in exchange (a “Redemption”) for REIT Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”).

(c)    If the Partnership elects to redeem Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 6 in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right, and (ii) such transaction shall be treated, for Federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for REIT Shares. In making such election to cause the Previous General Partner to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Tendering Parties over another nor discriminates against a group or class of Tendering Parties. If the Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for a number of REIT Shares equal to the REIT Shares Amount for such number of the Tendered Units. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner’s view, to effect compliance with the Securities Act. The REIT Shares shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and accessible REIT Shares, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this Section 6, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 6, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(d)    The Partnership shall have no obligation to effect any redemption unless and until a Tendering Party has given the Partnership a Notice of Redemption. Each Notice of

Redemption shall be sent by hand delivery or by first class mail, postage prepaid, to AIMCO Properties, L.P., c/o AIMCO-GP, Inc., 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, Attention: Investor Relations, or to such other address as the Partnership shall specify in writing by delivery to the holders of the Preferred Units in the same manner as that set forth above for delivery of the Notice of Redemption. At any time prior to the Specified Redemption Date for any Redemption, any holder may revoke its Notice of Redemption.

(e)    A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the record date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem any number of Tendered Units for cash, the Cash Amount for such number of Tendered Units shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds.

(f)    In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for REIT Shares pursuant to this Section 6 following receipt of a Notice of Redemption (a “Declination”):

(1)    The Previous General Partner or the General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.

(2)    The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the Previous General Partner contribute such funds from the proceeds of a registered public offering (a “Public Offering Funding”) by the Previous General Partner of a number of REIT Shares (“Registrable Shares”) equal to the REIT Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

(3)    Promptly upon the General Partner’s receipt of the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership’s Declination, the General Partner shall give notice (a “Single Funding Notice”) to all Qualifying Parties then holding Preferred Units and having Redemption rights pursuant to this Section 6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Preferred Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Preferred Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the next twelve months; provided, however, that the Previous General Partner shall not be required to acquire Preferred Units pursuant to this Section 6(f) more than twice within any twelve-month period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partners shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partners, as the case may be, to an equitable Percentage Interest adjustment.

(g)    Notwithstanding the provisions of this Section 6, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Charter.

(h)    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 6:

(1)    All Preferred Units acquired by the Previous General Partner pursuant to this Section 6 hereof shall be contributed by the Previous General Partner to any or all of the General Partner and the Special Limited Partners in such proportions as the Previous General Partner, the General Partner and the Special Limited Partners shall determine. Any Preferred Units so contributed to the General Partner shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of an equal number of Partnership Common Units. Any Preferred Units so contributed to the Special Limited Partners shall be converted into Partnership Common Units.

(2)    Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Preferred Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Preferred Units, all of the Preferred Units held by such Tendering Party.

(3)    No Tendering Party may (a) effect a Redemption more than once in any fiscal quarter of a Twelve-Month Period or (b) effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

(4)    Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to this Section 6, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a “Primary Offering Notice”) that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in Section 6(f) hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

(5)    Without the Consent of the Previous General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

(6)    The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(7)    The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 of the Agreement) all Preferred Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Preferred Units for all purposes of the Agreement, until such Preferred Units are either paid for by the Partnership pursuant to this Section 6 or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partners) and paid for, by the issuance of the REIT Shares, pursuant to this Section 6 on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this Section 6(h), all Partnership Common Units and Partnership Preferred Units, including Preferred Units, beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

(i)    In connection with an exercise of Redemption rights pursuant to this Section 6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)    A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares and any other classes or shares of the Previous General Partner by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit;

(2)    A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares or any other class of shares of the Previous General Partner prior to the closing of the Redemption on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares or any other class of shares of the Previous General Partner by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 6(i)(a) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares or other shares of the Previous General Partner in violation of the Ownership Limit.

(j)    On or after the Specific Redemption Date, each holder of Preferred Units shall surrender to the Partnership the certificate evidencing such holder’s Preferred Units, at the address to which a Notice of Redemption is required to be sent. Upon such surrender of a certificate, the Partnership shall thereupon pay the former holder thereof the applicable Cash Amount and/or deliver REIT Shares for the Preferred Units evidenced thereby. From and after the Specific Redemption Date (i) distributions with respect to the Preferred Units shall cease to accumulate, (ii) the Preferred Units shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be Partners to the extent of their interest in such Preferred Units, and (iv) all rights whatsoever with respect to the Preferred Units shall terminate, except the right of the holders of the Preferred Units to receive Cash Amount and/or REIT Shares therefor, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor.

(k)    Notwithstanding the provisions of this Section 6, the Tendering Parties (i) shall not be entitled to elect or effect a Redemption where the Redemption would consist of less than all the Preferred Units held by Partners and, to the extent that the aggregate Percentage Interests of the Limited Partners would be reduced, as a result of the Redemption, to less than one percent (1%) and (ii) shall have no rights under the Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 6(k), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the Previous General Partner hereunder.

(l)    Notwithstanding any other provision of the Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partners) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partners’ Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to this Section 6 for the amount of Preferred Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 6(l). Such notice given by the General Partner to a Limited Partner pursuant to this Section 6(l) shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 6(l), (a) any Limited Partner (whether or not eligible to be a Tendering Party) may, in the General Partner’s sole and absolute discretion, be treated as a Tendering Party and (b) the provisions of Sections 6(f)(1), 6(h)(2), 6(h)(3) and 6(h)(5) hereof shall not apply, but the remainder of this Section shall apply, mutatis mutandis.

7.    Status of Reacquired Units.

All Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

8.    General.

The ownership of the Preferred Units shall be evidenced by one or more certificates in the form of Annex II hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Class Three Partnership Preferred Units.

9.    Allocations of Income and Loss.

Subject to the terms of Section 5 hereof, for each taxable year, (i) each holder of Preferred Units will be allocated, to the extent possible, net income of the Partnership in an amount equal to the distributions made on such holder’s Preferred Units during such taxable year, and (ii) each holder of Preferred Units will be allocated its pro rata share, based on the portion of outstanding Preferred Units held by it, of any net loss of the Partnership that is not allocated to holders of Partnership Common Units or other interests in the Partnership.

10.    Voting Rights.

Except as otherwise required by applicable law or in the Agreement, the holders of the Preferred Units will have the same voting rights as holders of the Partnership Common Units. As long as my Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred Units that materially and adversely affects the rights or preferences of the holders of the Preferred Units. The creation or issuance of any class or series of Partnership units, including, without limitation, any Partnership units that may have rights junior to, on a parity with, or senior or superior to the Preferred Units, will not be deemed to have a material adverse effect on the rights or preferences of the holders of Preferred Units. With respect to the exercise of the above described voting rights, each Preferred Unit will have one (1) vote per Preferred Unit.

11.    Restrictions on Transfer.

Preferred Units are subject to the same restrictions on transfer as are, and the holders of Preferred Units shall be entitled to the same rights of transfer as are, applicable to Common Units as set forth in the Agreement.

ANNEX I

TO EXHIBIT I

NOTICE OF REDEMPTION

To: AIMCO Properties, L.P.

c/o AIMCO-GP, Inc.

4582 South Ulster Street

Suite 1700

Denver, Colorado 80237

Attention: Investor Relations

The undersigned Limited Partner or Assignee hereby tenders for redemption Class Three Partnership Preferred Units in AIMCO Properties, L.P. in accordance with the terms of the Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of [DATE OF SPIN-OFF], as it may be amended and supplemented from time to time (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the Class Three Partnership Preferred Units. The undersigned Limited Partner or Assignee:

(a)    if the Partnership elects to redeem such Class Three Partnership Preferred Units for REIT Shares rather than cash, hereby irrevocably transfers, assigns, contributes and sets over to Previous General Partner all of the undersigned Limited Partner’s or Assignee’s right, title and interest in and to such Class Three Partnership Preferred Units;

(b)    undertakes (i) to surrender such Class Three Partnership Preferred Units and any certificate therefor at the closing of the Redemption contemplated hereby and (ii) to furnish to Previous General Partner, prior to the Specified Redemption Date:

(1)    A written affidavit, dated the same date as this Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) the undersigned Limited Partner or Assignee and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the undersigned Limited Partner or Assignee nor any Related Party will own REIT Shares in excess of the Ownership Limit;

(2)    A written representation that neither the undersigned Limited Partner or Assignee nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption contemplated hereby on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption contemplated hereby on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the undersigned Limited Partner or Assignee and any Related Party remain unchanged from that disclosed in the affidavit required by paragraph (1) above, or (b) after giving effect to the Redemption contemplated hereby, neither the undersigned Limited Partner or Assignee nor any Related Party shall own REIT Shares in violation of the Ownership Limit.

.I-I-1

(c)    directs that the certificate representing the REIT Shares, or the certified check representing the Cash Amount, in either case, deliverable upon the closing of the Redemption contemplated hereby be delivered to the address specified below;

(d)    represents, warrants, certifies and agrees that:

(i)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Preferred Units, free and clear of the rights or interests of any other person or entity;

(ii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Preferred Units as provided herein; and

(iii)    the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender.

Dated:

Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Issue check payable to or Certificates in the name

of:

Please insert social security or identifying

number:

Signature Guaranteed by:

I-I-2

NOTICE: THE SIGNATURE OF THIS NOTICE OF REDEMPTION MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE FOR THE CLASS THREE PREFERRED UNITS WHICH ARE BEING REDEEMED IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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ANNEX II

TO EXHIBIT I

FORM OF UNIT CERTIFICATE

OF

CLASS THREE PARTNERSHIP PREFERRED UNITS

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF [DATE OF SPIN-OFF], AS IT MAY BE AMENDED AND/OR SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC., THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

Certificate Number

AIMCO PROPERTIES, L.P.

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that

is the owner of

CLASS THREE PARTNERSHIP PREFERRED UNITS

OF

AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Class Three Partnership Preferred Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:

By

I-II-1

ASSIGNMENT

For Value Received,                                                           hereby sells, assigns and transfers unto                                                           Class Three Partnership Preferred Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class Three Partnership Preferred Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.

Dated:

By:
Name:

Signature Guaranteed by:

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

I-II-2

EXHIBIT J

PARTNERSHIP UNIT DESIGNATION OF

THE CLASS FOUR PARTNERSHIP PREFERRED UNITS OF

AIMCO PROPERTIES, L.P.

1.    Number of Units and Designation.

A class of Partnership Preferred Units is hereby designated as “Class Four Partnership Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be 5,100,000.

2.    Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i)    the Previous General Partner (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)    the Previous General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such

Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii)    the Previous General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the Previous General Partner, the General Partner and/or the Special Limited Partners pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Other than with respect to the Spin-Off Adjustment, all references to “Previous General Partner” (including in the definition of “REIT Shares”) with respect to occurrences prior to [Spin-Off Date], 2020 shall refer instead to the Previous Public Parent (i.e., Apartment Investment and Management Company). In respect of the distribution of shares of common stock of Apartment Income REIT Corp. to holders of shares of common stock of Apartment Investment and Management Company (the “Spin-Off”), the Adjustment Factor shall be adjusted (the “Spin-Off Adjustment”) to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the Spin-Off by a fraction (i) the numerator of which shall be the Value of a REIT Share (with the reference to “Previous General Partner” in the definition of “REIT Share” deemed to be to the Previous Public Parent) after the end of trading on the last trading day prior to the Spin-Off and (ii) the denominator of which shall be the Value of a REIT Share (with the reference to “Previous General Partner” in the definition of “REIT Share” deemed to be to the Previous Public Parent) after the end of trading on the last trading day prior to the Spin-Off less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of a share of common stock of the Previous Public Parent after giving effect to the Spin-Off.

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.

“Assignee” shall mean a Person to whom one or more Preferred Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of the Agreement.

“Cash Amount” shall mean, with respect to any Tendered Units, cash in an amount equal to the sum of (x) the product of (i) the number of Tendered Units, multiplied by (ii) the Liquidation Preference for a Preferred Unit, plus, (y) if positive, the product of (i) the number of Tendered Units, multiplied by (ii) the Liquidation Preference for a Preferred Unit (excluding any accumulated, accrued or unpaid distributions), multiplied by (iii) the quotient obtained by dividing (a) the amount by which the Market Value of a Common Share, calculated as of the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units, exceeds $45, by (b) $45.

“Class Four Partnership Preferred Unit” or “Preferred Unit” shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

“Common Shares” shall mean the shares of Class A Common Stock of the Previous General Partner.

“Common Shares Amount” shall mean, with respect to any Tendered Units, a number of Common Shares equal to the quotient obtained by dividing (i) the Cash Amount for such Tendered Units, by (ii) the Market Value of a Common Share calculated as of the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units.

“Conversion Price” shall mean, as of any date, the quotient obtained by dividing $45 by the Adjustment Factor in effect as of such date.

“Current Market Price” of a share of any Equity Stock shall mean the closing price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such day, in either case as reported on the principal national securities exchange on which such securities are listed or admitted for trading, or, if such security is not quoted on any national securities exchange, on the Nasdaq National Market or if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for each security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange or National Association of Securities Dealers, Inc. member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the General Partner or the Board of Directors of the General Partner or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the General Partner.

“Cut-Off Date” shall mean the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Declination” shall have the meaning set forth in Section 6(f) of this Partnership Unit Designation.

“Distribution Payment Date” shall have the meaning set forth in Section 4(a) of this Partnership Unit Designation.

“Equity Stock” shall mean one or more shares of any class of capital stock of the Previous General Partner.

“Internal Rate of Return” shall mean, as of any determination date, the effective discount rate under which the present value of the Inflows associated with an outstanding Class Four Partnership Preferred Unit equals $25. For purposes of calculation of Internal Rate of Return, “Inflows” shall mean (a) all distributions (whether paid in cash or property) that have been received in respect of such unit, (b) the cash payment in respect of distributions payable on such unit pursuant to Section 7(b)(iii) hereof if such unit were converted to Partnership Common Units on the determination date, and (c) the amount by which the Market Value of a REIT Share, as of the determination date, exceeds the Conversion Price then in effect. For purposes of calculating the amounts of any Inflows, all distributions received in property shall be deemed to have a value equal to the Market Value of such distributions as of the date such distribution is received. Neither the fact of any transfer of any units of the Class Four Partnership Preferred Units nor the amount of any consideration received by the holder thereof or paid by any successor holder in connection with any transfer shall affect the calculation of Internal Rate of Return.

“Junior Partnership Units” shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

“Liquidation Preference” shall have the meaning set forth in Section 5(a) of this Partnership Unit Designation.

“Market Value” shall mean, as of any calculation date and with respect to any share of stock, the average of the daily market prices for ten (10) consecutive trading days (or twenty (20) consecutive Trading Days for purposes of calculating “Internal Rate of Return”) immediately preceding the calculation date. The market price for any such trading day shall be:

(i)    if the shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

(ii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

(iii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after the commencement of such ten day period that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.

“Notice of Redemption” shall mean a Notice of Redemption in the form of Annex I to this Partnership Unit Designation.

“Parity Partnership Units” shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.

“Primary Offering Notice” shall have the meaning set forth in Section 6(h)(4) of this Partnership Unit Designation.

“Public Offering Funding” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“Redemption” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Registrable Shares” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“Senior Partnership Units” shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

“Single Funding Notice” shall have the meaning set forth in Section 6(f)(3) of this Partnership Unit Designation.

“Specified Redemption Date” shall mean, with respect to any Redemption, the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the Business Day next following the date of the closing of the Public Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 5 hereof, on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

“Tendering Party” shall have the meaning set forth in Section 6(b) hereof.

“Tendered Units” shall have the meaning set forth in Section 6(b) hereof.

“Trading Day” shall mean, when used with respect to the Closing Price of a share of any Equity Stock, (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer Agent” shall mean such transfer agent as may be designated by the Partnership or its designee as the transfer agent for the Class Four Partnership Preferred Units; provided, that if the Partnership has not designated a transfer agent then the Partnership shall act as the transfer agent for the Class Four Partnership Preferred Units.

3.    Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

(a)    prior or senior to the Class Four Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class Four Partnership Preferred Units (the Partnership Units referred to in this paragraph being hereinafter referred to, collectively, as “Senior Partnership Units”);

(b)    on a parity with the Class Four Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class Four Partnership Preferred Units if (i) such class or series of Partnership Units shall be Class G Partnership Preferred Units, Class One Partnership Preferred Units, Class Two Partnership Preferred Units or Class Three Partnership Preferred Units, or (ii) the holders of such class or series of Partnership Units and the Class Four Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and

(c)    junior to the Class Four Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Partnership Common Units or Class I High Performance Partnership Units or (ii) the holders of Class Four Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Partnership Units”).

4.    Quarterly Cash Distributions.

(a)    Holders of Preferred Units will be entitled to receive, when and as declared by the General Partner, quarterly cash distributions at the rate of $0.50 per Preferred Unit. Any such distributions will be cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a Business Day, the next succeeding Business Day) (each a “Distribution Payment Date”), commencing on the first such date occurring after the date of original issue. If the Preferred Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred Units will be prorated for the portion of the quarterly period that such Preferred Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Units that may be in arrears. Holders of any Preferred Units that are issued after the date of original issuance will be entitled to receive the same distributions as holders of any Preferred Units issued on the date of original issuance.

(b)    When distributions are not paid in full upon the Preferred Units or any Parity Partnership Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred Units and any Parity Partnership Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Preferred Units and accumulated and unpaid on such Parity Partnership Units. Except as set forth in the preceding sentence, unless distributions on the Preferred Units equal to the full amount of accumulated and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the Partnership with respect to any Parity Partnership Units.

(c)    Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Junior Partnership Units or options, warrants or rights to subscribe for or purchase Junior Partnership Units) may be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Partnership with respect to any Junior Partnership Units, nor shall any Junior Partnership Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Partnership Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any affiliate thereof, including, without limitation, the Previous General Partner and its affiliates) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Partnership Units), directly or indirectly, by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Partnership Units.

(d)    Notwithstanding the foregoing provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Partnership Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Previous General Partner’s qualification as a REIT.

5.    Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any allocation of income or gain by the Partnership shall be made to or set apart for the holders of any Junior Partnership Units, to the extent possible, the holders of Preferred Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the “Liquidation Preference”) of (i) $25 per Preferred Unit, plus (ii) accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until all holders of the Preferred Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the Partnership.

(b)    If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Preferred Partnership Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any Parity Partnership Units, then following certain allocations made by the Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Preferred Units and any such Parity Partnership Units if all amounts payable thereon were paid in full.

(c)    A voluntary or involuntary liquidation, dissolution or winding up of the Partnership will not include a consolidation or merger of the Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the Partnership’s assets.

(d)    Upon any liquidation, dissolution or winding up of the Partnership, after all allocations shall have been made in full to the holders of Preferred Units and any Parity Partnership Units to enable them to receive their respective liquidation preferences, any Junior Partnership Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

6.    Redemption.

(a)    Except as set forth in Section 6(l) hereof, the Preferred Units may not be redeemed at the option of the Partnership, and will not be required to be redeemed or repurchased by the Partnership or the Previous General Partner except if a holder of a Preferred

Unit effects a Redemption, as provided for in Section 6(b) hereof. The Partnership or the Previous General Partner may purchase Preferred Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise.

(b)    On or after the first (1st) anniversary of becoming a holder of Preferred Units, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Preferred Units held by such Qualifying Party (any Preferred Units tendered for Redemption being hereafter “Tendered Units”) in exchange (a “Redemption”) for Common Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”).

(c)    If the Partnership elects to redeem Tendered Units for Common Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such Common Shares to the Tendering Party pursuant to the terms set forth in this Section 6, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for Common Shares. In making such election to cause the Previous General Partner to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Tendering Parties over another nor discriminates against a group or class of Tendering Parties. If the Partnership elects to redeem any number of Tendered Units for Common Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for a number of Common Shares equal to the Common Shares Amount for such number of Tendered Units. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner’s view, to effect compliance with the Securities Act. The Common Shares shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this Section 6, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such Common Shares are issued pursuant to this Section 6, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Common Shares for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Common Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(d)    The Partnership shall have no obligation to effect any redemption unless and until a Tendering Party has given the Partnership a Notice of Redemption. Each Notice of Redemption shall be sent by hand delivery or by first class mail, postage prepaid, to AIMCO Properties, L.P., c/o AIMCO-GP, Inc., 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, Attention: Investor Relations, or to such other address as the Partnership shall specify in writing by delivery to the holders of the Preferred Units in the same manner as that set forth above for delivery of the Notice of Redemption. At any time prior to the Specified Redemption Date for any Redemption, any holder may revoke its Notice of Redemption.

(e)    A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the record date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem any number of Tendered Units for cash, the Cash Amount for such number of Tendered Units shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds.

(f)    In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for Common Shares pursuant to this Section 6 following receipt of a Notice of Redemption (a “Declination”):

(1)    The Previous General Partner or the General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.

(2)    The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the Previous General Partner contribute such funds from the proceeds of a registered public offering (a “Public Offering Funding”) by the Previous General Partner of a number of Common Shares (“Registrable Shares”) equal to the Common Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

(3)    Promptly upon the General Partner’s receipt of the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership’s Declination, the General Partner shall give notice (a “Single Funding Notice”) to all Qualifying Parties then holding Preferred Units and having Redemption rights pursuant to this Section 6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Preferred Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Preferred Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the next twelve months; provided, however, that the Previous General Partner shall not be required to acquire Preferred Units pursuant to this Section 6(f) more than twice within any twelve-month period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partners shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partners, as the case may be, to an equitable Percentage Interest adjustment.

(g)    Notwithstanding the provisions of this Section 6, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the Common Shares if such exchange would be prohibited under the Charter.

(h)    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 6:

(1)    All Preferred Units acquired by the Previous General Partner pursuant to this Section 6 hereof shall be contributed by the Previous General Partner to any or all of the General Partner and the Special Limited Partners in such proportions as the Previous General Partner, the General Partner and the Special Limited Partners shall determine.

(2)    Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Preferred Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Preferred Units, all of the Preferred Units held by such Tendering Party.

(3)    Each Tendering Party (a) may effect a Redemption only once in each fiscal quarter of a Twelve-Month Period and (b) may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

(4)    Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to this Section 6, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a “Primary Offering Notice”) that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in Section 6(f) hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

(5)    Without the Consent of the Previous General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

(6)    The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(7)    The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 of the Agreement) all Preferred Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Preferred Units for all purposes of the Agreement, until such Preferred Units are either paid for by the Partnership pursuant to this Section 6 or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partners) and paid for, by the issuance of the REIT Shares, pursuant to this Section 6 on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this Section 6(h), all Partnership Common Units and Partnership Preferred Units, including Preferred Units, beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

(i)    In connection with an exercise of Redemption rights pursuant to this Section 6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)    A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Common Shares and any other classes or shares of the Previous General Partner by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own Common Shares in excess of the Ownership Limit;

(2)    A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional Common Shares or any other class of shares of the Previous General Partner prior to the closing of the Redemption on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common Shares or any other class of shares of the Previous General Partner by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 6(i)(a) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own Common Shares or other shares of the Previous General Partner in violation of the Ownership Limit.

(j)    On or after the Specific Redemption Date, each holder of Preferred Units shall surrender to the Partnership the certificate evidencing such holder’s Preferred Units, at the address to which a Notice of Redemption is required to be sent. Upon such surrender of a certificate, the Partnership shall thereupon pay the former holder thereof the applicable Cash Amount and/or deliver Common Shares for the Preferred Units evidenced thereby. From and after the Specific Redemption Date (i) distributions with respect to the Preferred Units shall cease to accumulate, (ii) the Preferred Units shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be Partners to the extent of their interest in such Preferred Units, and (iv) all rights whatsoever with respect to the Preferred Units shall terminate, except the right of the holders of the Preferred Units to receive Cash Amount and/or Common Shares therefor, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor.

(k)    Notwithstanding the provisions of this Section 6, the Tendering Parties (i) shall not be entitled to elect or effect a Redemption where the Redemption would consist of less than all the Preferred Units held by Partners and, to the extent that the aggregate Percentage Interests of the Limited Partners would be reduced, as a result of the Redemption, to less than one percent (1%) and (ii) shall have no rights under the Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 6(k), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in Common Shares otherwise issuable by the Previous General Partner hereunder.

(l)    Notwithstanding any other provision of the Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partners) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partners’ Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to this Section 6 for the amount of Preferred Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 6(l). Such notice given by the General Partner to a Limited Partner pursuant to this Section 6(l) shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 6(l), (a) any Limited Partner (whether or not eligible to be a Tendering Party) may, in the General Partner’s sole and absolute discretion, be treated as a Tendering Party and (b) the provisions of Sections 6(f)(1), 6(h)(2), 6(h)(3) and 6(h)(5) hereof shall not apply, but the remainder of this Section shall apply, mutatis mutandis.

7.    Conversion.

(a)     (i) Subject to and upon compliance with the provisions of this Section 7, a holder of Class Four Partnership Preferred Units shall have the right, at such holder’s option, to convert such units, in whole or in part, into the number of Partnership Common Units per Class Four Partnership Preferred Unit obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid distributions) per Class Four Partnership Preferred Unit by the Conversion Price in effect at the time and on the date provided for in subparagraph (b)(iv) of this Section 7. In order to exercise the conversion right, the holder of each Class Four Partnership Preferred Unit to be converted shall surrender the certificate representing such unit, duly endorsed or assigned to the Partnership or in blank, at the office of the Transfer Agent, accompanied by written notice to the Partnership that the holder thereof elects to convert such Class Four Partnership Preferred Unit.

(ii)    With respect to any Class Four Partnership Preferred Units that have been issued and outstanding for at least two (2) years, if, as of any date, the Internal Rate of Return exceeds 12.5%, then the Partnership shall have the right, but not the obligation, to cause such Class Four Partnership Preferred Units to be converted, in whole or in part, into the number of Partnership Common Units per Class Four Partnership Preferred Unit obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid distributions) per Class Four Partnership Preferred Unit by the Conversion Price in effect at the time and on the date provided for in subparagraph (b)(iv) of this Section 7. In order to exercise the conversion right, the Partnership shall send notice of such conversion to each holder of record of Class Four Partnership Preferred Units no later than five Business Days after a date on which the Internal Rate of Return exceeds 12.5%. Such notice shall be provided by facsimile or, if facsimile is not available, then by first class mail, postage prepaid, at such holders’ address as the same appears on the records of the Partnership. Any notice which was transmitted or mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date received by the holder. Each such notice shall state, as appropriate: (1) the date of conversion, which date may be any date within one business day following the date on which the notice is transmitted or mailed; (2) the number of units of Class Four Partnership Preferred Units to be converted and, if fewer than all such units held by such holder are to be converted, the number of such units to be converted; and (3) the then current Conversion Price. Upon receiving such notice of conversion, each such holder shall promptly surrender the certificates representing such Class Four Partnership Preferred Units as are being converted on the conversion date, duly endorsed or assigned to the Partnership or in blank, at the office of the Transfer Agent; provided, however, that the failure to so surrender any such certificates shall not in any way affect the validity of the conversion of the underlying Class Four Partnership Preferred Units into Partnership Common Units.

(b)     (i) Unless the Partnership Common Units issuable on conversion are to be issued in the same name as the name in which such Class Four Partnership Preferred Units are registered, each such unit surrendered following conversion shall be accompanied by instruments of transfer, in form satisfactory to the Partnership, duly executed by the holder or such holder’s duly authorized representative, and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

(ii)    A holder of Class Four Partnership Preferred Units shall, as of the date of the conversion of such units to Partnership Common Units, be entitled to receive a cash payment in respect of any distributions (whether or not earned or declared) that are accumulated, accrued and unpaid thereon as of the time of such conversion, provided, however, that payment in respect of any distributions on such units that has been declared but for which the Distribution Payment Date has not yet been reached shall be payable as of such Distribution Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted units.

(iii)    As promptly as practicable after the surrender of certificates for Class Four Partnership Preferred Units as aforesaid, and in any event no later than three business days after the date of such surrender, the Partnership shall issue and deliver at such office to such holder, or send on such holders’ written order, a certificate or certificates for the number of full Partnership Common Units issuable upon the conversion of such Class Four Partnership Preferred Units in accordance with the provisions of this Section 7, and any fractional interest in respect of a Partnership Common Unit arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

(iv)    Each conversion shall be deemed to have been effected (x) in the case of a conversion pursuant to subparagraph (a)(i) of this Section 7 immediately prior to the close of business on the date on which the certificates for Class Four Partnership Preferred Units shall have been surrendered and such notice received by the Partnership as provided in subparagraph (a)(i) of this Section 7, and (y) in the case of a conversion pursuant to subparagraph (a)(ii) of this Section 7, immediately prior to the close of business on the date identified as the conversion date in the notice of conversion sent by the Partnership pursuant to subparagraph (a)(ii) of this Section 7; and, in the case of (x) or (y), the person or persons in whose name or names any certificate or certificates for Partnership Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the units represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date in the notice of conversion sent by the Partnership as aforesaid.

(c)    No fractional Partnership Common Units or scrip representing fractions of a Partnership Common Unit shall be issued upon conversion of the Class Four Partnership Preferred Units. Instead of any fractional interest in a Partnership Common Unit that would otherwise be deliverable upon the conversion of Class Four Partnership Preferred Units, the Partnership shall pay to the holder of such units an amount of cash equal to the product of (i) such fraction and (ii) the value of a REIT Share as of the date of conversion. If more than one of any holder’s units shall be converted at one time, the number of full Partnership Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class Four Partnership Preferred Units so converted.

(d)    If the Partnership shall be a party to any transaction (including with limitation a merger, consolidation, statutory exchange, sale of all or substantially all of the Partnership’s assets or recapitalization of the Partnership Common Units, but excluding any transaction as to which a charge in the Adjustment Factor would be effected) (each of the foregoing being referred to herein as a “Transaction”), in each case, as a result of which

Partnership Common Units shall be converted into the right to receive securities or other property (including cash or any combination thereof), each Class Four Partnership Preferred Unit which is not converted into the right to receive securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of Partnership Common Units into which Class Four Partnership Preferred Units were convertible immediately prior to such Transaction. The Partnership shall not be a party to any transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class Four Partnership Preferred Units that will contain provisions enabling the holders of the Class Four Partnership Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Partnership Common Units at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Paragraph (d) shall apply to successive Transactions.

(e)    Whenever the Conversion Price is adjusted as herein provided (whether pursuant to paragraph (d) of this Section 7 or as a result of a change in the Adjustment Factor), the General Partner shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the General Partner shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Class Four Partnership Preferred Units at such holder’s address as shown on the records of the Partnership.

(f)    In any case in which an adjustment to the Adjustment Factor shall become effective immediately after the effective date of an event, retroactive to the record date, if any, for such event, the Partnership may defer until the occurrence of such event (A) issuing to the holder of any Class Four Partnership Preferred Units converted after such record date and before the occurrence of such event the additional Partnership Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Partnership Common Units issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to Section 7(c).

(g)    There shall be no adjustment of the Conversion Price in case of the issuance of any unit of the Partnership except as specifically set forth in the definition of “Adjustment Factor” or in this Section 7. In addition, notwithstanding any other provision contained in the definition of “Adjustment Factor” or in this Section 7, there shall be no adjustment of the Conversion Price upon the payment of any cash distributions on any units of the Partnership.

(h)    If the Partnership shall take any action affecting the Partnership Common Units, other than action described in the definition of “Adjustment Factor” or in this Section 7 that, in the opinion of the General Partner would materially adversely affect the conversion rights of the holders of Class Four Partnership Preferred Units, the Conversion Price for the Class Four

Partnership Preferred Units may be adjusted, to the extent permitted by law in such manner, if any, and at such time as the General Partner, in its sole discretion, may determine to be equitable under the circumstances.

(i)    The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Partnership Common Units or other securities or property on conversion of Class Four Partnership Preferred Units pursuant hereto; provided, however, that the Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Partnership Common Units or other securities or property in a name other than that of the holder of the Class Four Partnership Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

(j)    In addition to any other adjustment required hereby, to the extent permitted by law, the Partnership from time to time may decrease the Conversion Price by any amount, permanently or for a period of at least twenty Business Days, if the decrease is irrevocable during the period.

(k)    For purposes of the definition of “Twelve-Month Period” in the Agreement, any holder of Class Four Partnership Preferred Units that have been converted to Partnership Common Units shall be deemed to have acquired such Partnership Common Units when such Class Four Partnership Units were acquired.

8.    Status of Reacquired Units.

All Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

9.    General.

The ownership of the Preferred Units shall be evidenced by one or more certificates in the form of Annex II hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Preferred Units.

10.    Allocations of Income and Loss.

For each taxable year, each holder of Preferred Units will be allocated a portion of the Net Income and Net Loss of the Partnership equal to the portion of the Net Income and Net Loss of the Partnership that would be allocated to such holder pursuant to Article 6 of the Agreement if such holder held a number of Partnership Common Units equal to (i) the number of Preferred Units held by such holder, multiplied by (ii) 0.625. Upon liquidation, dissolution or winding up of the Partnership, the Partnership shall endeavor to allocate income and gain to the holders of the Preferred Units such that the Capital Accounts related to the Preferred Units are equal to their Liquidation Preference.

11.    Voting Rights.

Except as otherwise required by applicable law or in the Agreement, the holders of the Preferred Units will have the same voting rights as holders of the Partnership Common Units. As long as any Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred Units that materially and adversely affects the rights or preferences of the holders of the Preferred Units. The creation or issuance of any class or series of Partnership Units, including, without limitation, any Partnership Units that may have rights junior to, on a parity with, or senior or superior to the Preferred Units, will not be deemed to materially and adversely affect the rights or preferences of the holders of Preferred Units. With respect to the exercise of the above-described voting rights, each Preferred Unit will have one (1) vote per Preferred Unit.

12.    Restrictions on Transfer.

Preferred Units are subject to the same restrictions on transfer applicable to Common Units, as set forth in the Agreement.

ANNEX I

TO EXHIBIT J

NOTICE OF REDEMPTION

To:	AIMCO Properties, L.P.

c/o AIMCO-GP, Inc.

4582 South Ulster Street, Suite 1700

Denver, Colorado 80237

Attention: Investor Relations

The undersigned Limited Partner or Assignee hereby tenders for redemption Class Four Partnership Preferred Units in AIMCO Properties, L.P. in accordance with the terms of the Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of [DATE OF SPIN-OFF], as it may be amended and supplemented from time to time (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the Class Four Partnership Preferred Units. The undersigned Limited Partner or Assignee:

(a)    if the Partnership elects to redeem such Class Four Partnership Preferred Units for Common Shares rather than cash, hereby irrevocably transfers, assigns, contributes and sets over to the Previous General Partner all of the undersigned Limited Partner’s or Assignee’s right, title and interest in and to such Class Four Partnership Preferred Units;

(b)    undertakes (i) to surrender such Class Four Partnership Preferred Units and any certificate therefor at the closing of the Redemption contemplated hereby and (ii) to furnish to the Previous General Partner, prior to the Specified Redemption Date:

(1)    A written affidavit, dated the same date as this Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Common Shares by (i) the undersigned Limited Partner or Assignee and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the undersigned Limited Partner or Assignee nor any Related Party will own Common Shares in excess of the Ownership Limit;

(2)    A written representation that neither the undersigned Limited Partner or Assignee nor any Related Party has any intention to acquire any additional Common Shares prior to the closing of the Redemption contemplated hereby on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption contemplated hereby on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common Shares by the undersigned Limited Partner or Assignee and any Related Party remain unchanged from that disclosed in the affidavit required by paragraph (1) above, or (b) after giving effect to the Redemption contemplated hereby, neither the undersigned Limited Partner or Assignee nor any Related Party shall own Common Shares in violation of the Ownership Limit.

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(c)    directs that the certificate representing the Common Shares, or the certified check representing the Cash Amount, in either case, deliverable upon the closing of the Redemption contemplated hereby be delivered to the address specified below;

(d)    represents, warrants, certifies and agrees that:

(i)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Preferred Units, free and clear of the rights or interests of any other person or entity;

(ii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Preferred Units as provided herein; and

(iii)    the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender.

Dated:

Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Issue check payable to or Certificates in the name

of:

Please insert social security or identifying

number:

Signature Guaranteed by:

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NOTICE: THE SIGNATURE OF THIS NOTICE OF REDEMPTION MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE FOR THE CLASS FOUR PREFERRED UNITS WHICH ARE BEING REDEEMED IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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ANNEX II

TO EXHIBIT J

FORM OF UNIT CERTIFICATE

OF

CLASS FOUR PARTNERSHIP PREFERRED UNITS

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION,] THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF [DATE OF SPIN-OFF], A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC., THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

Certificate Number

AIMCO PROPERTIES, L.P.

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that

is the owner of

CLASS FOUR PARTNERSHIP PREFERRED UNITS

OF

AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Class Four Partnership Preferred Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:

By

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ASSIGNMENT

For Value Received,                                                           hereby sells, assigns and transfers unto                                                           Class Four Partnership Preferred Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class Four Partnership Preferred Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.

Dated:

By:
Name:

Signature Guaranteed by:

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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EXHIBIT K

PARTNERSHIP UNIT DESIGNATION OF

THE CLASS SIX PARTNERSHIP PREFERRED UNITS OF

AIMCO PROPERTIES, L.P.

1.    Number of Units and Designation.

A class of Partnership Preferred Units is hereby designated as “Class Six Partnership Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be 900,000.

2.    Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i)    the Previous General Partner (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)    the Previous General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such

Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii)    the Previous General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the Previous General Partner, the General Partner and/or the Special Limited Partners pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Other than with respect to the Spin-Off Adjustment, all references to “Previous General Partner” (including in the definition of “REIT Shares”) with respect to occurrences prior to [Spin-Off Date], 2020 shall refer instead to the Previous Public Parent (i.e., Apartment Investment and Management Company). In respect of the distribution of shares of common stock of Apartment Income REIT Corp. to holders of shares of common stock of Apartment Investment and Management Company (the “Spin-Off”), the Adjustment Factor shall be adjusted (the “Spin-Off Adjustment”) to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the Spin-Off by a fraction (i) the numerator of which shall be the Value of a REIT Share (with the reference to “Previous General Partner” in the definition of “REIT Share” deemed to be to the Previous Public Parent) after the end of trading on the last trading day prior to the Spin-Off and (ii) the denominator of which shall be the Value of a REIT Share (with the reference to “Previous General Partner” in the definition of “REIT Share” deemed to be to the Previous Public Parent) after the end of trading on the last trading day prior to the Spin-Off less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of a share of common stock of the Previous Public Parent after giving effect to the Spin-Off.

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.

“Assignee” shall mean a Person to whom one or more Preferred Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of the Agreement.

“Cash Amount” shall mean, with respect to any Tendered Units, cash in an amount equal to the sum of (x) the product of (i) the number of Tendered Units, multiplied by (ii) the Liquidation Preference for a Preferred Unit, plus, (y) if positive, the product of (i) the number of Tendered Units, multiplied by (ii) the Liquidation Preference for a Preferred Unit (excluding any accumulated, accrued or unpaid distributions), multiplied by (iii) the quotient obtained by dividing (a) the amount by which the Market Value of a Common Share, calculated as of the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units, exceeds $50, by (b) $50.

“Class Six Partnership Preferred Unit” or “Preferred Unit” shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

“Common Shares” shall mean the shares of Class A Common Stock of the Previous General Partner.

“Common Shares Amount” shall mean, with respect to any Tendered Units, a number of Common Shares equal to the quotient obtained by dividing (i) the Cash Amount for such Tendered Units, by (ii) the Market Value of a Common Share calculated as of the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units.

“Conversion Price” shall mean, as of any date, the quotient obtained by dividing $50 by the Adjustment Factor in effect as of such date.

“Current Market Price” of a share of any Equity Stock shall mean the closing price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such day, in either case as reported on the principal national securities exchange on which such securities are listed or admitted for trading, or, if such security is not quoted on any national securities exchange, on the Nasdaq National Market or if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for each security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange or National Association of Securities Dealers, Inc. member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the General Partner or the Board of Directors of the General Partner or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the General Partner.

“Cut-Off Date” shall mean the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Declination” shall have the meaning set forth in Section 6(f) of this Partnership Unit Designation.

“Distribution Payment Date” shall have the meaning set forth in Section 4(a) of this Partnership Unit Designation.

“Equity Stock” shall mean one or more shares of any class of capital stock of the Previous General Partner.

“Internal Rate of Return” shall mean, as of any determination date, the effective discount rate under which the present value of the Inflows associated with an outstanding Class Six Partnership Preferred Unit equals $25. For purposes of calculation of Internal Rate of Return, “Inflows” shall mean (a) all distributions (whether paid in cash or property) that have been received in respect of such unit, (b) the cash payment in respect of distributions payable on such unit pursuant to Section 7(b)(iii) hereof if such unit were converted to Partnership Common Units on the determination date, and (c) the amount by which the Market Value of a REIT Share, as of the determination date, exceeds the Conversion Price then in effect. For purposes of calculating the amounts of any Inflows, all distributions received in property shall be deemed to have a value equal to the Market Value of such distributions as of the date such distribution is received. Neither the fact of any transfer of any units of the Class Six Partnership Preferred Units nor the amount of any consideration received by the holder thereof or paid by any successor holder in connection with any transfer shall affect the calculation of Internal Rate of Return.

“Junior Partnership Units” shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

“Liquidation Preference” shall have the meaning set forth in Section 5(a) of this Partnership Unit Designation.

“Market Value” shall mean, as of any calculation date and with respect to any share of stock, the average of the daily market prices for ten (10) consecutive trading days (or twenty (20) consecutive Trading Days for purposes of calculating “Internal Rate of Return”) immediately preceding the calculation date. The market price for any such trading day shall be:

(i)    if the shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

(ii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

(iii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after the commencement of such ten day period that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.

“Notice of Redemption” shall mean a Notice of Redemption in the form of Annex I to this Partnership Unit Designation.

“Parity Partnership Units” shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.

“Primary Offering Notice” shall have the meaning set forth in Section 6(h)(4) of this Partnership Unit Designation.

“Public Offering Funding” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“Redemption” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Registrable Shares” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“Senior Partnership Units” shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

“Single Funding Notice” shall have the meaning set forth in Section 6(f)(3) of this Partnership Unit Designation.

“Specified Redemption Date” shall mean, with respect to any Redemption, the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the Business Day next following the date of the closing of the Public Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 5 hereof, on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

“Tendering Party” shall have the meaning set forth in Section 6(b) hereof.

“Tendered Units” shall have the meaning set forth in Section 6(b) hereof.

“Trading Day” shall mean, when used with respect to the Closing Price of a share of any Equity Stock, (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer Agent” shall mean such transfer agent as may be designated by the Partnership or its designee as the transfer agent for the Class Six Partnership Preferred Units; provided, that if the Partnership has not designated a transfer agent then the Partnership shall act as the transfer agent for the Class Six Partnership Preferred Units.

3.	Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

(a)    prior or senior to the Class Six Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class Six Partnership Preferred Units (the Partnership Units referred to in this paragraph being hereinafter referred to, collectively, as “Senior Partnership Units”);

(b)    on a parity with the Class Six Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class Six Partnership Preferred Units if (i) such class or series of Partnership Units shall be Class G Partnership Preferred Units, Class One Partnership Preferred Units, Class Two Partnership Preferred Units, Class Three Partnership Preferred Units or Class Four Partnership Preferred Units or (ii) the holders of such class or series of Partnership Units and the Class Six Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and

(c)    junior to the Class Six Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Partnership Common Units or Class I High Performance Partnership Units or (ii) the holders of Class Six Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Partnership Units”).

4.	Quarterly Cash Distributions.

(a)    Holders of Preferred Units will be entitled to receive, when and as declared by the General Partner, quarterly cash distributions at the rate of $0.53125 per Preferred Unit. Any such distributions will be cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a Business Day, the next succeeding Business Day) (each a “Distribution Payment Date”), commencing on the first such date occurring after the date of original issue. If the Preferred Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred Units will be prorated for the portion of the quarterly period that such Preferred Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Units that may be in arrears. Holders of any Preferred Units that are issued after the date of original issuance will be entitled to receive the same distributions as holders of any Preferred Units issued on the date of original issuance.

(b)    When distributions are not paid in full upon the Preferred Units or any Parity Partnership Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred Units and any Parity Partnership Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Preferred Units and accumulated and unpaid on such Parity Partnership Units. Except as set forth in the preceding sentence, unless distributions on the Preferred Units equal to the full amount of accumulated and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the Partnership with respect to any Parity Partnership Units.

(c)    Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Junior Partnership Units or options, warrants or rights to subscribe for or purchase Junior Partnership Units) may be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Partnership with respect to any Junior Partnership Units, nor shall any Junior Partnership Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Partnership Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any affiliate thereof, including, without limitation, the Previous General Partner and its affiliates) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Partnership Units), directly or indirectly, by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Partnership Units.

(d)    Notwithstanding the foregoing provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Partnership Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Previous General Partner’s qualification as a REIT.

5.	Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any allocation of income or gain by the Partnership shall be made to or set apart for the holders of any Junior Partnership Units, to the extent possible, the holders of Preferred Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the “Liquidation Preference”) of (i) $25 per Preferred Unit, plus (ii) accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until all holders of the Preferred Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the Partnership.

(b)    If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Preferred Partnership Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any Parity Partnership Units, then following certain allocations made by the Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Preferred Units and any such Parity Partnership Units if all amounts payable thereon were paid in full.

(c)    A voluntary or involuntary liquidation, dissolution or winding up of the Partnership will not include a consolidation or merger of the Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the Partnership’s assets.

(d)    Upon any liquidation, dissolution or winding up of the Partnership, after all allocations shall have been made in full to the holders of Preferred Units and any Parity Partnership Units to enable them to receive their respective liquidation preferences, any Junior Partnership Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

6.	Redemption.

(a)    Except as set forth in Section 6(l) hereof, the Preferred Units may not be redeemed at the option of the Partnership, and will not be required to be redeemed or repurchased by the Partnership or the Previous General Partner except if a holder of a Preferred

Unit effects a Redemption, as provided for in Section 6(b) hereof. The Partnership or the Previous General Partner may purchase Preferred Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise.

(b)    On or after the first (1st) anniversary of becoming a holder of Preferred Units, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Preferred Units held by such Qualifying Party (any Preferred Units tendered for Redemption being hereafter “Tendered Units”) in exchange (a “Redemption”) for Common Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”).

(c)    If the Partnership elects to redeem Tendered Units for Common Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such Common Shares to the Tendering Party pursuant to the terms set forth in this Section 6, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for Common Shares. In making such election to cause the Previous General Partner to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Tendering Parties over another nor discriminates against a group or class of Tendering Parties. If the Partnership elects to redeem any number of Tendered Units for Common Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for a number of Common Shares equal to the Common Shares Amount for such number of Tendered Units. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner’s view, to effect compliance with the Securities Act. The Common Shares shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this Section 6, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such Common Shares are issued pursuant to this Section 6, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Common Shares for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Common Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(d)    The Partnership shall have no obligation to effect any redemption unless and until a Tendering Party has given the Partnership a Notice of Redemption. Each Notice of Redemption shall be sent by hand delivery or by first class mail, postage prepaid, to AIMCO Properties, L.P., c/o AIMCO-GP, Inc., 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, Attention: Investor Relations, or to such other address as the Partnership shall specify in writing by delivery to the holders of the Preferred Units in the same manner as that set forth above for delivery of the Notice of Redemption. At any time prior to the Specified Redemption Date for any Redemption, any holder may revoke its Notice of Redemption.

(e)    A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the record date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem any number of Tendered Units for cash, the Cash Amount for such number of Tendered Units shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds.

(f)    In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for Common Shares pursuant to this Section 6 following receipt of a Notice of Redemption (a “Declination”):

(1)    The Previous General Partner or the General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.

(2)    The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the Previous General Partner contribute such funds from the proceeds of a registered public offering (a “Public Offering Funding”) by the Previous General Partner of a number of Common Shares (“Registrable Shares”) equal to the Common Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

(3)    Promptly upon the General Partner’s receipt of the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership’s Declination, the General Partner shall give notice (a “Single Funding Notice”) to all Qualifying Parties then holding Preferred Units and having Redemption rights pursuant to this Section 6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Preferred Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Preferred Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the next twelve months; provided, however, that the Previous General Partner shall not be required to acquire Preferred Units pursuant to this Section 6(f) more than twice within any twelve-month period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partners shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partners, as the case may be, to an equitable Percentage Interest adjustment.

(g)    Notwithstanding the provisions of this Section 6, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the Common Shares if such exchange would be prohibited under the Charter.

(h)    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 6:

(1)    All Preferred Units acquired by the Previous General Partner pursuant to this Section 6 hereof shall be contributed by the Previous General Partner to any or all of the General Partner and the Special Limited Partners in such proportions as the Previous General Partner, the General Partner and the Special Limited Partners shall determine.

(2)    Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Preferred Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Preferred Units, all of the Preferred Units held by such Tendering Party.

(3)    Each Tendering Party (a) may effect a Redemption only once in each fiscal quarter of a Twelve-Month Period and (b) may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

(4)    Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to this Section 6, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a “Primary Offering Notice”) that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in Section 6(f) hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

(5)    Without the Consent of the Previous General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

(6)    The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(7)    The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 of the Agreement) all Preferred Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Preferred Units for all purposes of the Agreement, until such Preferred Units are either paid for by the Partnership pursuant to this Section 6 or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partners) and paid for, by the issuance of the REIT Shares, pursuant to this Section 6 on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this Section 6(h), all Partnership Common Units and Partnership Preferred Units, including Preferred Units, beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

(i)    In connection with an exercise of Redemption rights pursuant to this Section 6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)    A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Common Shares and any other classes or shares of the Previous General Partner by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own Common Shares in excess of the Ownership Limit;

(2)    A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional Common Shares or any other class of shares of the Previous General Partner prior to the closing of the Redemption on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common Shares or any other class of shares of the Previous General Partner by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 6(i)(a) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own Common Shares or other shares of the Previous General Partner in violation of the Ownership Limit.

(j)    On or after the Specific Redemption Date, each holder of Preferred Units shall surrender to the Partnership the certificate evidencing such holder’s Preferred Units, at the address to which a Notice of Redemption is required to be sent. Upon such surrender of a certificate, the Partnership shall thereupon pay the former holder thereof the applicable Cash Amount and/or deliver Common Shares for the Preferred Units evidenced thereby. From and after the Specific Redemption Date (i) distributions with respect to the Preferred Units shall cease to accumulate, (ii) the Preferred Units shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be Partners to the extent of their interest in such Preferred Units, and (iv) all rights whatsoever with respect to the Preferred Units shall terminate, except the right of the holders of the Preferred Units to receive Cash Amount and/or Common Shares therefor, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor.

(k)    Notwithstanding the provisions of this Section 6, the Tendering Parties (i) shall not be entitled to elect or effect a Redemption where the Redemption would consist of less than all the Preferred Units held by Partners and, to the extent that the aggregate Percentage Interests of the Limited Partners would be reduced, as a result of the Redemption, to less than one percent (1%) and (ii) shall have no rights under the Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 6(k), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in Common Shares otherwise issuable by the Previous General Partner hereunder.

(l)    Notwithstanding any other provision of the Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partners) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partners’ Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to this Section 6 for the amount of Preferred Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 6(l). Such notice given by the General Partner to a Limited Partner pursuant to this Section 6(l) shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 6(l), (a) any Limited Partner (whether or not eligible to be a Tendering Party) may, in the General Partner’s sole and absolute discretion, be treated as a Tendering Party and (b) the provisions of Sections 6(f)(1), 6(h)(2), 6(h)(3) and 6(h)(5) hereof shall not apply, but the remainder of this Section shall apply, mutatis mutandis.

7.	Conversion.

(a)     (i) Subject to and upon compliance with the provisions of this Section 7, a holder of Class Six Partnership Preferred Units shall have the right, at such holder’s option, to convert such units, in whole or in part, into the number of Partnership Common Units per Class Six Partnership Preferred Unit obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid distributions) per Class Six Partnership Preferred Unit by the Conversion Price in effect at the time and on the date provided for in subparagraph (b)(iv) of this Section 7. In order to exercise the conversion right, the holder of each Class Six Partnership Preferred Unit to be converted shall surrender the certificate representing such unit, duly endorsed or assigned to the Partnership or in blank, at the office of the Transfer Agent, accompanied by written notice to the Partnership that the holder thereof elects to convert such Class Six Partnership Preferred Unit.

(ii)    With respect to any Class Six Partnership Preferred Units that have been issued and outstanding for at least three (3) years, if, as of any date, the Internal Rate of Return exceeds 12.5%, then the Partnership shall have the right, but not the obligation, to cause such Class Six Partnership Preferred Units to be converted, in whole or in part, into the number of Partnership Common Units per Class Six Partnership Preferred Unit obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid distributions) per Class Six Partnership Preferred Unit by the Conversion Price in effect at the time and on the date provided for in subparagraph (b)(iv) of this Section 7. In order to exercise the conversion right, the Partnership shall send notice of such conversion to each holder of record of Class Six Partnership Preferred Units no later than five Business Days after a date on which the Internal Rate of Return exceeds 12.5%. Such notice shall be provided by facsimile or, if facsimile is not available, then by first class mail, postage prepaid, at such holders’ address as the same appears on the records of the Partnership. Any notice which was transmitted or mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date received by the holder. Each such notice shall state, as appropriate: (1) the date of conversion, which date may be any date within one business day following the date on which the notice is transmitted or mailed; (2) the number of units of Class Six Partnership Preferred Units to be converted and, if fewer than all such units held by such holder are to be converted, the number of such units to be converted; and (3) the then current Conversion Price. Upon receiving such notice of conversion, each such holder shall promptly surrender the certificates representing such Class Six Partnership Preferred Units as are being converted on the conversion date, duly endorsed or assigned to the Partnership or in blank, at the office of the Transfer Agent; provided, however, that the failure to so surrender any such certificates shall not in any way affect the validity of the conversion of the underlying Class Six Partnership Preferred Units into Partnership Common Units.

(b)     (i) Unless the Partnership Common Units issuable on conversion are to be issued in the same name as the name in which such Class Six Partnership Preferred Units are registered, each such unit surrendered following conversion shall be accompanied by instruments of transfer, in form satisfactory to the Partnership, duly executed by the holder or such holder’s duly authorized representative, and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

(ii)    A holder of Class Six Partnership Preferred Units shall, as of the date of the conversion of such units to Partnership Common Units, be entitled to receive a cash payment in respect of any distributions (whether or not earned or declared) that are accumulated, accrued and unpaid thereon as of the time of such conversion, provided, however, that payment in respect of any distributions on such units that has been declared but for which the Distribution Payment Date has not yet been reached shall be payable as of such Distribution Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted units.

(iii)    As promptly as practicable after the surrender of certificates for Class Six Partnership Preferred Units as aforesaid, and in any event no later than three business days after the date of such surrender, the Partnership shall issue and deliver at such office to such holder, or send on such holders’ written order, a certificate or certificates for the number of full Partnership Common Units issuable upon the conversion of such Class Six Partnership Preferred Units in accordance with the provisions of this Section 7, and any fractional interest in respect of a Partnership Common Unit arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

(iv)    Each conversion shall be deemed to have been effected (x) in the case of a conversion pursuant to subparagraph (a)(i) of this Section 7 immediately prior to the close of business on the date on which the certificates for Class Six Partnership Preferred Units shall have been surrendered and such notice received by the Partnership as provided in subparagraph (a)(i) of this Section 7, and (y) in the case of a conversion pursuant to subparagraph (a)(ii) of this Section 7, immediately prior to the close of business on the date identified as the conversion date in the notice of conversion sent by the Partnership pursuant to subparagraph (a)(ii) of this Section 7; and, in the case of (x) or (y), the person or persons in whose name or names any certificate or certificates for Partnership Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the units represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date in the notice of conversion sent by the Partnership as aforesaid.

(v)     No fractional Partnership Common Units or scrip representing fractions of a Partnership Common Unit shall be issued upon conversion of the Class Six Partnership Preferred Units. Instead of any fractional interest in a Partnership Common Unit that would otherwise be deliverable upon the conversion of Class Six Partnership Preferred Units, the Partnership shall pay to the holder of such units an amount of cash equal to the product of (i) such fraction and (ii) the value of a REIT Share as of the date of conversion. If more than one of any holder’s units shall be converted at one time, the number of full Partnership Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class Six Partnership Preferred Units so converted.

(c)    If the Partnership shall be a party to any transaction (including with limitation a merger, consolidation, statutory exchange, sale of all or substantially all of the Partnership’s assets or recapitalization of the Partnership Common Units, but excluding any transaction as to which a charge in the Adjustment Factor would be effected) (each of the foregoing being referred to herein as a “Transaction”), in each case, as a result of which Partnership Common Units shall be converted into the right to receive securities or other property (including cash or any combination thereof), each Class Six Partnership Preferred Unit which is not converted into the right to receive securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of Partnership Common Units into which Class Six Partnership Preferred Units were convertible immediately prior to such Transaction. The Partnership shall not be a party to any transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class Six Partnership Preferred Units that will contain provisions enabling the holders of the Class Six Partnership Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Partnership Common Units at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Paragraph (d) shall apply to successive Transactions.

(d)    Whenever the Conversion Price is adjusted as herein provided (whether pursuant to paragraph (d) of this Section 7 or as a result of a change in the Adjustment Factor), the General Partner shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the General Partner shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Class Six Partnership Preferred Units at such holder’s address as shown on the records of the Partnership.

(e)    In any case in which an adjustment to the Adjustment Factor shall become effective immediately after the effective date of an event, retroactive to the record date, if any, for such event, the Partnership may defer until the occurrence of such event (A) issuing to the holder of any Class Six Partnership Preferred Units converted after such record date and before the occurrence of such event the additional Partnership Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Partnership Common Units issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to Section 7(c).

(f)    There shall be no adjustment of the Conversion Price in case of the issuance of any unit of the Partnership except as specifically set forth in the definition of “Adjustment Factor” or in this Section 7. In addition, notwithstanding any other provision contained in the definition of “Adjustment Factor” or in this Section 7, there shall be no adjustment of the Conversion Price upon the payment of any cash distributions on any units of the Partnership.

(g)    If the Partnership shall take any action affecting the Partnership Common Units, other than action described in the definition of “Adjustment Factor” or in this Section 7 that, in the opinion of the General Partner would materially adversely affect the conversion rights of the holders of Class Six Partnership Preferred Units, the Conversion Price for the Class Six Partnership Preferred Units may be adjusted, to the extent permitted by law in such manner, if any, and at such time as the General Partner, in its sole discretion, may determine to be equitable under the circumstances.

(h)    The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Partnership Common Units or other securities or property on conversion of Class Six Partnership Preferred Units pursuant hereto; provided, however, that the Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Partnership Common Units or other securities or property in a name other than that of the holder of the Class Six Partnership Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

(i)    In addition to any other adjustment required hereby, to the extent permitted by law, the Partnership from time to time may decrease the Conversion Price by any amount, permanently or for a period of at least twenty Business Days, if the decrease is irrevocable during the period.

(j)    For purposes of the definition of “Twelve-Month Period” in the Agreement, any holder of Class Six Partnership Preferred Units that have been converted to Partnership Common Units shall be deemed to have acquired such Partnership Common Units when such Class Six Partnership Units were acquired.

8.	Status of Reacquired Units.

All Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

9.	General.

The ownership of the Preferred Units shall be evidenced by one or more certificates in the form of Annex II hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Preferred Units.

10.	Allocations of Income and Loss.

For each taxable year, each holder of Preferred Units will be allocated a portion of the Net Income and Net Loss of the Partnership equal to the portion of the Net Income and Net Loss of the Partnership that would be allocated to such holder pursuant to Article 6 of the Agreement if such holder held a number of Partnership Common Units equal to (i) the number of Preferred Units held by such holder, multiplied by (ii) 0.5. Upon liquidation, dissolution or winding up of the Partnership, the Partnership shall endeavor to allocate income and gain to the holders of the Preferred Units such that the Capital Accounts related to the Preferred Units are equal to their Liquidation Preference.

11.	Voting Rights.

Except as otherwise required by applicable law or in the Agreement, the holders of the Preferred Units will have the same voting rights as holders of the Partnership Common Units. As long as any Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred Units that materially and adversely affects the rights or preferences of the holders of the Preferred Units. The creation or issuance of any class or series of Partnership Units, including, without limitation, any Partnership Units that may have rights junior to, on a parity with, or senior or superior to the Preferred Units, will not be deemed to materially and adversely affect the rights or preferences of the holders of Preferred Units. With respect to the exercise of the above-described voting rights, each Preferred Unit will have one (1) vote per Preferred Unit.

12.	Restrictions on Transfer.

Preferred Units are subject to the same restrictions on transfer applicable to Common Units, as set forth in the Agreement.

ANNEX I

TO EXHIBIT K

NOTICE OF REDEMPTION

To:	AIMCO Properties, L.P.

c/o AIMCO-GP, Inc.

4582 South Ulster Street

Suite 1700

Denver, Colorado 80237

Attention: Investor Relations

The undersigned Limited Partner or Assignee hereby tenders for redemption Class Six Partnership Preferred Units in AIMCO Properties, L.P. in accordance with the terms of the Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of [DATE OF SPIN-OFF], as it may be amended and supplemented from time to time (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the Class Six Partnership Preferred Units. The undersigned Limited Partner or Assignee:

(a)    if the Partnership elects to redeem such Class Six Partnership Preferred Units for Common Shares rather than cash, hereby irrevocably transfers, assigns, contributes and sets over to the Previous General Partner all of the undersigned Limited Partner’s or Assignee’s right, title and interest in and to such Class Six Partnership Preferred Units;

(b)    undertakes (i) to surrender such Class Six Partnership Preferred Units and any certificate therefor at the closing of the Redemption contemplated hereby and (ii) to furnish to the Previous General Partner, prior to the Specified Redemption Date:

(1)    A written affidavit, dated the same date as this Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Common Shares by (i) the undersigned Limited Partner or Assignee and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the undersigned Limited Partner or Assignee nor any Related Party will own Common Shares in excess of the Ownership Limit;

(2)    A written representation that neither the undersigned Limited Partner or Assignee nor any Related Party has any intention to acquire any additional Common Shares prior to the closing of the Redemption contemplated hereby on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption contemplated hereby on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common Shares by the undersigned Limited Partner or Assignee and any Related Party remain unchanged from that disclosed in the affidavit required by paragraph (1) above, or (b) after giving effect to the Redemption contemplated hereby, neither the undersigned Limited Partner or Assignee nor any Related Party shall own Common Shares in violation of the Ownership Limit.

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(c)    directs that the certificate representing the Common Shares, or the certified check representing the Cash Amount, in either case, deliverable upon the closing of the Redemption contemplated hereby be delivered to the address specified below;

(d)    represents, warrants, certifies and agrees that:

(i)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Preferred Units, free and clear of the rights or interests of any other person or entity;

(ii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Preferred Units as provided herein; and

(iii)    the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender.

Dated:

Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Issue check payable to or Certificates in the name

of:

Please insert social security or identifying

number:

Signature Guaranteed by:

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NOTICE: THE SIGNATURE OF THIS NOTICE OF REDEMPTION MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE FOR THE CLASS SIX PREFERRED UNITS WHICH ARE BEING REDEEMED IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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ANNEX II

TO EXHIBIT K

FORM OF UNIT CERTIFICATE

OF

CLASS SIX PARTNERSHIP PREFERRED UNITS

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF [DATE OF SPIN-OFF], A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC., THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

Certificate Number

AIMCO PROPERTIES, L.P.

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that

is the owner of

CLASS SIX PARTNERSHIP PREFERRED UNITS

OF

AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Class Six Partnership Preferred Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:

By

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ASSIGNMENT

For Value Received,                                                       hereby sells, assigns and transfers unto                                                                                                                                                      Class Six Partnership Preferred Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class Six Partnership Preferred Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.

Dated:

By:
Name:

Signature Guaranteed by:

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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EXHIBIT L

PARTNERSHIP UNIT DESIGNATION OF

THE CLASS SEVEN PARTNERSHIP PREFERRED UNITS OF

AIMCO PROPERTIES, L.P.

1.	Number of Units and Designation.

A class of Partnership Preferred Units is hereby designated as “Class Seven Partnership Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be three million (3,000,000).

2.	Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.

“Assignee” shall mean a Person to whom one or more Preferred Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of the Agreement.

“Cash Amount” shall mean, with respect to any Tendered Unit, cash in an amount equal to the Liquidation Preference of such Tendered Unit.

“Class Seven Partnership Preferred Unit” or “Preferred Unit” shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

“Cut-Off Date” shall mean the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Declination” shall have the meaning set forth in Section 6(f) of this Partnership Unit Designation.

“Distribution Payment Date” shall have the meaning set forth of Section 4(b) of this Partnership Unit Designation.

“Distribution Rate” shall mean 9.5%, subject to adjustment as provided in Section 4(a) of this Partnership Unit Designation.

“Dividend Yield” shall mean, as of any calculation date and with respect to any class or series of capital stock, the quotient obtained by dividing (i) the aggregate dollar amount of dividends payable on one share of such class or series of capital stock, in accordance with its terms, for the 12 month period ending on the dividend payment date immediately preceding such calculation date, by (ii) the Market Value of one share of such stock as of such calculation date.

“Junior Partnership Units” shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

“Liquidation Preference” shall have the meaning set forth in Section 5(a) of this Partnership Unit Designation.

“Market Value” shall mean, as of any calculation date and with respect to any share of stock, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the calculation date. The market price for any such trading day shall be:

(i)    if the shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

(ii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

(iii)    if the shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after the commencement of such ten day period that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.

“Notice of Redemption” shall mean a Notice of Redemption in the form of Annex I to this Partnership Unit Designation.

“Parity Partnership Units” shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.

“Previous General Partner” shall mean Apartment Income REIT Corp., a Maryland corporation.

“Primary Offering Notice” shall have the meaning set forth in Section 6(h)(4) of this Partnership Unit Designation.

“Public Offering Funding” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“Qualifying Preferred Stock” shall mean any class or series of non-convertible perpetual preferred stock that (i) has been issued by a corporation that has elected to be taxed as a REIT, (ii) has a fixed rate of distributions or dividends, (iii) has a fixed liquidation preference (and which entitles the holder thereof to no payments other than the payment of distributions at a fixed rate and the payment of a fixed liquidation preference), (iv) is listed on the New York Stock Exchange, (v) cannot be redeemed at the option of the issuer for the first five years after issuance of such class or series of preferred stock and that, at the Reset Date (or, if applicable, as of the date the calculation of the Weighted Average of Preferred Stock Dividend Yields is being made for purposes hereof in respect of such Reset Date) cannot be so redeemed and (vi) is issued by an issuer the unsecured debt of which has an average rating from Moody’s Investors Services, Inc., Standard & Poor’s Rating Services or Duff & Phelps Credit Rating Co. in a category that is one rating category below the average rating, as of such date, of the Previous General Partner’s unsecured debt.

“Redemption” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Registrable Shares” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“REIT Shares Amount” shall mean, with respect to any Tendered Units, a number of REIT Shares equal to the quotient obtained by dividing (i) the Cash Amount for such Tendered Units, by (ii) the Market Value of a REIT Share as of the fifth (5th) Business Day prior to the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units.

“Reset Date” shall mean November 9, 2005 and every fifth anniversary of such date that occurs thereafter.

“Senior Partnership Units” shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

“Single Funding Notice” shall have the meaning set forth in Section 6(f)(3) of this Partnership Unit Designation.

“Specified Redemption Date” shall mean, with respect to any Redemption, the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the

Business Day next following the date of the closing of the Public Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 6 hereof, on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

“Tendering Party” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Tendered Units” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Weighted Average of Preferred Stock Dividend Yields” shall mean, as of any date of calculation, the average of the Dividend Yields, as of such date, of each Qualifying Preferred Stock (other than a Qualifying Preferred Stock issued by the Previous General Partner) that has been outstanding during the entire year immediately preceding the date of calculation. Each such class of Qualifying Preferred Stock (except Qualifying Preferred Stock of the Previous General Partner) shall be weighted for its total market value.

3.    Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

(a)    prior or senior to the Class Seven Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class Seven Partnership Preferred Units (the partnership units being hereinafter referred to, collectively, as “Senior Partnership Units”);

(b)    on a parity with the Class Seven Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class Seven Partnership Preferred Units (i) if such class or series of partnership units shall be Class G Partnership Preferred Units, Class One Partnership Preferred Units, Class Two Partnership Preferred Units, Class Three Partnership Preferred Units, Class Four Partnership Preferred Units or Class Six Partnership Preferred Units or (ii) if the holders of such class or series of partnership units and the Class Seven Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the partnership units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and

(c)    junior to the Class Seven Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, (i) if such class or series of partnership units shall be Partnership Common Units or Class I High Performance Partnership Units or (ii) if the holders of Class Seven Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the partnership units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Partnership Units”).

4.    Quarterly Cash Distributions.

(a)    The “Quarterly Distribution Amount,” as of any date, shall be equal to (i) the Distribution Rate then in effect, multiplied by (ii) $25, and divided by (iii) four. Holders of Preferred Units will be entitled to receive, when and as declared by the General Partner, quarterly cash distributions in an amount per Preferred Unit equal to the Quarterly Distribution Amount in effect as of the date such distribution is declared by the General Partner, and no more. On each Reset Date, the Distribution Rate thereafter in effect shall be adjusted by the General Partner to equal the lesser of (i) the Distribution Rate in effect immediately prior to such Reset Date or (ii) the Dividend Yield of the class of Qualifying Preferred Stock most recently issued by the Previous General Partner or, if there is no class of Qualifying Preferred Stock of the Previous General Partner outstanding as of any Reset Date, the Weighted Average of Preferred Stock Dividend Yields, calculated as of the end of the calendar quarter immediately preceding such Reset Date; provided, further, that if for any reason there are no classes of Qualifying Preferred Stock of the type described in the definition of “Weighted Average of Preferred Stock Dividend Yields” outstanding on any Reset Date and the reference to the Weighted Average of Preferred Stock Dividend Yields would otherwise be determinative of the calculation of the adjusted Distribution Rate on such Reset Date, the adjusted Distribution Rate for the succeeding five (5) year period shall be the Distribution Rate in effect immediately prior to such Reset Date. Upon any such adjustment of the Distribution Rate, the General Partner shall send a notice describing such adjustment to the holders of the Preferred Units at their respective addresses, as set forth on Exhibit A to the Agreement.

(b)    Any such distributions will be cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a Business Day, the next succeeding Business Day) (each a “Distribution Payment Date”), commencing on the first such date occurring after the date of original issue. If the Preferred Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred Units will be prorated for the portion of the quarterly period that such Preferred Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the February 1, May 1, August 1 or

November 1, as the case may be, immediately preceding each Distribution Payment Date. If the Preferred Units are issued other than on a record date for the payment of distributions to the holders of Preferred Units, the Quarterly Distribution Amount shall, for any quarter in which the Distribution Rate changes on any Reset Date, be appropriately prorated based on the portions of such quarter during which the different Distribution Rates were in effect, on the basis of twelve 30-day months and a 360-day year. Holders of Preferred Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Units that may be in arrears. Holders of any Preferred Units that are issued after the date of original issuance will be entitled to receive the same distributions as holders of any Preferred Units issued on the date of original issuance.

(c)    When distributions are not paid in full upon the Preferred Units or any Parity Partnership Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred Units and any Parity Partnership Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Preferred Units and accumulated and unpaid on such Parity Partnership Units. Except as set forth in the preceding sentence, unless distributions on the Preferred Units equal to the full amount of accumulated and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the Partnership with respect to any Parity Partnership Units.

(d)    Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Junior Partnership Units or options, warrants or rights to subscribe for or purchase Junior Partnership Units) may be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Partnership with respect to any Junior Partnership Units, nor shall any Junior Partnership Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Partnership Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any affiliate thereof, including, without limitation, Previous General Partner and its affiliates) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Partnership Units), directly or indirectly, by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Partnership Units.

(e)    Notwithstanding the foregoing provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Partnership Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Previous General Partner’s qualification as a REIT.

5.    Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any allocation of income or gain by the Partnership shall be made to or set apart for the holders of any Junior Partnership Units, to the extent possible, the holders of Preferred Units shall be entitled to be allocated income and gain to the extent necessary to enable them to receive a liquidation preference (the “Liquidation Preference”) per Preferred Unit equal to the sum of (i) $25 plus (ii) any accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders will not be entitled to any further payment or allocation. Until all holders of the Preferred Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership.

(b)    If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Preferred Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any Parity Partnership Units, then following appropriate allocations of Partnership income, gain, deduction and loss, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Preferred Units and any such Parity Partnership Units if all amounts payable thereon were paid in full.

(c)    A voluntary or involuntary liquidation, dissolution or winding up of the Partnership will not include a consolidation or merger of the Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the Partnership’s assets.

(d)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, after all allocations shall have been made in full to the holders of Preferred Units and any Parity Partnership Units to the extent necessary to enable them to receive their respective liquidation preferences, any Junior Partnership Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

6.    Redemption.

(a)    Except as set forth in Section 6(l) hereof, the Preferred Units may not be redeemed at the option of the Partnership, and will not be required to be redeemed or repurchased by the Partnership or the Previous General Partner except if a holder of a Preferred Unit effects a Redemption, as provided for in Section 6(b) hereof. The Partnership or the Previous General Partner may purchase Preferred Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise.

(b)    On or after the first (1st) anniversary of becoming a holder of Preferred Units, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Preferred Units held by such

Qualifying Party (such Preferred Units being hereafter “Tendered Units”) in exchange (a “Redemption”) for REIT Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”).

(c)    If the Partnership elects to redeem Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 6, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right, and (ii) such transaction shall be treated, for Federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for REIT Shares. In making such election to cause the Previous General Partner to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Tendering Parties over another nor discriminates against a group or class of Tendering Parties. If the Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for a number of REIT Shares equal to the REIT Shares Amount for such number of the Tendered Units. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner’s view, to effect compliance with the Securities Act. The REIT Shares shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and accessible REIT Shares, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this Section 6, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 6, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(d)    The Partnership shall have no obligation to effect any redemption unless and until a Tendering Party has given the Partnership a Notice of Redemption. Each Notice of

Redemption shall be sent by hand delivery or by first class mail, postage prepaid, to AIMCO Properties, L.P., c/o AIMCO-GP, Inc., 4582 South Ulster Street, Suites 1100, Denver, Colorado 80237, Attention: Investor Relations, or to such other address as the Partnership shall specify in writing by delivery to the holders of the Preferred Units in the same manner as that set forth above for delivery of the Notice of Redemption. At any time prior to the Specified Redemption Date for any Redemption, any holder may revoke its Notice of Redemption.

(e)    A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the record date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem any number of Tendered Units for cash, the Cash Amount for such number of Tendered Units shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds.

(f)    In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for REIT Shares pursuant to this Section 6 following receipt of a Notice of Redemption (a “Declination”):

(1)    The Previous General Partner or the General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.

(2)    The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the Previous General Partner contribute such funds from the proceeds of a registered public offering (a “Public Offering Funding”) by the Previous General Partner of a number of REIT Shares (“Registrable Shares”) equal to the REIT Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

(3)    Promptly upon the General Partner’s receipt of the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership’s Declination, the General Partner shall give notice (a “Single Funding Notice”) to all Qualifying Parties then holding Preferred Units and having Redemption rights pursuant to this Section 6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Preferred Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Preferred Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the next twelve months; provided, however, that the Previous General Partner shall not be required to acquire Preferred Units pursuant to this Section 6(f) more than twice within any twelve-month period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partners shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partners, as the case may be, to an equitable Percentage Interest adjustment.

(g)    Notwithstanding the provisions of this Section 6, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Charter.

(h)    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 6:

(1)    All Preferred Units acquired by the Previous General Partner pursuant to this Section 6 hereof shall be contributed by the Previous General Partner to any or all of the General Partner and the Special Limited Partners in such proportions as the Previous General Partner, the General Partner and the Special Limited Partners shall determine. Any Preferred Units so contributed to the General Partner shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of an equal number of Partnership Common Units. Any Preferred Units so contributed to the Special Limited Partners shall be converted into Partnership Common Units.

(2)    Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Preferred Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Preferred Units, all of the Preferred Units held by such Tendering Party.

(3)    No Tendering Party may (a) effect a Redemption more than once in any fiscal quarter of a Twelve-Month Period or (b) effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

(4)    Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to this Section 6, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a “Primary Offering Notice”) that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in Section 6(f) hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

(5)    Without the Consent of the Previous General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

(6)    The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(7)    The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 of the Agreement) all Preferred Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Preferred Units for all purposes of the Agreement, until such Preferred Units are either paid for by the Partnership pursuant to this Section 6 or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partners) and paid for, by the issuance of the REIT Shares, pursuant to this Section 6 on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6, the Tendering Party shall have no rights as a shareholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this Section 6(h), all Partnership Common Units and Partnership Preferred Units, including Preferred Units, beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

(i)    In connection with an exercise of Redemption rights pursuant to this Section 6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)    A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares and any other classes or shares of the Previous General Partner by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit;

(2)    A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares or any other class of shares of the Previous General Partner prior to the closing of the Redemption on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares or any other class of shares of the Previous General Partner by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 6(i)(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares or other shares of the Previous General Partner in violation of the Ownership Limit.

(j)    On or after the Specific Redemption Date, each holder of Preferred Units shall surrender to the Partnership the certificate evidencing such holder’s Preferred Units, at the address to which a Notice of Redemption is required to be sent. Upon such surrender of a certificate, the Partnership shall thereupon pay the former holder thereof the applicable Cash Amount and/or deliver REIT Shares for the Preferred Units evidenced thereby. From and after the Specific Redemption Date (i) distributions with respect to the Preferred Units shall cease to accumulate, (ii) the Preferred Units shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be Partners to the extent of their interest in such Preferred Units, and (iv) all rights whatsoever with respect to the Preferred Units shall terminate, except the right of the holders of the Preferred Units to receive Cash Amount and/or REIT Shares therefor, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor.

(k)    Notwithstanding the provisions of this Section 6, the Tendering Parties (i) shall not be entitled to elect or effect a Redemption where the Redemption would consist of less than all the Preferred Units held by Partners and, to the extent that the aggregate Percentage Interests of the Limited Partners would be reduced, as a result of the Redemption, to less than one percent (1%) and (ii) shall have no rights under the Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 6(k), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the Previous General Partner hereunder.

(l)    Notwithstanding any other provision of the Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partners) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partners’ Limited Partner Interest) by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to this Section 6 for the amount of Preferred Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 6(l). Such notice given by the General Partner to a Limited Partner pursuant to this Section 6(l) shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 6(l), (a) any Limited Partner (whether or not eligible to be a Tendering Party) may, in the General Partner’s sole and absolute discretion, be treated as a Tendering Party and (b) the provisions of Sections 6(f)(1), 6(h)(2), 6(h)(3) and 6(h)(5) hereof shall not apply, but the remainder of this Section shall apply, mutatis mutandis.

7.    Status of Reacquired Units.

All Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

8.    General.

The ownership of the Preferred Units shall be evidenced by one or more certificates in the form of Annex II hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Class Seven Partnership Preferred Units.

9.    Allocations of Income and Loss.

Subject to the terms of Section 5 hereof, for each taxable year, (i) each holder of Preferred Units will be allocated, to the extent possible, net income of the Partnership in an amount equal to the distributions made on such holder’s Preferred Units during such taxable year, and (ii) each holder of Preferred Units will be allocated its pro rata share, based on the portion of outstanding Preferred Units held by it, of any net loss of the Partnership that is not allocated to holders of Partnership Common Units or other interests in the Partnership.

10.    Voting Rights.

Except as otherwise required by applicable law or in the Agreement, the holders of the Preferred Units will have the same voting rights as holders of the Partnership Common Units. As long as any Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred Units that materially and adversely affects the rights or preferences of the holders of the Preferred Units. The creation or issuance of any class or series of Partnership units, including, without limitation, any Partnership units that may have rights junior to, on a parity with, or senior or superior to the Preferred Units, will not be deemed to have a material adverse effect on the rights or preferences of the holders of Preferred Units. With respect to the exercise of the above described voting rights, each Preferred Unit will have one (1) vote per Preferred Unit.

11.    Restrictions on Transfer.

Preferred Units are subject to the same restrictions on transfer as are, and the holders of Preferred Units shall be entitled to the same rights of transfer as are, applicable to Common Units as set forth in the Agreement.

ANNEX I

TO EXHIBIT L

NOTICE OF REDEMPTION

To:	AIMCO Properties, L.P.

c/o AIMCO-GP, Inc.

4582 South Ulster Street

Suite 1700

Denver, Colorado 80237

Attention: Investor Relations

The undersigned Limited Partner or Assignee hereby tenders for redemption Class Seven Partnership Preferred Units in AIMCO Properties, L.P. in accordance with the terms of the Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of [DATE OF SPIN-OFF], as it may be amended and supplemented from time to time (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the Class Seven Partnership Preferred Units. The undersigned Limited Partner or Assignee:

(a)    if the Partnership elects to redeem such Class Seven Partnership Preferred Units for REIT Shares rather than cash, hereby irrevocably transfers, assigns, contributes and sets over to Previous General Partner all of the undersigned Limited Partner’s or Assignee’s right, title and interest in and to such Class Seven Partnership Preferred Units;

(b)    undertakes (i) to surrender such Class Seven Partnership Preferred Units and any certificate therefor at the closing of the Redemption contemplated hereby and (ii) to furnish to Previous General Partner, prior to the Specified Redemption Date:

(1)    A written affidavit, dated the same date as this Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) the undersigned Limited Partner or Assignee and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the undersigned Limited Partner or Assignee nor any Related Party will own REIT Shares in excess of the Ownership Limit;

(2)    A written representation that neither the undersigned Limited Partner or Assignee nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption contemplated hereby on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption contemplated hereby on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the undersigned Limited Partner or Assignee and any Related Party remain unchanged from that disclosed in the affidavit required by paragraph (1) above, or (b) after giving effect to the Redemption contemplated hereby, neither the undersigned Limited Partner or Assignee nor any Related Party shall own REIT Shares in violation of the Ownership Limit.

L-I-1

(c)    directs that the certificate representing the REIT Shares, or the certified check representing the Cash Amount, in either case, deliverable upon the closing of the Redemption contemplated hereby be delivered to the address specified below;

(d)    represents, warrants, certifies and agrees that:

(i)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Preferred Units, free and clear of the rights or interests of any other person or entity;

(ii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Preferred Units as provided herein; and

(iii)    the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender.

Dated:

Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Issue check payable to or Certificates in the name

of:

Please insert social security or identifying

number:

Signature Guaranteed by:

L-I-2

NOTICE: THE SIGNATURE OF THIS NOTICE OF REDEMPTION MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE FOR THE CLASS SEVEN PREFERRED UNITS WHICH ARE BEING REDEEMED IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

L-I-3

ANNEX II

TO EXHIBIT L

FORM OF UNIT CERTIFICATE

OF

CLASS SEVEN PARTNERSHIP PREFERRED UNITS

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF [DATE OF SPIN-OFF], AS IT MAY BE AMENDED AND/OR SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC., THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

Certificate Number

AIMCO PROPERTIES, L.P.

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that

is the owner of

CLASS SEVEN PARTNERSHIP PREFERRED UNITS

OF

AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Class Seven Partnership Preferred Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as the same may be amended and/or supplemented from time to time.

L-II-1

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:

By

ASSIGNMENT

For Value Received,                                                                           hereby sells, assigns and transfers unto                                                                                                                                                                                                           Class Seven Partnership Preferred Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class Seven Partnership Preferred Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.

Dated:

By:
Name:

Signature Guaranteed by:

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

L-II-2

EXHIBIT M

[RESERVED]

M-1

EXHIBIT N

PARTNERSHIP UNIT DESIGNATION OF

THE CLASS NINE PARTNERSHIP PREFERRED UNITS OF

AIMCO PROPERTIES, L.P.

1.    Number of Units and Designation.

A class of Partnership Preferred Units is hereby designated as “Class Nine Partnership Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be one million (1,000,000).

2.    Definitions.

Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.

“Assignee” shall mean a Person to whom one or more Preferred Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of the Agreement.

“Cash Amount” shall mean, with respect to any Tendered Unit, cash in an amount equal to the Liquidation Preference of such Tendered Unit.

“Class Nine Partnership Preferred Unit” or “Preferred Unit” shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

“Conversion Ratio” shall mean, as of any date, the quotient obtained by dividing the Liquidation Preference by the Market Value of a REIT Share as of such date.

“Cut-Off Date” shall mean the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Declination” shall have the meaning set forth in Section 6(f) of this Partnership Unit Designation.

“Distribution Payment Date” shall have the meaning set forth of Section 4(b) of this Partnership Unit Designation.

“Junior Partnership Units” shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

“Liquidation Preference” shall have the meaning set forth in Section 5(a) of this Partnership Unit Designation.

“Market Value” shall mean, as of any calculation date and with respect to any share of stock, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the calculation date. The market price for any such trading day shall be:

(i)    if the shares are listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

(ii)    if the shares are not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

(iii)    if the shares are not listed or admitted to trading on any securities exchange, and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after the commencement of such ten day period that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.

“Notice of Redemption” shall mean a Notice of Redemption in the form of Annex I to this Partnership Unit Designation.

“Parity Partnership Units” shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.

“Previous General Partner” shall mean Apartment Income REIT Corp., a Maryland corporation.

“Primary Offering Notice” shall have the meaning set forth in Section 6(h)(4) of this Partnership Unit Designation.

“Public Offering Funding” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“Redemption” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Registrable Shares” shall have the meaning set forth in Section 6(f)(2) of this Partnership Unit Designation.

“REIT Shares” shall mean a share of the Previous General Partner’s Class A Common Stock.

“REIT Shares Amount” shall mean, with respect to any Tendered Units, a number of REIT Shares equal to the quotient obtained by dividing (i) the Cash Amount for such Tendered Units, by (ii) the Market Value of a REIT Share as of the fifth (5th) Business Day prior to the date of receipt by the General Partner of a Notice of Redemption for such Tendered Units.

“Senior Partnership Units” shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

“Shares” shall mean REIT Shares.

“Single Funding Notice” shall have the meaning set forth in Section 6(f)(3) of this Partnership Unit Designation.

“Specified Redemption Date” shall mean, with respect to any Redemption, the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by a Public Offering Funding, the Business Day next following the date of the closing of the Public Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Previous General Partner pursuant to Section 6 hereof, on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

“Tendering Party” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Tendered Units” shall have the meaning set forth in Section 6(b) of this Partnership Unit Designation.

“Transaction” shall have the meaning set forth in Section 7(d) of this Partnership Unit Designation.

3.    Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

(a)    prior or senior to the Class Nine Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class Nine Partnership Preferred Units (the partnership units being hereinafter referred to, collectively, as “Senior Partnership Units”);

(b)    on a parity with the Class Nine Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class Nine Partnership Preferred Units (i) if such class or series of partnership units shall be Class One Partnership Preferred Units, Class Two Partnership Preferred Units, Class Three Partnership Preferred Units, or Class Four Partnership Preferred Units, or (ii) if the holders of such class or series of partnership units and the Class Nine Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the partnership units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and

(c)    junior to the Class Nine Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, (i) if such class or series of partnership units shall be Partnership Common Units or Class I High Performance Partnership Units or (ii) if the holders of Class Nine Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the partnership units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Partnership Units”).

4.    Quarterly Cash Distributions.

(a)    Holders of Preferred Units will be entitled to receive, when and as declared by the General Partner out of Available Cash, quarterly cash distributions in an amount per Preferred Unit equal to $0.375, and no more.

(b)    Any such distributions will be cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a Business Day, the next succeeding Business Day) (each a “Distribution Payment Date”), commencing on the first such date occurring after the date of original issue. If the Preferred Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred Units will be prorated for the portion of the quarterly period that such Preferred Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions will be payable in arrears to holders of record as they appear on the records of the Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Units that may be in arrears. Holders of any Preferred Units that are issued after the date of original issuance will be entitled to receive the same distributions as holders of any Preferred Units issued on the date of original issuance.

(c)    When distributions are not paid in full upon the Preferred Units or any Parity Partnership Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred Units and any Parity Partnership Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Preferred Units and accumulated and unpaid on such Parity Partnership Units. Except as set forth in the preceding sentence, unless distributions on the Preferred Units equal to the full amount of accumulated and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the Partnership with respect to any Parity Partnership Units.

(d)    Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Junior Partnership Units or options, warrants or rights to subscribe for or purchase Junior Partnership Units) may be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the Partnership with respect to any Junior Partnership Units, nor shall any Junior Partnership Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Partnership Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any affiliate thereof, including, without limitation, Previous General Partner and its affiliates) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Partnership Units), directly or indirectly, by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Partnership Units.

(e)    Notwithstanding the foregoing provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Partnership Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Previous General Partner’s qualification as a REIT.

5.    Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, before any allocation of income or gain by the Partnership shall be made to or set apart for the holders of any Junior Partnership Units, to the extent possible, the holders of Preferred Units shall be entitled to be allocated income and gain to the extent necessary to enable them to receive a liquidation preference (the “Liquidation Preference”) per Preferred Unit equal to the sum of (i) $25 plus (ii) any accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders will not be entitled to any further payment or allocation. Until all holders of the Preferred Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership.

(b)    If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Preferred Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any Parity Partnership Units, then following appropriate allocations of Partnership income, gain, deduction and loss, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Preferred Units and any such Parity Partnership Units if all amounts payable thereon were paid in full.

(c)    A voluntary or involuntary liquidation, dissolution or winding up of the Partnership will not include a consolidation or merger of the Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the Partnership’s assets.

(d)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, after all allocations shall have been made in full to the holders of Preferred Units and any Parity Partnership Units to the extent necessary to enable them to receive their respective liquidation preferences, any Junior Partnership Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

6.    Redemption.

(a)    Except as set forth in Section 6(l) hereof, the Preferred Units may not be redeemed at the option of the Partnership, and will not be required to be redeemed or repurchased by the Partnership or the Previous General Partner except if a holder of a Preferred Unit effects a Redemption, as provided for in Section 6(b) hereof. The Partnership or the Previous General Partner may purchase Preferred Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise.

(b)    On or after the first (1st) anniversary of becoming a holder of Preferred Units, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Preferred Units held by such

Qualifying Party (such Preferred Units being hereafter “Tendered Units”) in exchange (a “Redemption”) for Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the Partnership in its sole discretion. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”).

(c)    If the Partnership elects to redeem Tendered Units for Shares rather than cash, then the Partnership shall direct the Previous General Partner to issue and deliver such Shares to the Tendering Party pursuant to the terms set forth in this Section 6, in which case, (i) the Previous General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right, and (ii) such transaction shall be treated, for Federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Previous General Partner in exchange for Shares. If the Partnership elects to redeem any number of Tendered Units for Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Previous General Partner in exchange for in the case of REIT Shares, a number of REIT Shares equal to the REIT Shares Amount for such number of the Tendered Units. The Tendering Party shall submit (i) such information, certification or affidavit as the Previous General Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Previous General Partner’s view, to effect compliance with the Securities Act. The Shares shall be delivered by the Previous General Partner as duly authorized, validly issued, fully paid and accessible Shares, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Previous General Partner, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Previous General Partner pursuant to this Section 6, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Previous General Partner or the General Partner to register, qualify or list any Shares owned or held by such Person, whether or not such Shares are issued pursuant to this Section 6, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Previous General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Shares for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Shares issued upon an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Previous General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(d)    The Partnership shall have no obligation to effect any redemption unless and until a Tendering Party has given the Partnership a Notice of Redemption. Each Notice of Redemption shall be sent by hand delivery or by first class mail, postage prepaid, to AIMCO Properties, L.P., c/o AIMCO-GP, Inc., 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, Attention: Investor Relations, or to such other address as the Partnership shall specify in writing by delivery to the holders of the Preferred Units in the same manner as that set forth above for delivery of the Notice of Redemption. At any time prior to the Specified Redemption Date for any Redemption, any holder may revoke its Notice of Redemption.

(e)    A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the record date for such distribution precedes or coincides with such delivery of the Notice of Redemption. If the Partnership elects to redeem any number of Tendered Units for cash, the Cash Amount for such number of Tendered Units shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds.

(f)    In the event that the Partnership declines to cause the Previous General Partner to acquire all of the Tendered Units from the Tendering Party in exchange for Shares pursuant to this Section 6 following receipt of a Notice of Redemption (a “Declination”):

(1)    The Previous General Partner or the General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date.

(2)    The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the Previous General Partner contribute such funds from the proceeds of a registered public offering (a “Public Offering Funding”) by the Previous General Partner of a number of REIT Shares (“Registrable Shares”) equal to the REIT Shares Amount with respect to the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

(3)    Promptly upon the General Partner’s receipt of the Notice of Redemption and the Previous General Partner or the General Partner giving notice of the Partnership’s Declination, the General Partner shall give notice (a “Single Funding Notice”) to all Qualifying Parties then holding Preferred Units and having Redemption rights pursuant to this Section 6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Preferred Units to be funded through such Public Offering Funding. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Preferred Units to be made subject thereon in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the next twelve months; provided, however, that the Previous General Partner shall not be required to acquire Preferred Units pursuant to this Section 6(f) more than twice within any twelve-month period.

Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the Previous General Partner and/or the General Partner. The General Partner and/or the Special Limited Partners shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner and the Special Limited Partners, as the case may be, to an equitable Percentage Interest adjustment.

(g)    Notwithstanding the provisions of this Section 6, the Previous General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for Shares if such exchange would be prohibited under the Charter.

(h)    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 6:

(1)    All Preferred Units acquired by the Previous General Partner pursuant to this Section 6 hereof shall be contributed by the Previous General Partner to any or all of the General Partner and the Special Limited Partners in such proportions as the Previous General Partner, the General Partner and the Special Limited Partners shall determine. Any Preferred Units so contributed to the General Partner shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of an equal number of Partnership Common Units. Any Preferred Units so contributed to the Special Limited Partners shall be converted into Partnership Common Units.

(2)    Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Preferred Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Preferred Units, all of the Preferred Units held by such Tendering Party.

(3)    No Tendering Party may (a) effect a Redemption more than once in any fiscal quarter of a Twelve-Month Period or (b) effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Previous General Partner for a distribution to its stockholders of some or all of its portion of such Partnership distribution.

(4)    Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the Previous General Partner pursuant to this Section 6, in the event that the Previous General Partner or the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a “Primary Offering Notice”) that the Previous General Partner desires to effect a primary offering of its equity securities then, unless the Previous General Partner and the General Partner otherwise consent, commencement of the actions denoted in Section 6(f) hereof as to a Public Offering Funding with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

(5)    Without the Consent of the Previous General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Public Offering Funding.

(6)    The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(7)    The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 of the Agreement) all Preferred Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Preferred Units for all purposes of the Agreement, until such Preferred Units are either paid for by the Partnership pursuant to this Section 6 or transferred to the Previous General Partner (or directly to the General Partner or Special Limited Partners) and paid for, by the issuance of the Shares, pursuant to this Section 6 on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Previous General Partner pursuant to this Section 6, the Tendering Party shall have no rights as a stockholder of the Previous General Partner with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this Section 6(h), all Partnership Common Units and Partnership Preferred Units, including Preferred Units, beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

(i)    In connection with an exercise of Redemption rights pursuant to this Section 6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)    A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares and any other classes or shares of the Previous General Partner by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares or other shares of the Previous General Partner in excess of the Ownership Limit;

(2)    A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares or any other class of shares of the Previous General Partner prior to the closing of the Redemption on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares or any other class of shares of the Previous General Partner by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 6(i)(1), or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares or other shares of the Previous General Partner in violation of the Ownership Limit.

(j)    On or after the Specified Redemption Date, each holder of Preferred Units shall surrender to the Partnership the certificate evidencing such holder’s Preferred Units, at the address to which a Notice of Redemption is required to be sent. Upon such surrender of a certificate, the Partnership shall thereupon pay the former holder thereof the applicable Cash Amount and/or deliver Shares for the Preferred Units evidenced thereby. From and after the Specified Redemption Date (i) distributions with respect to the Preferred Units shall cease to accumulate, (ii) the Preferred Units shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be Partners to the extent of their interest in such Preferred Units, and (iv) all rights whatsoever with respect to the Preferred Units shall terminate, except the right of the holders of the Preferred Units to receive Cash Amount and/or Shares therefor, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor.

(k)    Notwithstanding the provisions of this Section 6, the Tendering Parties shall have no rights under the Agreement that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption would be in violation of this Section 6(k), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the Previous General Partner hereunder.

(l)    Notwithstanding any other provision of the Agreement, on and after the third anniversary of the date of original issuance of the Preferred Units, the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Preferred Units by treating any holder of Preferred Units as a Tendering Party who has delivered a Notice of Redemption pursuant to this Section 6 for the amount of Preferred Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such holder that the Partnership has elected to exercise its rights under this Section 6(l). Such notice given by the General Partner to a holder of Preferred Units pursuant to this Section 6(l) shall be treated as if it were a Notice of Redemption delivered to the General Partner by such holder. For purposes of this Section 6(l), (a) any holder of Preferred Units (whether or not eligible to be a Tendering Party) may, in the General Partner’s sole and absolute discretion, be treated as a Tendering Party and (b) the provisions of Sections 6(f)(1), 6(h)(2), 6(h)(3) and 6(h)(5) hereof shall not apply, but the remainder of this Section shall apply, mutatis mutandis.

7.    Conversion.

(a)    At any time and from time to time after the third anniversary of the date of initial issuance of the Preferred Units, the Partnership shall have the right, but not the obligation, to cause any Preferred Units to be converted into the number of Partnership Common Units obtained by multiplying the number of Preferred Units converted by the Conversion Ratio on the date provided for in subparagraph (b)(4) of this Section 7. In order to exercise the conversion right, the Partnership shall send notice of such conversion to each holder of record of Preferred Units to be converted. Such notice shall be provided by facsimile or, if facsimile is not available, then by first class mail, postage prepaid, at such holders’ address as the same appears on the records of the Partnership. Any notice which was transmitted or mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date received by the holder. Each such notice shall state, as appropriate: (1) the date of conversion, which date may be any date within twenty (20) Business Days following the date on which the notice is transmitted or mailed; and (2) the number of units of Preferred Units to be converted and, if fewer than all such units held by such holder are to be converted, the number of such units to be converted. Upon receiving such notice of conversion, each such holder shall promptly surrender the certificates representing such Preferred Units as are being converted on the conversion date, duly endorsed or assigned to the Partnership or in blank, at the office of the Transfer Agent; provided, however, that the failure to so surrender any such certificates shall not in any way affect the validity of the conversion of the underlying Preferred Units into Partnership Common Units.

(b)     (i) The Partnership Common Units issuable on conversion shall be issued in the same name as the name in which such Preferred Units are registered.

(ii)    The Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted units, except that a holder of Preferred Units that are converted shall be entitled to receive a cash payment on the Dividend Payment Date for any distribution on such units that has been declared and for which the record date precedes the conversion date.

(iii)    As promptly as practicable after the surrender of certificates for Preferred Units as aforesaid, and in any event no later than five (5) Business Days after the date of such surrender, the Partnership shall issue and deliver at such office to such holder, or send on such holders’ written order, a certificate or certificates for the number of full Partnership Common Units issuable upon the conversion of such Preferred Units in accordance with the provisions of this Section 7, and any fractional interest in respect of a Partnership Common Unit arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

(iv)    Each conversion shall be deemed to have been effected immediately prior to the close of business on the date identified as the conversion date in the notice of conversion sent by the Partnership pursuant to subparagraph (a) of this Section 7; and the person or persons in whose name or names any certificate or certificates for Partnership Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the units represented thereby at such time on such date, and such conversion shall be at the Conversion Ratio in effect at such time on such date, unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Ratio in effect on the date in the notice of conversion sent by the Partnership as aforesaid.

(c)    No fractional Partnership Common Units or scrip representing fractions of a Partnership Common Unit shall be issued upon conversion of the Preferred Units. Instead of any fractional interest in a Partnership Common Unit that would otherwise be deliverable upon the conversion of Preferred Units, the Partnership shall pay to the holder of such units an amount of cash equal to the product of (i) such fraction and (ii) the Market Value of a REIT Share as of the date of conversion. If more than one of any holder’s units shall be converted at one time, the number of full Partnership Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Preferred Units so converted.

(d)    If the Partnership shall be a party to any transaction (including with limitation a merger, consolidation, statutory exchange, sale of all or substantially all of the Partnership’s assets or recapitalization of the Partnership Common Units) (each of the foregoing being referred to herein as a “Transaction”), in each case, as a result of which Partnership Common Units shall be converted into the right to receive securities or other property (including cash or any combination thereof), each Preferred Unit which is not converted into the right to receive securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of Partnership Common Units into which Preferred Units were convertible immediately prior to such Transaction. The provisions of this paragraph (d) shall apply to successive Transactions.

(e)    The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Partnership Common Units or other securities or property on conversion of Preferred Units pursuant hereto; provided, however, that the Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Partnership Common Units or other securities or property in a name other than that of the holder of the Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

(f)    For purposes of the definition of “Twelve-Month Period” in the Agreement, any holder of Preferred Units that have been converted to Partnership Common Units shall be deemed to have acquired such Partnership Common Units when such Units were acquired.

8.    Status of Reacquired Units.

All Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

9.    General.

The ownership of the Preferred Units shall be evidenced by one or more certificates in the form of Annex II hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Class Nine Partnership Preferred Units.

10.    Allocations of Income and Loss.

Subject to the terms of Section 5 hereof, for each taxable year, (i) each holder of Preferred Units will be allocated, to the extent possible, net income of the Partnership in an amount equal to the distributions made on such holder’s Preferred Units during such taxable year, and (ii) each holder of Preferred Units will be allocated its pro rata share, based on the portion of outstanding Preferred Units held by it, of any net loss of the Partnership that is not allocated to holders of Partnership Common Units or other interests in the Partnership.

11.    Voting Rights.

The holders of the Preferred Units will not have any voting or approval rights, except (a) as required by applicable law or in the Agreement, and (b) as long as any Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred Units will be necessary for effecting any amendment of any of the provisions of this Partnership Unit Designation that materially and adversely affects the rights or preferences of the holders of the Preferred Units. The creation or issuance of any class or series of Partnership units, including, without limitation, any Partnership units that may have rights junior to, on a parity with, or senior or superior to the Preferred Units, will not be deemed to have a material adverse effect on the rights or preferences of the holders of Preferred Units. With respect to the exercise of the above described voting rights, each Preferred Unit will have one (1) vote per Preferred Unit.

12.    Restrictions on Transfer.

Preferred Units are subject to the same restrictions on transfer as are, and the holders of Preferred Units shall be entitled to the same rights of transfer as are, applicable to Common Units as set forth in the Agreement.

ANNEX I

TO EXHIBIT N

NOTICE OF REDEMPTION

To:	AIMCO Properties, L.P.

c/o AIMCO-GP, Inc.

4582 South Ulster Street

Suite 1700

Denver, Colorado 80237

Attention: Investor Relations

The undersigned Limited Partner or Assignee hereby tenders for redemption Class Nine Partnership Preferred Units in AIMCO Properties, L.P. in accordance with the terms of the Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of [DATE OF SPIN-OFF], as it may be amended and supplemented from time to time (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the Class Nine Partnership Preferred Units. The undersigned Limited Partner or Assignee:

(a)    if the Partnership elects to redeem such Class Nine Partnership Preferred Units for REIT Shares rather than cash, hereby irrevocably transfers, assigns, contributes and sets over to Previous General Partner all of the undersigned Limited Partner’s or Assignee’s right, title and interest in and to such Class Nine Partnership Preferred Units;

(b)    undertakes (i) to surrender such Class Nine Partnership Preferred Units and any certificate therefor at the closing of the Redemption contemplated hereby and (ii) to furnish to Previous General Partner, prior to the Specified Redemption Date:

(1)    A written affidavit, dated the same date as this Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) the undersigned Limited Partner or Assignee and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the undersigned Limited Partner or Assignee nor any Related Party will own REIT Shares in excess of the Ownership Limit;

(2)    A written representation that neither the undersigned Limited Partner or Assignee nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption contemplated hereby on the Specified Redemption Date; and

(3)    An undertaking to certify, at and as a condition to the closing of the Redemption contemplated hereby on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the undersigned Limited Partner or Assignee and any Related Party remain unchanged from that disclosed in the affidavit required by paragraph (1) above, or (b) after giving effect to the Redemption contemplated hereby, neither the undersigned Limited Partner or Assignee nor any Related Party shall own REIT Shares in violation of the Ownership Limit.

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(c)    directs that the certificate representing the REIT Shares, or the certified check representing the Cash Amount, in either case, deliverable upon the closing of the Redemption contemplated hereby be delivered to the address specified below;

(d)    represents, warrants, certifies and agrees that:

(i)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Preferred Units, free and clear of the rights or interests of any other person or entity;

(ii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Preferred Units as provided herein; and

(iii)    the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender.

Dated:

Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Issue check payable to or Certificates in the name

of:

Please insert social security or identifying

number:

Signature Guaranteed by:

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NOTICE: THE SIGNATURE OF THIS NOTICE OF REDEMPTION MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE FOR THE CLASS NINE PREFERRED UNITS WHICH ARE BEING REDEEMED IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

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ANNEX II

TO EXHIBIT N

FORM OF UNIT CERTIFICATE

OF

CLASS NINE PARTNERSHIP PREFERRED UNITS

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF [DATE OF SPIN-OFF], A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC., THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

Certificate Number

AIMCO PROPERTIES, L.P.

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that

is the owner of

CLASS NINE PARTNERSHIP PREFERRED UNITS

OF

AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Class Nine Partnership Preferred Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:

By

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ASSIGNMENT

For Value Received,                                                       hereby sells, assigns and transfers unto                                                                                                                                                      Class Nine Partnership Preferred Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class Nine Partnership Preferred Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.

Dated:

By:
Name:

Signature Guaranteed by:

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17AD-15.

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EXHIBIT O

[reserved]

O-1

EXHIBIT P

PARTNERSHIP UNIT DESIGNATION OF

THE LTIP UNITS OF

AIMCO PROPERTIES, L.P.

1.	Issuance and Designation.

A class of Partnership Units is hereby designated as “LTIP Units,” and the number of LTIP Units that may be issued is not limited by the Agreement. From time to time, the General Partner is authorized to issue LTIP Units to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. LTIP Units may be issued in one or more classes, or one or more series of any such classes, bearing such relationship to one another as to allocations, distributions and other rights as the General Partner shall determine in its sole and absolute discretion subject to Delaware law and the Agreement. Except to the extent that a capital contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the Internal Revenue Service with respect thereto. A Person (other than an existing Partner) who is issued LTIP Units in exchange for no consideration shall be admitted to the Partnership as an additional Limited Partner upon the satisfactory completion of the requirements for admission of an Additional Limited Partner pursuant to Section 12.2.A(i) through (iii) of the Agreement.

2.	Definitions.

Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

“Adjustment Events” has the meaning set forth in Section 8 hereof.

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.

“Assignee” shall mean a Person to whom one or more LTIP Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of the Agreement.

“Capital Account Limitation” has the meaning set forth in Section 7(b) hereof.

“Catch-Up Date” means, for any LTIP Unit that initially has a Sharing Percentage that is less than 100%, the date (if any) on which such Sharing Percentage increases to 100%.

“Catch-Up Year” means, for any LTIP Unit that initially has a Sharing Percentage that is less than 100%, the Fiscal Year in which its Catch-Up Date occurs; provided, however, that if the Catch-Up Date occurs after the end of any Fiscal Year but prior to the distribution of Available Cash for the fourth quarter of such Fiscal Year, the “Catch-Up Year” shall be such Fiscal Year.

“Constituent Person” has the meaning set forth in Section 7(f) hereof.

“Conversion Date” has the meaning set forth in Section 7(b) hereof.

“Conversion Notice” means a notice in the form attached hereto as Annex I.

“Conversion Right” has the meaning set forth in Section 7(a) hereof.

“Economic Capital Account Balance” means, with respect to a holder of LTIP Units, its Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case, to the extent attributable to its ownership of LTIP Units.

“Eligible Unit” means, as of the time any Liquidating Gain is available to be allocated to an LTIP Unit, an LTIP Unit to the extent, since the date of issuance of such LTIP Unit, such Liquidating Gain when aggregated with other Liquidating Gains realized since the date of issuance of such LTIP Unit exceeds Liquidating Losses realized since the date of issuance of such LTIP Unit.

“Equity Plan” means any stock or other equity-based compensation plan now or hereafter adopted by the Partnership or the Previous General Partner, including the Plan.

“Forced Conversion” has the meaning set forth in Section 7(c) hereof.

“Forced Conversion Notice” has the meaning set forth in Section 7(c) hereof.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon liquidation of the Partnership), including but not limited to Net Income realized in connection with an adjustment of Gross Asset Value of any Partnership asset pursuant to subsection (b) of the definition of “Gross Asset Value” in the Agreement.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon liquidation of the Partnership), including but not limited to Net Loss realized in connection with an adjustment of Gross Asset Value of any Partnership asset pursuant to subsection (b) of the definition of “Gross Asset Value” in the Agreement.

“LTIP Agreement” means a Vesting Agreement, the Plan or any applicable Equity Plan or other compensatory arrangement or incentive program pursuant to which LTIP Units are issued.

“LTIP Unit” shall mean a Partnership Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation, and any LTIP Agreement applicable thereto.

“Market Value” shall mean, as of any determination date and with respect to any share of stock:

(i)    if the shares are listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system;

(ii)    if the shares are not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or

(iii)    if the shares are not listed or admitted to trading on any securities exchange, and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after such day that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.

“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.

“Partnership Common Unit” shall mean a Partnership Common Unit held by a Non-AIR Holder.

“Plan” means the Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan, as amended from time to time.

“Previous General Partner” shall mean Apartment Income REIT Corp., a Maryland corporation.

“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 13 hereof.

“Redemption Threshold” means a threshold that will be met with respect to one or more LTIP Units if, when and to the extent such LTIP Units have satisfied the Capital Account Limitation.

“REIT Share Economic Target” means, as of any date, the Market Value of a REIT Share on such date, multiplied by the Adjustment Factor.

“Section 83 Safe Harbor” has the meaning set forth in Section 13 hereof.

“Sharing Percentage” means, with respect to any LTIP Unit, such percentage, if any, that is specified as such in the Vesting Agreement or other documentation pursuant to which such LTIP Unit was issued.

“Transaction” has the meaning set forth in Section 7(f) hereof.

“Unvested LTIP Units” has the meaning set forth in Section 3(a) hereof.

“Vested LTIP Units” has the meaning set forth in Section 3(a) hereof.

“Vesting Agreement” has the meaning set forth in Section 3(a) hereof.

3.	Vesting.

(a)    Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan or any other Equity Plan, if applicable. LTIP Units that were fully vested when issued, or that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement, are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.”

(b)    Forfeiture. Unless otherwise specified in the relevant LTIP Agreement, upon the occurrence of any event specified in such LTIP Agreement as resulting in either the right of the Partnership to repurchase LTIP Units at a specified purchase price or the forfeiture of any LTIP Units, if the Partnership exercises such right to repurchase or upon the occurrence of the event causing forfeiture in accordance with the applicable LTIP Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions payable to holders of such LTIP Units as of a record date prior to the effective date of the forfeiture. Except as otherwise provided in the Agreement (including without limitation Section 4(d) hereof) or any LTIP Agreement, in connection with the repurchase or forfeiture of any holder’s LTIP Units, the balance of such holder’s Capital Account that is attributable to such holder’s LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 4(c) hereof, calculated with respect to such holder’s remaining LTIP Units, if any.

4.	Allocations

(a)    General. Except as otherwise provided in the Agreement or the relevant LTIP Agreement, Holders of LTIP Units shall be allocated Net Income, Net Loss and depreciation and amortization expenses of the Partnership in amounts per LTIP Unit determined in the same manner as amounts allocated per Partnership Common Unit are determined; provided, however, that for any LTIP Unit that initially has a Sharing Percentage that is less than 100%, until the Catch-Up Year (if any) for such LTIP Unit, the amounts so allocated with respect to such LTIP Unit pursuant to Section 6.2A(3) or Section 6.2B of the Agreement shall be equal to the product of such Sharing Percentage and the amount that would otherwise be allocable with respect to such LTIP Unit pursuant to this Section 4(a). The allocations provided by the preceding sentence shall be subject to Section 6.3B of the Agreement and any special allocations required by Section 4(b) or Section 4(c) hereof. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income, Net Loss and depreciation and amortization expenses of the Partnership under this Section 4(a), or to adjust the allocations made under this Section 4(a), so that the ratio of (i) the total amount of Net Income, Net Loss and depreciation and amortization expenses of the Partnership allocated with respect to each LTIP Unit in any taxable year, to (ii) the total amount distributed with respect to that LTIP Unit for such taxable year, is more nearly equal to the ratio of (i) the Net Income, Net Loss and depreciation and amortization expenses of the Partnership allocated with respect to the Partnership Common Units for such taxable year, to (ii) the amounts distributed with respect to the Partnership Common Units for such taxable year.

(b)    Special Allocations with Respect to LTIP Units in a Catch-Up Year. In the Catch-Up Year (if any) for any LTIP Unit that initially has a Sharing Percentage that is less than 100%, (i) Net Income, Net Loss and depreciation and amortization expenses of the Partnership allocable under Article 6 of the Agreement to holders of Partnership Common Units and LTIP Units not subject to this Section 4(b) shall be recomputed after giving effect to the special allocations with respect to such LTIP Unit under clause (ii) of this Section 4(b), and (ii) the holder of such LTIP Unit shall be specially allocated an amount of Net Income, Net Loss and depreciation and amortization expenses of the Partnership equal to the excess of (x) the respective cumulative amounts that would have been allocated with respect to such LTIP Unit had such LTIP Unit been a Partnership Common Unit during the period from the date of issuance of such LTIP Unit through the end of the Fiscal Year immediately prior to the Catch-Up Year, over (y) the respective cumulative amounts actually allocated with respect to such LTIP Unit during such period. Such special allocation shall be in addition to any amounts allocated to the holder of such LTIP Unit pursuant to Section 4(a).

(c)    Special Allocations of Liquidating Gains with Respect to LTIP Units. If Liquidating Gains are allocated under this Section 4(c), Net Income, Net Loss and depreciation and amortization expenses of the Partnership allocable under Article 6 of the Agreement to holders of Partnership Common Units and LTIP Units not subject to this Section 4(c) shall be recomputed without regard to the Liquidating Gains so allocated. After giving effect to the special allocations set forth in Section 6.3.B of the Agreement and Section 4(d) hereof, and notwithstanding the provisions of Section 6.2 of the Agreement, any Liquidating Gains shall first be allocated to the holders of Eligible Units until the Economic Capital Account Balance of each such holder, to the extent attributable to such holder’s ownership of Eligible Units, is equal to

(i) the REIT Share Economic Target, multiplied by (ii) the number of such holder’s Eligible Units, it being understood that Liquidating Gains will be so allocated only to the extent each such Eligible Unit is eligible to be allocated Liquidating Gains. Except as otherwise provided in any LTIP Agreement, any such allocations shall be made among the holders of Eligible Units in proportion to the amounts eligible to be allocated to each under this Section 4(c). The parties agree that the intent of this Section 4(c) is to make the Capital Account balances of the holders of LTIP Units, to the extent attributable to their LTIP Units, economically equivalent (on a per-unit basis) to the Market Value of a REIT Share on the date as of which such special allocation pursuant to this Section 4(c) is being made, multiplied by the Conversion Factor, but only to the extent the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant LTIP Unit. The allocations set forth in this Section 4(c) shall be taken into account for determining the Capital Account of each Partner, including for purposes of Section 6.3.C of the Agreement.

(d)    Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after January 31, 2017 to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

5.	Distributions.

(a)    Operating Distributions. Except as otherwise provided in the Agreement or the relevant LTIP Agreement, holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon or pursuant to the liquidation of the Partnership) which may be made from time to time, in an amount per LTIP Unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Partnership Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate); provided, that if any LTIP Unit has a Sharing Percentage then in effect that is less than 100%, the holder of such LTIP Unit will only be entitled to receive such distributions in an amount equal to the product of the Sharing Percentage for such LTIP Unit and the amount that would otherwise be distributable with respect to such LTIP Unit pursuant to this Section 5(a).

(b)    Liquidating Distributions. Each holder of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon liquidation of the Partnership in an amount equal to the positive balance of such holder’s Capital Account as of the date of liquidation (after taking into account any allocations pursuant to the liquidation) to the extent attributable to the ownership of such LTIP Units as set forth in Section 13.2 of the Agreement.

(c)    Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner. Absent a contrary determination by the General Partner, the payment and record dates for distributions on LTIP Units shall be the same as the payment and record dates for the corresponding distribution on the Partnership Common Units. A holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in this Exhibit P and, in making distributions pursuant to Section 5.1 of the Agreement, the General Partner of the Partnership shall take into account the provisions of this Section 5.

6.	Redemption.

Holders of LTIP Units shall not be entitled to the Redemption right provided for in Section 8.6 of the Agreement, unless, until and to the extent such LTIP Units have been converted into Partnership Common Units.

7.	Conversion to Partnership Common Units.

(a)    A holder of LTIP Units that is a Qualifying Party shall have the right (the “Conversion Right”), at such holder’s option, at any time to convert all or a portion of such holder’s Vested LTIP Units into Partnership Common Units, taking into account all adjustments (if any) made pursuant to Section 8 hereof; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party that are not subject to the limitation on conversion under Section 7(b) hereof. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that when a Qualifying Party is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 7.

(b)    A Qualifying Party may convert Vested LTIP Units into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 8 hereof; provided, however, that in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Qualifying Party that is attributable to such Qualifying Party’s ownership of LTIP Units, divided by (y) the REIT Share Economic Target, in each case, determined as of a date on which satisfaction of the Redemption Threshold is being determined (the “Capital Account Limitation”). In order to exercise the Conversion Right, a Qualifying Party shall deliver a Conversion Notice to the Partnership not less than three (3) nor more than ten (10) days prior to the date of conversion (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third (3rd) Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1 of the Agreement. Each Qualifying Party

seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7 shall be free and clear of all liens. For purposes of the definition of “Twelve-Month Period” in the Agreement, any holder of LTIP Units that have been converted to Partnership Common Units shall be deemed to have acquired such Partnership Common Units when such LTIP Units were acquired. A holder of LTIP Units that is a Qualifying Party may deliver a Notice of Redemption pursuant to Section 8.6 of the Agreement relating to the Partnership Common Units to be received upon conversion of LTIP Units in advance of the Conversion Date; provided, however, that the Redemption of such Partnership Common Units shall not take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to enable a Qualifying Party that satisfies the Twelve-Month Period to effect a Redemption of the Partnership Common Units received upon conversion of Vested LTIP Units simultaneously with such conversion, with the further consequence that, if the Previous General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 8.6 of the Agreement by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can receive such REIT Shares simultaneously with the conversion of such Vested LTIP Units into Partnership Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

(c)    The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 8 hereof; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of the holder thereof pursuant to Section 7(b) hereof. In order to exercise its right of Forced Conversion, the Partnership shall deliver a written notice of such Forced Conversion (a “Forced Conversion Notice”) to the applicable holder of LTIP Units specifying the number of LTIP Units subject to the Forced Conversion, which notice shall be given not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1 of the Agreement.

(d)    A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice, or the Partnership has given a Forced Conversion Notice, shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 7 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(e)    For purposes of making future allocations under Section 4(c) hereof and applying the Capital Account Limitation, if any LTIP Units are converted into Partnership Common Units, the portion of the Economic Capital Account Balance of the holder of such LTIP

Units that is treated as attributable to such holder’s LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the REIT Share Economic Target, determined as of the relevant Conversion Date.

(f)    If the Partnership or the Previous General Partner shall be a party to any transaction (including without limitation a merger, consolidation, statutory exchange, sale of all or substantially all of the Partnership’s assets or other business combination or reorganization, but excluding any Adjustment Event, in each case, as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”)), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or the portion thereof attributable to the Partnership, as determined by the General Partner in good faith, or if applicable, at a value for the Partnership assets determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Partnership Common Units, assuming such holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction, the General Partner shall give prompt written notice to each holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford each holder of LTIP Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Partnership Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of Partnership Common Units would receive if such holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any LTIP Agreement, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 7(f) and to enter into an agreement with the successor or acquiring entity, as the case may be, for the benefit of any holder of LTIP Units that will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement, including this Exhibit P, for the benefit of the holder of LTIP Units.

(g)    No conversion of LTIP Units into Partnership Common Units may be made by a Person if, based on the advice of the Partnership’s counsel or accounting firm, the Partnership believes there is a material risk that such conversion could (i) result in the Partnership’s being treated as an association taxable as a corporation, (ii) adversely affect the ability of the Previous General Partner to continue to qualify as a REIT or subject the Previous General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or cause the Partnership to fail to qualify for a safe harbor from such treatment which the Partnership desires to preserve.

8.	Adjustments.

The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Partnership Common Units for conversion, distributions, allocations and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter (a) differences as a result of a Sharing Percentage that is less than 100%, (b) the special allocations pursuant to Section 4 hereof, or (c) differences between distributions to be made with respect to LTIP Units and Partnership Common Units pursuant to Section 13.2 of the Agreement and Section 5(b) hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Partnership Common Units due to insufficient special allocations pursuant to Section 4(c) hereof or related provisions. If an Adjustment Event (as defined below) occurs, then the General Partner shall take any action reasonably necessary, including any amendment to the Agreement or update Exhibit A to the Agreement adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, or (iii) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events,” and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, the Plan and by any other applicable Equity

Plan or other compensatory arrangement or incentive program pursuant to which LTIP Units are issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances. If an amendment is made to the Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment. Any adjustment to the number of outstanding LTIP Units pursuant to this Section 8 shall be binding on the Partnership and every Limited Partner.

9.	Status of Reacquired Units.

All LTIP Units that have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

10.	General.

The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the LTIP Units. Unless the General Partner determines otherwise, LTIP Units shall not be certificated.

11.	Voting Rights.

Limited Partners holding LTIP Units shall have the same voting rights as Limited Partners holding Partnership Common Units, with the LTIP Units voting together as a single class with the Partnership Common Units and having one vote per LTIP Unit, and holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter.

12.	Restrictions on Transfer.

Subject to the terms of any Vesting Agreement, LTIP Units are subject to the same restrictions on transfer, and the holders of LTIP Units shall be entitled to the same rights of transfer, as are applicable to Partnership Common Units as set forth in the Agreement.

13.	Section 83 Safe Harbor.

Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed Internal Revenue Service Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend the Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests Transferred in connection with the performance of services while such election remains in effect, and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend the Agreement to modify Article 6 of the Agreement to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in the Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

ANNEX I

TO EXHIBIT P

NOTICE OF CONVERSION OF LTIP UNITS

To:	AIMCO Properties, L.P.

c/o AIMCO-GP, Inc.

4582 South Ulster Street, Suite 1700

Denver, Colorado 80237

Attention: Investor Relations

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of LTIP Units in AIMCO Properties, L.P. (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Sixth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of [DATE OF SPIN-OFF], as it may be amended and supplemented from time to time (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the LTIP Units. The undersigned hereby represents, warrants, and agrees that: (i) the undersigned holder of LTIP Units has, and at the Conversion Date will have, good, marketable and unencumbered title to such LTIP Units, free and clear of the rights or interests of any other person or entity; (ii) the undersigned holder of LTIP Units has, and at the Conversion Date will have, the full right, power and authority to convert such LTIP Units as provided herein; and (iii) the undersigned holder of LTIP Units has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such conversion.

Name of Holder:

Dated:

Number of LTIP Units to be converted:

Conversion Date:

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

Medallion Guarantee:

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

P-I-1

EXHIBIT Q

PARTNERSHIP UNIT DESIGNATION OF

THE CLASS [—] PARTNERSHIP PREFERRED UNITS OF

AIMCO PROPERTIES, L.P.

1.	Number of Units and Designation.

A class of Partnership Preferred Units is hereby designated as “Class [●] Partnership Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be twenty (20).

2.	Definitions.

Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.

“Affiliate” of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Annual Distribution Rate” shall have the meaning set forth in Section 4 of this Partnership Unit Designation.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Change of Control” shall mean the occurrence of one or more of the following events: (a) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole, to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), (other than to the Partnership or its subsidiaries); (b) a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Units of the Partnership on a fully diluted basis; or (c) a “change of control” or similar event occurs under the terms of any other series of Partnership Units.

Notwithstanding the foregoing: (i) any holding company, all or substantially all of the assets of which are comprised of the Partnership or any 100% direct or indirect parent company of the Partnership, shall not itself be considered a “person” or “group”; (ii) the transfer of assets between or among the Partnership’s subsidiaries and the Partnership shall not itself constitute a Change of Control; (iii) the term “Change of Control” shall not include a merger or consolidation of the Partnership with or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of the Partnership’s assets to, an Affiliate incorporated or organized solely for the purpose of reorganizing the Partnership in another jurisdiction and/or into another type or form or entity and/or for the sole purpose of forming or collapsing a holding company structure; (iv) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement; and (v) the Spin-Off and any transactions related thereto, including any and all restructuring steps undertaken in connection therewith, shall not constitute a Change of Control.

“Class [●] Partnership Preferred Unit” shall have the meaning set forth in Section 1 of this Partnership Unit Designation.

“Distribution Payment Date” shall mean February 28, May 29, August 29, and November 29 of each year; provided, that if any Distribution Payment Date falls on any day other than a Business Day, the distribution payment payable on such Distribution Payment Date shall be paid on the Business Day immediately following such Distribution Payment Date and no interest shall accrue on such distribution from such date to such Distribution Payment Date.

“Distribution Periods” shall mean the Initial Distribution Period and each subsequent quarterly Distribution Period commencing on and including February 28, May 29, August 29, and November 29 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period, other than the Distribution Period during which any Class [●] Partnership Preferred Units shall be redeemed pursuant to Section 7 of this Partnership Unit Designation, which shall end on and include the Redemption Date with respect to the Class [●] Partnership Preferred Units being redeemed.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Initial Distribution Period” shall mean the period commencing on and including the Issue Date and ending on and including February 28, 2021.

“Issue Date” shall mean [Spin-Off Date], 2020.

“Junior Partnership Units” shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

“Liquidation Preference” shall mean one-hundred thousand dollars ($100,000) per Class [●] Partnership Preferred Unit.

“Parity Partnership Units” shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Record Date” shall have the meaning set forth in Section 4(a) of this Partnership Unit Designation.

“Redemption Date” shall mean, in the case of any redemption of any Class [●] Partnership Preferred Units, the date fixed for redemption of such units.

“Redemption Price” shall mean, with respect to Class [●] Partnership Preferred Unit to be redeemed, 100% of the Liquidation Preference thereof, plus (except as provided in Section 7(c) of this Partnership Unit Designation) all accumulated, accrued and unpaid distributions thereon, if any, to, but excluding, the Redemption Date.

“REIT” shall mean a “real estate investment trust,” as defined in Section 856 of the Code.

“Senior Partnership Units” shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions or other distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Partnership Units or any class or series of Parity Partnership Units are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Class [●] Partnership Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Spin-Off” shall mean the distribution by Apartment Investment and Management Company to the holders of Apartment Investment and Management Company’s common stock on a pro rata basis of substantially all of the outstanding shares of the Previous General Partner’s common stock.

3.	Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

(a)    prior or senior to the Class [●] Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class [●] Partnership Preferred Units (the partnership units being hereinafter referred to, collectively, as “Senior Partnership Units”);

(b)    on a parity with the Class [●] Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class [●] Partnership Preferred Units, if the holders of such class or series of partnership units and the Class [●] Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority of one over the other (the partnership units referred to in this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and

(c)    junior to the Class [●] Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of partnership units shall be Partnership Common Units or Class I High Performance Partnership Units or (ii) the holders of Class [●] Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units, and such class or series shall not, in either case, rank prior to the Class [●] Partnership Preferred Units (the partnership units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Partnership Units”).

4.	Quarterly Cash Distributions.

(a)    The holders of Class [●] Partnership Preferred Units shall be entitled to receive, if, when and as authorized and declared by the General Partner, out of funds legally available for that purpose, cash distributions on the Class [●] Partnership Preferred Units in an amount per unit equal to $8,500 per annum (the “Annual Distribution Rate”) (equivalent to a rate of 8.5% per annum of the Liquidation Preference), and no more; provided that the “Annual Distribution Rate” shall increase to (1) $9,000 per annum (equivalent to a rate of 9.0% per annum of the Liquidation Preference) beginning at the start of the 5th year after the date hereof, (2) $9,500 per annum (equivalent to a rate of 9.5% per annum of the Liquidation Preference) beginning at the start of the 6th year after the date hereof , (3) $10,000 per annum (equivalent to a rate of 10.0% per annum of the Liquidation Preference) beginning at the start of the 7th year after the date hereof, and (4) beginning at the start of the 7th year after the date hereof, and continuing at the start of each year after the date hereof thereafter through the start of the 27th year after the date hereof, an amount equal to the per annum amount in the prior year plus $250 (equivalent to an annual increase of 25 bps) (e.g., at the start of the 8th year after the date hereof the Annual Distribution Rate shall equal $10,250 per annum (equivalent to a rate of 10.25% per annum of the Liquidation Preference, and at the start of the 27th year after the date hereof, the Annual Distribution Rate shall equal $15,000 (equivalent to a rate of 15% per annum of the Liquidation Preference) (and, for the avoidance of doubt, the Annual Distribution Rate shall remain $15,000 per annum thereafter))). Such distributions (i) shall accrue and be cumulative from and including the Issue Date, whether or not in any Distribution Period or Periods (x) the Partnership has earnings, (y) such distributions shall be authorized and declared or (z) there shall be funds of the Partnership legally available for the payment of such distributions, and (ii) shall be payable in cash quarterly, if, when and as authorized and declared by the General Partner, in arrears on each Distribution Payment Date, commencing on February 28, 2021. Each such distribution shall be payable in arrears to the holders of record of the Class [●] Partnership Preferred Units, as they appear on the records of the Partnership at the close of business on February 15, May 15, August 15 or November 15 (each a “Record Date”), as the case may be, immediately preceding such Distribution Payment Date. Accumulated, accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the General Partner.

(b)    The amount of distributions payable per Class [●] Partnership Preferred Unit for each full Distribution Period shall be computed by dividing the Annual Distribution Rate by four (4). The amount of distributions payable per Class [●] Partnership Preferred Unit for the Initial Distribution Period, or any period shorter than a full Distribution Period, shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Class [●] Partnership Preferred Units shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Class [●] Partnership Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Class [●] Partnership Preferred Units that may be in arrears.

(c)    So long as any Class [●] Partnership Preferred Units are outstanding, except as described in the immediately following sentence, no distributions shall be authorized and declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property shall be authorized and declared or made, directly or indirectly, by the Partnership with respect to any class or series of Parity Partnership Units for any period unless distributions equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are authorized and declared and paid, or authorized and declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, on the Class [●] Partnership Preferred Units for all Distribution Periods terminating on or prior to the date such distribution or distribution is authorized and declared, paid, set apart for payment or made, as the case may be, with respect to such class or series of Parity Partnership Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions authorized and declared upon the Class [●] Partnership Preferred Units and all distributions authorized and declared upon any other class or series of Parity Partnership Units shall be authorized and declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Class [●] Partnership Preferred Units and accumulated, accrued and unpaid on such Parity Partnership Units.

(d)    So long as any Class [●] Partnership Preferred Units are outstanding, no distributions (other than distributions or distributions paid solely in Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units) shall be authorized and declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property shall be authorized and declared or made, directly or indirectly, by the Partnership with respect to any Junior Partnership Units, nor shall any Junior Partnership Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Partnership Common Units made for purposes of an employee incentive or benefit plan of the Previous General Partner or any subsidiary or as permitted under Article IV of the Articles of Amendment and Restatement for the Previous General Partner for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any units) directly or indirectly by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of Junior Partnership Units in respect thereof, directly or indirectly, by the Partnership unless, in each case, distributions equal to the full amount of all accumulated, accrued and unpaid distributions on all outstanding Class [●] Partnership Preferred Units and any other Parity Partnership Units shall have been authorized and declared and paid, or such distributions have been authorized and declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding Class [●] Partnership Preferred Units and any other Parity Partnership Units for all past dividend periods with respect to the Class [●] Partnership Preferred Units and all past Distribution Periods with respect to such Parity Partnership Units ending on or prior to the date such distribution or distribution is authorized and declared, paid, set apart for payment or made with respect to such Junior Partnership Units, or the date such Junior Partnership Units are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Partnership Units in respect thereof, as the case may be.

Notwithstanding the provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution or distribution on any Parity Partnership Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Previous General Partner as a REIT under Section 856 of the Code.

5.	Liquidation Preference.

(a)    In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution by the Partnership (whether of capital, surplus or otherwise) shall be made to or set apart for the holders of any Junior Partnership Units, the holders of Class [●] Partnership Preferred Units shall be entitled to receive, for each Class [●] Partnership Preferred Unit, the Liquidation Preference thereof, plus all accumulated, accrued and unpaid distributions thereon, if any, to, but excluding, the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class [●] Partnership Preferred Units have been paid the Liquidation Preference in full, plus all accumulated, accrued and unpaid distributions thereon, if any, to, but excluding, the date of final distribution to such holders, no payment will be made to any holder of Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, legally available for distribution among the holders of Class [●] Partnership Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other units of any class or series of Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Class [●] Partnership Preferred Units and any such other Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Class [●] Partnership Preferred Units and any such other Parity Partnership Units if all amounts payable thereon were paid in full. For the purposes of this Section 5, (i) a consolidation or merger of the Partnership with one or more entities, (ii) a sale or transfer of all or substantially all of the Partnership’s assets, and (iii) a statutory unit exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

(b)    Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of Class [●] Partnership Preferred Units and any Parity Partnership Units, as provided in Section 5(a) any series or class or classes of Junior Partnership Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class [●] Partnership Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

(c)    In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership) by distribution, redemption or other acquisition of units of the Partnership or otherwise is permitted under the Act, no effect shall be given to amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Partnership Units whose preferential rights upon dissolution are superior or prior to those receiving the distribution.

6.	Redemption.

(a)    Optional Redemption. The Partnership may, at its option, redeem Class [●] Partnership Preferred Units at any time on or after the fifth anniversary of the Issue Date (but not prior to such date), in whole, or from time to time in part, at a redemption price payable in cash equal to the Redemption Price applicable thereto.

(b)    Mandatory Redemption. Substantially concurrently with the occurrence of a Change of Control, the Partnership shall redeem all outstanding Class [●] Partnership Preferred Units at a redemption price payable in cash equal to the Redemption Price.

(c)    Anything herein to the contrary notwithstanding, and except as otherwise required by law, the Persons who are holders of record of Class [●] Partnership Preferred Units at the close of business on a Record Date will be entitled to receive the distribution payable on the corresponding Distribution Payment Date notwithstanding the redemption of those units after such Record Date and on or prior to such Distribution Payment Date or the default by the Partnership in the payment of the distribution due on that Distribution Payment Date, in which case the Redemption Price payable upon redemption of such Class [●] Partnership Preferred Units will not include such distribution, and the full amount of the distribution payable for the applicable Distribution Period shall instead be paid on such Distribution Payment Date to the holders of record at the close of business on such Record Date as aforesaid.

(d)    The Redemption Date shall be selected by the Partnership, and shall be specified in a notice of redemption which will be given not less than three (3) days nor more than sixty (60) days prior to the Redemption Date, to the holders of record of the Class [●]

Partnership Preferred Units to be redeemed at their addresses as they appear on the records of the Partnership. No failure to give such notice or any defect therein or in the giving thereof shall affect the validity of the proceedings for the redemption of any Class [●] Partnership Preferred Units except as to, and to the extent adversely affecting, any such holder to whom notice was defective or not given. Any notice given in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed or otherwise sent or given whether or not the holder receives the notice. Each notice shall state: (i) the Redemption Date; (ii) the number of Class [●] Partnership Preferred Units to be redeemed; (iii) the Redemption Price and whether or not accumulated, accrued and unpaid distributions will be payable as part of the Redemption Price, or payable on the next Distribution Payment Date to the Persons who were holders of record at the close of business on the relevant Record Date; (iv) the procedures that the holders of Class [●] Partnership Preferred Units must follow to receive payment of the Redemption Price; (v) that distributions on the units to be redeemed will cease to accumulate on such Redemption Date unless the Partnership fails to make available the funds necessary for such redemption; and (vi) whether such redemption is being made pursuant to Section 6(a) or Section 6(b). If fewer than all of the Class [●] Partnership Preferred Units held by any holder are to be redeemed, the notice given to such holder shall also specify the number of Class [●] Partnership Preferred Units to be redeemed from such holder.

(e)    If notice of redemption of any Class [●] Partnership Preferred Units has been given (unless the Partnership fails to make available the funds necessary for such redemption), then from and after the Redemption Date, distributions will cease to accumulate on such Class [●] Partnership Preferred Units, such Class [●] Partnership Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the Redemption Price payable upon redemption (and any distribution payable pursuant to Section 6(c)). The Partnership’s obligation to make available the funds necessary to effect a redemption in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Partnership shall irrevocably deposit in trust with a bank or trust company (which may not be an Affiliate of the Partnership) that has, or is an Affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption plus, if such Redemption Date occurs after any Record Date and on or prior to the related Distribution Payment Date, such amount of cash as is necessary to pay the distribution payable on such Distribution Payment Date in respect of such Class [●] Partnership Preferred Units called for redemption, with irrevocable instructions that such cash be applied to the redemption of the Class [●] Partnership Preferred Units so called for redemption and, if applicable, the payment of such distribution. No interest shall accrue for the benefit of the holders of Class [●] Partnership Preferred Units to be redeemed on any cash so set aside by the Partnership. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Partnership, after which reversion the holders of Class [●] Partnership Preferred Units so called for redemption shall look only to the general funds of the Partnership for the payment of such cash. In the event that any Redemption Date shall not be a Business Day, then payment of the Redemption Price payable upon redemption need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such Redemption Date and no interest, additional distributions or other sums shall accrue on the amount so payable for the period from and after such Redemption Date to such next succeeding Business Day. Solely in respect of any optional redemption pursuant to clause (a) above, if less than all of the outstanding Class [●] Partnership Preferred Units are to be redeemed, the Class [●] Partnership Preferred Units to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional units) or by lot.

(f)    Upon delivery of any Class [●] Partnership Preferred Units to be so redeemed, in accordance with the notice of redemption and the procedures of the depositary, such Class [●] Partnership Preferred Units shall be redeemed by the Partnership at the Redemption Price.

(g)    Unless full cumulative distributions for all past Distribution Periods on all outstanding Class [●] Partnership Preferred Units and for all past Distribution Periods on any other series or class of Parity Partnership Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no Class [●] Partnership Preferred Units or any Parity Partnership Units shall be redeemed unless all outstanding Class [●] Partnership Preferred Units are simultaneously redeemed, and (ii) the Partnership shall not purchase or otherwise acquire, directly or indirectly, any Class [●] Partnership Preferred Units or any Parity Partnership Units (except by conversion into or exchange for Junior Partnership Units); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Partnership of Class [●] Partnership Preferred Units or any Parity Partnership Units pursuant to Section 11 of this Partnership Unit Designation in order to preserve the qualification of the Previous General Partner as a REIT for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding Class [●] Partnership Preferred Units. Subject to the limitations set forth in this Partnership Unit Designation (including these terms of the Class [●] Partnership Preferred Units), the Partnership shall be entitled at any time and from time to time to repurchase Class [●] Partnership Preferred Units in open-market transactions, by tender or by private agreement, in each case, as duly authorized by the General Partner and effected in compliance with applicable laws.

7.	Conversion.

(a)    The Class [●] Partnership Preferred Units are not convertible into or exchangeable for any other property or securities of the Partnership.

8.	Status of Reacquired Units.

All Class [●] Partnership Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding, but may be issued by the General Partner from time to time in its discretion.

9.	Allocations of Income and Loss.

Subject to the terms of Section 5 hereof, for each taxable year, (i) each holder of Preferred Units will be allocated, to the extent possible, net income of the Partnership in an amount equal to the distributions made on such holder’s Preferred Units during such taxable year, and (ii) each holder of Preferred Units will be allocated its pro rata share, based on the portion of outstanding Preferred Units held by it, of any net loss of the Partnership that is not allocated to holders of Partnership Common Units or other interests in the Partnership.

10.       Voting Rights.

(a)    Holders of the Class [●] Partnership Preferred Units shall not have any voting rights either general or special, except as set forth in Section 10(b) below.

(b)    So long as any Class [●] Partnership Preferred Units are outstanding, in addition to any other vote or consent of stockholders required by law or by the Agreement, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Class [●] Partnership Preferred Units voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)    any amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, the Agreement, including this Preferred Unit Designation, whether by merger, consolidation or otherwise, that would materially and adversely affect the rights or preferences of the holders of the Class [●] Partnership Preferred Units; provided, however, that (x) the amendment of the provisions of the Agreement so as to authorize or create, or to increase or decrease the authorized amount of, or issue any Junior Partnership Units, Class [●] Partnership Preferred Units or any class of Parity Partnership Units, shall not be deemed to materially and adversely affect the rights or preferences of the holders of Class [●] Partnership Preferred Units; and (y) with respect to any such amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, the Agreement, including this Preferred Unit Designation, whether by merger, consolidation or otherwise, so long as the Class [●] Partnership Preferred Units remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such event, the Partnership may not be the surviving entity and such surviving entity may thereafter be the issuer of the Class [●] Partnership Preferred Units, the occurrence of any such event shall not be deemed to materially and adversely affect the voting powers, rights, or preferences of the Class [●] Partnership Preferred Units; or

(ii)    the authorization, creation of, increase in the authorized amount of, or issuance of any class or series of Senior Partnership Units or any security convertible into any class or series of Senior Partnership Units (whether or not such class or series of Senior Partnership Units is currently authorized);

provided, however, that no such vote of the holders of Class [●] Partnership Preferred Units shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Partnership Units or convertible or exchangeable security is to be made, as the case may be, provision is made for the redemption of all Class [●] Partnership Preferred Units at the time outstanding.

For purposes of the foregoing provisions and all other voting rights under this Preferred Unit Designation, each Class [●] Partnership Preferred Unit shall have one (1) vote per unit. Except as otherwise required by applicable law or as set forth herein or in the Agreement, the Class [●] Partnership Preferred Units shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

11.       Restrictions on Transfer.

The Class [●] Partnership Preferred Units constitutes Preferred Units, and Preferred Units constitutes the Partnership Units. Therefore, the Class [●] Partnership Preferred Units, being Partnership Units, is governed by and issued subject to all the limitations, terms and conditions of the Agreement applicable to Partnership Units generally. The foregoing sentence shall not be construed to limit the applicability to the Class [●] Partnership Preferred Units of any other term or provision of the Agreement.

12.       Maturity.

The Class [●] Partnership Preferred Units shall be perpetual unless redeemed or reacquired by the Partnership in accordance with this Preferred Unit Designation.

EXHIBIT R

PARTNERSHIP UNIT DESIGNATION OF

THE CLASS [—] PARTNERSHIP PREFERRED UNITS OF

AIMCO PROPERTIES, L.P.

1.         Number of Units and Designation. A class of Partnership Preferred Units is hereby designated as “Class [●] Partnership Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be two hundred and fifty (250).

2.         Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

“Class [●] Preferred Units” shall have the meaning set forth in Section 1 of this Preferred Unit Designation.

“Initial Issue Date” shall have the meaning set forth in Section 4(a) of this Preferred Unit Designation.

“Junior Partnership Units” shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

“Liquidation Preference” shall have the meaning set forth in Section 5(a) of this Preferred Unit Designation.

“Parity Partnership Units” shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

“Preferred Distribution Payment Date” shall have the meaning set forth in Section 4(a) of this Preferred Unit Designation.

“Preferred Distribution Period” shall have the meaning set forth in Section 4(a) of this Preferred Unit Designation.

“Preferred Distribution Record Date” shall have the meaning set forth in Section 4(a) of this Preferred Unit Designation.

“Redemption Date” shall have the meaning set forth in Section 6(a) of this Preferred Unit Designation.

“Redemption Premium” shall have the meaning set forth in Section 6(a) of this Preferred Unit Designation.

“Redemption Price” shall have the meaning set forth in Section 6(a) of this Preferred Unit Designation.

“Senior Partnership Units” shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

3.	Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

(a)    prior or senior to the Class [●] Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class [●] Partnership Preferred Units (the partnership units being hereinafter referred to, collectively, as “Senior Partnership Units”);

(b)    on a parity with the Class [●] Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Class [●] Partnership Preferred Units, if the holders of such class or series of partnership units and the Class [●] Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority of one over the other (the partnership units referred to in this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and

(c)    junior to the Class [●] Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of partnership units shall be Partnership Common Units or Class I High Performance Partnership Units or (ii) the holders of Class [●] Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units, and such class or series shall not, in either case, rank prior to the Class [●] Partnership Preferred Units (the partnership units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Partnership Units”).

4.	Distributions.

(a)    Each holder of the then outstanding Class [●] Preferred Units shall be entitled to receive cumulative preferential cash distributions, when and as authorized by the General Partner, out of funds legally available for the payment of distributions, at the rate of 12% per annum of the total of (i) $1,000 per Class [●] Preferred Unit plus (ii) any accumulated but unpaid distributions from past Preferred Distribution Payment Dates. Such distributions shall accumulate on a daily basis and be cumulative from the first date on which any Class [●] Preferred Units are issued (the “Initial Issue Date”), and shall be payable semi-annually in arrears on June 30 and December 31 of each year (each, a “Preferred Distribution Payment Date”); provided, however, that if any Preferred Distribution Payment Date is not a business day, the Preferred

Distribution Payment may be paid on the preceding business day or the following business day with the same force and effect as if paid on such Preferred Distribution Payment Date. Any distribution payable on the Class [●] Preferred Units for any partial Preferred Distribution Period (as defined below) will be computed on the basis of a 360-day year consisting of twelve 30-day months. The term “Preferred Distribution Period” shall mean, with respect to the first “Preferred Distribution Period,” the period from and including the Initial Issue Date to and including the first Preferred Distribution Payment Date, and with respect to each subsequent “Preferred Distribution Period,” the period from but excluding a Preferred Distribution Payment Date to and including the next succeeding Preferred Distribution Payment Date or other date as of which accumulated distributions are to be calculated. Distributions shall be paid to holders of record of the Class [●] Preferred Units as their names appear in the records of the Partnership at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Preferred Distribution Payment Date falls or on such other date designated by the General Partner of the Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Preferred Distribution Payment Date (each, a “Preferred Distribution Record Date”). Distributions in respect of any past Preferred Distribution Periods that are in arrears may be authorized and paid at any time to holders of record on the Preferred Distribution Record Date related to each such Preferred Distribution Period.

(b)    No distributions on the Class [●] Preferred Units shall be authorized by the General Partner of the Partnership or paid or set apart for payment by the Partnership at such time as the terms and provisions of any written agreement between the Partnership and any party that is not an affiliate of the Partnership, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. For purposes of this Partnership Unit Designation, “affiliate” shall mean any party that controls, is controlled by or is under common control with the Partnership.

(c)    Notwithstanding the foregoing, distributions on the Class [●] Preferred Units shall accumulate as of the Preferred Distribution Payment Date on which they first become payable whether or not the terms and provisions set forth in Section 4(b) hereof at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Furthermore, distributions will be authorized and paid when due in all events to the fullest extent permitted by law and, if revaluation of the Partnership or its assets would permit payment of distributions which would otherwise be prohibited, then such revaluation shall be done.

(d)    Unless full cumulative distributions on all outstanding Class [●] Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past Preferred Distribution Periods (such amounts not to include, for the avoidance of doubt, any amounts accumulating during the current Preferred Distribution Period), no distributions (other than in Partnership Units ranking junior to the Class [●] Preferred Units as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon any Partnership Units ranking junior to the Class [●] Preferred Units as to distributions or upon liquidation, nor shall any Partnership Units ranking junior to the Class [●] Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership (except by conversion into or exchange for other Partnership Units ranking junior to the Class [●] Preferred Units as to distributions and upon liquidation). Any distribution payment made on the Class [●] Preferred Units shall be first credited against the earliest accumulated but unpaid distribution due with respect to such units which remains payable.

(e)    When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Class [●] Preferred Units, all distributions authorized and paid upon the Class [●] Preferred Units shall be pro rata based on the number of Class [●] Preferred Units then outstanding.

(f)    Holders of the Class [●] Preferred Units shall not be entitled to any distribution, whether payable in cash, property or securities, in excess of the full cumulative distributions on the Class [●] Preferred Units as described above.

5.	Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of the Class [●] Preferred Units then outstanding are entitled to receive out of the assets of the Partnership legally available for distribution to its members or equity holders however denominated a liquidation preference equal to the sum of the following (collectively, the “Liquidation Preference”): (i) $1,000 per Class [●] Preferred Unit, (ii) all accumulated but unpaid distributions thereon through and including the date of payment, and (iii) if applicable, the Redemption Premium (as defined below) then in effect, before any distribution of assets is made to holders of any other class or series of Partnership Units that ranks junior to the Class [●] Preferred Units as to liquidation rights.

(b)    In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Partnership are insufficient to pay the full amount of the Liquidation Preference on all outstanding Class [●] Preferred Units, then the holders of the Class [●] Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)    After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of the Class [●] Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

(d)    Upon the Partnership’s provision of written notice as to the effective date of any such liquidation, dissolution or winding up of the Partnership, accompanied by a check or wire transfer of immediately available funds in the amount of the full Liquidation Preference to which each record holder of the Class [●] Preferred Units is entitled, the Class [●] Preferred Units shall no longer be deemed outstanding Partnership Units and all rights of the holders of the Class [●] Preferred Units will terminate.

(e)    The consolidation or merger of the Partnership with or into any other business enterprise or of any other business enterprise with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the assets or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

6.	Redemption.

(a)    Right of Optional Redemption. The Partnership, at its option, may redeem the Class [●] Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price (the “Redemption Price”) equal to $1,000 per Class [●] Preferred Unit, plus all accumulated and unpaid distributions thereon to and including the date fixed for redemption (except as provided in Section 6(c) below), plus a redemption premium per Class [●] Preferred Unit (each, a “Redemption Premium”) calculated as follows based on the date fixed for redemption (the “Redemption Date”):

Period	Redemption Premium
Issuance date until and including December 31, 2022	$50
Thereafter	0

If less than all of the outstanding Class [●] Preferred Units are to be redeemed, the Class [●] Preferred Units to be redeemed shall be selected by any equitable method determined by the Partnership provided that such method does not result in fractional units.

(b)    Limitations on Redemption. Unless full cumulative distributions on all of the Class [●] Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Preferred Distribution Periods (such amounts not to include, for the avoidance of doubt, any amounts accumulating during the current Preferred Distribution Period), no Class [●] Preferred Units shall be redeemed or otherwise acquired, directly or indirectly, by the Partnership unless all outstanding Class [●] Preferred Units are simultaneously redeemed or acquired, and the Partnership shall not purchase or otherwise acquire, directly or indirectly, any of the Class [●] Preferred Units (except by exchange for Partnership Units ranking junior to the Class [●] Preferred Units as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of the Class [●] Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Class [●] Preferred Units or any such purchase or acquisition made in order to ensure that the Previous General Partner remains qualified as a real estate investment trust (a “REIT”) within the meaning of section 856 of the Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes.

(c)    Rights to Distributions on Units Called for Redemption. Immediately prior to or upon any redemption of the Class [●] Preferred Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions to and including the Redemption Date, unless a Redemption Date falls after a Preferred Distribution Record Date and prior to the corresponding Preferred Distribution Payment Date, in which case, each holder of the Class [●] Preferred Units at the close of business on such Preferred Distribution Record Date shall be entitled to the distribution payable on such units on the corresponding Preferred Distribution Payment Date notwithstanding the redemption of such units before such Preferred Distribution Payment Date.

(d)    Procedures for Redemption.

(i)    Upon the Partnership’s provision of notice as to the Redemption Date, accompanied by payment in the amount of the full Redemption Price, plus a Redemption Premium, if any, through such effective date to which each record holder of the Class [●] Preferred Units is entitled, the Class [●] Preferred Units shall be redeemed and shall no longer be deemed outstanding Partnership Units and all rights of the holders of the Class [●] Preferred Units will terminate. No failure to give such notice or any defect therein or in the sending thereof shall affect the validity of the proceedings for the redemption of any of the Class [●] Preferred Units except as to the holder to whom notice was defective or not given.

(ii)    In addition to any information required by law or by the applicable rules of any exchange upon which the Class [●] Preferred Units may be listed or admitted to trading, such notice shall state: (A) the Redemption Date; (B) the Redemption Price; (C) the Redemption Premium, if any; (D) the number of Class [●] Preferred Units to be redeemed; and (E) that distributions on the Class [●] Preferred Units to be redeemed will cease to accumulate on such Redemption Date. If less than all of the Class [●] Preferred Units held by any holder are to be redeemed, the notice sent to such holder shall also specify the number of Class [●] Preferred Units held by such holder to be redeemed.

(iii)    If notice of redemption of any of the Class [●] Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Partnership for the benefit of the holders of any of the Class [●] Preferred Units so called for redemption, then, from and after the Redemption Date, distributions will cease to accumulate on such Class [●] Preferred Units, such Class [●] Preferred Units shall no longer be deemed outstanding and all rights of the holders of such Class [●] Preferred Units will terminate, except the right to receive the Redemption Price, and the Redemption Premium, if any.

(iv)    The deposit of funds with a bank or trust company for the purpose of redeeming the Class [●] Preferred Units shall be irrevocable except that:

(A)    The Partnership shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Class [●] Preferred Units redeemed shall have no claim to such interest or other earnings; and

(B)    Any balance of money so deposited by the Partnership and unclaimed by the holders of the Class [●] Preferred Units entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings thereon, to the Partnership, and after any such repayment, the holders of the Class [●] Preferred Units entitled to the funds so repaid to the Partnership shall look only to the Partnership for payment without interest or other earnings.

(e)    Status of Redeemed Units. Any Class [●] Preferred Units that shall at any time have been redeemed or otherwise acquired by the Partnership shall, after such redemption or acquisition, be deemed cancelled and no longer outstanding, but may be issued by the General Partner from time to time in its discretion.

7.         Conversion. The Class [●] Partnership Preferred Units are not convertible into or exchangeable for any other property or securities of the Partnership.

8.         Dissenters’ Rights. Holders of the Class [●] Preferred Units shall have no dissenters’ rights.

9.         Allocations of Income and Loss. Subject to the terms of Section 5 hereof, for each taxable year, (i) each holder of Preferred Units will be allocated, to the extent possible, net income of the Partnership in an amount equal to the distributions made on such holder’s Preferred Units during such taxable year, and (ii) each holder of Preferred Units will be allocated its pro rata share, based on the portion of outstanding Preferred Units held by it, of any net loss of the Partnership that is not allocated to holders of Partnership Common Units or other interests in the Partnership.

10.       Voting Rights. Except (a) as provided in this Section or (b) where a vote by class is required in the Agreement or by law, the holders of the Class [●] Preferred Units shall not be entitled to vote on any matter submitted to partners or equity holders of the Partnership however denominated for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Class [●] Preferred Units (excluding any Class [●] Preferred Units owned by any holder that is an affiliate of the, controlled by, or under common control with, the Partnership), voting as a separate class, shall be required for (a) authorization or issuance of any equity security of the Partnership senior to or on a parity with the Class [●] Preferred Units, (b) any amendment to the Agreement which has a material adverse effect on the rights and preferences of the Class [●] Preferred Units or which increases the number of authorized or issued Class [●] Preferred Units, or (c) any reclassification of the Class [●] Preferred Units.

11.       Notice. All notices to be given to the holders of the Class [●] Preferred Units shall be given by (i) mail, postage prepaid, (ii) overnight delivery courier service, (iii) facsimile transmission, (iv) electronic mail or (v) personal delivery, to the holders of record, addressed to the address or sent to the facsimile number shown by the records of the Partnership.

12.       Restriction on Ownership and Transfer. The Class [●] Preferred Units are freely transferable, subject to the following sentences of this Section 12. Transfers must be (i) pursuant to an effective registration statement under the Securities Act of 1933 simultaneously with registration of the Class [●] Preferred Units under Section 12 of the Securities Exchange Act of 1934; or (ii) in reliance upon an available exemption from the registration requirements of the Securities Act of 1933. Transfers under clauses (i) and (ii) shall be subject to the transferee agreeing to be bound by the same restrictions on transfer. Class [●] Preferred Units also are subject to the provisions of the Agreement applicable to Partnership Units generally, including, without limitation, any applicable restrictions on transfer set forth therein.